UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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SPX FLOW, Inc.
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13320 Ballantyne Corporate Place Charlotte, North Carolina 28277 Telephone: (704) 752-4400 Facsimile: (704) 752-4405	Marcus G. Michael President and Chief Executive Officer

March 28, 2019
Fellow Stockholders:
You are cordially invited to attend the SPX FLOW, Inc. (“SPX FLOW”) Annual Meeting of Stockholders on May 8, 2019 at 8:00 a.m. (Eastern Time), at the offices of SPX FLOW, 13320 Ballantyne Corporate Place, Charlotte, North Carolina, 28277.
All SPX FLOW stockholders of record at the close of business on March 15, 2019 are welcome to attend the Annual Meeting, but it is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to vote by telephone, mail, or over the internet as soon as possible.
Along with the other members of your Board of Directors, I look forward to personally greeting those stockholders who attend this year’s meeting. On behalf of the Board of Directors and our leadership team, I would like to express our appreciation for your continued interest in the business of SPX FLOW.
Sincerely,
Marcus G. Michael
President and Chief Executive Officer

13320 Ballantyne Corporate Place Charlotte, North Carolina 28277 Telephone: (704) 752-4400 Facsimile: (704) 752-4405
Notice of Annual Meeting of Stockholders

Meeting Date:	Wednesday, May 8, 2019
Time:	8:00 a.m. (Eastern Time)
Location:	13320 Ballantyne Corporate Place Charlotte, North Carolina 28277
THE PRINCIPAL BUSINESS OF THE ANNUAL MEETING WILL BE TO:

1.	Elect four directors for a two-year term;

2.	Conduct an advisory vote on the compensation of our named executive officers;

3.	Approve the amendment and restatement of the SPX FLOW, Inc. Stock Compensation Plan to increase the number of shares reserved for issuance thereunder by 2,000,000;

4.	Ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2019; and

5.	Transact any other business as may properly come before the meeting or any adjournment thereof.
You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record at the close of business on March 15, 2019. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.
This year, we are again electronically disseminating Annual Meeting materials to some of our stockholders, as permitted under the “Notice and Access” rules approved by the Securities and Exchange Commission. Stockholders for whom Notice and Access applies will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the internet. The Notice also provides instructions on how to obtain paper copies if preferred.
By Order of the Board of Directors,
Stephen A. Tsoris
Vice President, Secretary and General Counsel
Charlotte, North Carolina
March 28, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS:
The Notice of Annual Meeting, Proxy Statement and our 2018 Annual Report to Stockholders are available electronically at
http://www.edocumentview.com/FLOW

Table of Contents

Page
Questions and Answers	1
Proposal 1 - Election of Directors	5
Corporate Governance	9
Board Committees	12
Director Compensation	14
Director Compensation Table	15
Ownership of Common Stock	16
Section 16(a) Beneficial Ownership Reporting Compliance	18
Audit Committee Report	19
Executive Compensation	20
Compensation Discussion and Analysis	20
Compensation Committee Report	28
Summary Compensation Table for 2018	29
Grants of Plan-Based Awards in 2018	32
Outstanding Equity Awards at Fiscal Year-End 2018	33
Option Exercises and Stock Vested in 2018	35
Pension Benefits	35
Nonqualified Deferred Compensation in 2018	36
Potential Payments Upon Termination or Change-in-Control	38
Risk Analysis	43
CEO Pay Ratio	44
Equity Compensation Plan Information	45
Proposal 2 - Advisory Vote to Approve the Compensation of our Named Executive Officers	46
Proposal 3 - Approval of the Amendment and Restatement of the SPX Flow, Inc. Stock Compensation Plan to increase the number of shares reserved for issuance thereunder by 2,000,000	48
Proposal 4 - Ratification of the Appointment of Independent Public Accountants	57
Annual Report on Form 10-K	58
Appendix A - Amended and Restated SPX FLOW, Inc. Stock Compensation Plan	A-1

2019 Proxy Statement

i

Questions and Answers
Why am I receiving these materials?
We are mailing or making available these materials to you because we are soliciting your proxy to vote your shares in connection with the SPX FLOW, Inc. Annual Meeting of Stockholders, scheduled to take place on May 8, 2019, or at any adjournments or postponements of this meeting (the “Annual Meeting”). We are first mailing or making available to stockholders this proxy statement, our Annual Report to Stockholders for the year ended December 31, 2018 and related materials on or about March 28, 2019.
Are the Proxy Materials available electronically?
Our proxy statement and our fiscal 2018 Annual Report to Stockholders are also available at our website at http://www.spxflow.com. Additionally, and in accordance with Securities and Exchange Commission (“SEC”) rules, you may access our proxy statement at http://www.edocumentview.com/FLOW, which does not have “cookies” that identify visitors to the site.
Why did I receive a one-page Notice of Internet Availability of Proxy Materials rather than a full set of Proxy Materials?
SEC rules allow companies to provide stockholders with access to Proxy Materials over the internet rather than mailing the materials to stockholders. Accordingly, to conserve natural resources and reduce costs, we are sending many of our stockholders a Notice of Internet Availability of Proxy Materials. The Notice provides instructions for accessing our Proxy Materials on the website referred to in the Notice or for requesting printed copies of the Proxy Materials. The Notice also provides instructions for requesting the delivery of the Proxy Materials for future Annual Meetings in printed form.
How can I attend the Annual Meeting?
You may attend the Annual Meeting if you were an SPX FLOW stockholder of record as of the close of business on March 15, 2019 or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If you are a stockholder of record or hold your shares through the SPX Corporation or SPX FLOW 401(k) Plan, your name will be verified against the list of stockholders of record or plan participants on the record date prior to your being admitted to the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you should provide proof of beneficial ownership on the record date, such as a recent account statement showing your ownership, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.
What am I voting on?
We are soliciting your vote on:

1.	Election of four directors for a two-year term;

2.	An advisory resolution approving the compensation of our named executive officers (sometimes referred to as “Say on Pay”);

3.
Approval of the amendment and restatement of the SPX FLOW, Inc. Stock Compensation Plan (the “Stock Compensation Plan”) to increase the number of shares reserved for issuance thereunder by 2,000,000; and

4.	Ratifying the appointment of Deloitte & Touche LLP as our independent public accountants for 2019.
Who is entitled to vote?
Stockholders at the close of business on March 15, 2019 (the record date) are entitled to vote. On that date, there were 42,532,451 shares of SPX FLOW common stock outstanding.
How many votes do I have?
Each share of SPX FLOW common stock that you own on the record date entitles you to one vote.
Can I vote in person at the Annual Meeting?
Yes. If you were a stockholder on the record date, you can vote your shares of common stock in person at the Annual Meeting. If your shares are held through a broker, trustee or nominee, you may vote your shares in person only if you have a legal proxy from the entity that holds your shares giving you the right to vote the shares. A legal proxy is a written document from your brokerage firm, trustee or bank authorizing you to vote the shares it holds for you in its name. If you attend the meeting and vote your shares by ballot, your vote at the meeting will revoke any vote you submitted previously.

2019 Proxy Statement

Questions and Answers

Even if you currently plan to attend the Annual Meeting, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to attend the meeting.
How do I vote if I don’t attend the Annual Meeting?
If your shares are held through a broker, trustee or nominee, you may vote your shares before the meeting over the internet by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card you received or, if you received a voting instruction form from your brokerage firm, trustee, bank, or other similar entity by mail, by completing, signing, and returning the form you received. You should check your voting instruction form to see if telephone or internet voting is available to you.
If your shares are held in your name, you may vote your shares before the meeting over the internet by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card you received for that account.
If you received more than one Notice of Internet Availability of Proxy Materials or proxy card, this means you hold shares of our common stock in more than one account. You should complete, sign, date, and return each proxy card or vote all shares over the internet or by telephone for each of your accounts. If you vote over the internet or by telephone, you should not mail back the related proxy card.
How does discretionary voting authority apply?
If you sign, date and return your proxy card, your vote will be cast as you direct. If your proxy card does not indicate how you want to vote, you give authority to Marcus G. Michael and Jaime M. Easley to vote on the items discussed in these Proxy Materials and on any other matter properly brought at the Annual Meeting. In such a case, your vote will be cast:

•	FOR the election of the director nominees listed on the proxy card;

•	FOR the approval of the compensation of our named executive officers;

•	FOR the approval of the amendment and restatement of the Stock Compensation Plan to increase the number of shares reserved for issuance thereunder by 2,000,000;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent public accountants for 2019; and

•	FOR or AGAINST any other properly raised matters at the discretion of Messrs. Michael and Easley.
May I revoke my proxy?
You may revoke your proxy in one of four ways at any time before it is exercised:

1.	Notify our Corporate Secretary in writing before the Annual Meeting that you are revoking your proxy.

2.	Submit another proxy with a later date.

3.	Vote by telephone or internet after you have given your proxy.

4.	Vote in person at the Annual Meeting.
What constitutes a quorum?
The presence, in person or by proxy, of the holders of at least one-third of the total number of shares of SPX FLOW stock issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or internet, or if you attend the Annual Meeting.
Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by banks, brokers or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some or all of the proposals because that holder does not have voting authority and has not received voting instructions from you (so-called “broker non-votes”) are also considered “shares present” for purposes of determining whether a quorum exists. If you are a beneficial owner, these holders are permitted to vote your shares on the ratification of the appointment of our independent public accountants, even if they do not receive voting instructions from you.

2019 Proxy Statement

Questions and Answers

What vote is required to approve each proposal?

PROPOSAL	VOTE REQUIRED	BROKER DISCRETIONARY VOTING ALLOWED
Election of Directors	Majority of Votes Cast	No
Say on Pay		No
Approval of amendment and restatement of the Stock Compensation Plan		No
Ratification of Deloitte & Touche LLP as our independent public accountants for 2019	Majority of Shares Present or Represented by Proxy and Entitled to Vote	Yes
Other Proposals		No
A majority of votes cast means that the number of shares voted for a director or proposal must exceed the number of shares voted against that director or proposal, except that for the approval of the amendment and restatement of the Stock Compensation Plan it means the number of shares voted for the proposal must exceed the aggregate of the number of shares voted against the proposal or to abstain from voting on the proposal.
Our By-Laws provide that each director shall be elected by a majority of votes cast, provided that in a contested election, directors are elected by a plurality of the votes represented in person or by proxy at the meeting. An election is contested if the number of nominees exceeds the number of directors to be elected. Whether or not an election is contested is determined ten days in advance of the date we file our definitive proxy statement with the SEC. This year's election is uncontested. Accordingly, the majority vote standard will apply. In the event a resignation is triggered as a result of a director not receiving a majority vote, the Nominating and Governance Committee will consider the resignation and make a recommendation to the Board on whether to accept or reject it, or whether other action should be taken. The Board will consider the Committee’s recommendation and publicly disclose its decision and the rationale behind it in a Current Report on Form 8-K filed with the SEC within 90 days from the date of the certification of the election results.
Impact of Abstentions or Broker Non-Votes
An abstention is not considered as a share voted and will not impact the election of directors or the Say on Pay vote. However, an abstention will have the same effect as a vote against approval of the amendment and restatement of the Stock Compensation Plan. Since an abstention is considered a share present or represented by proxy and entitled to vote, as one less vote for approval it will have the effect of a vote against the ratification of our independent public accountants and other proposals that may be brought before the Annual Meeting.
The New York Stock Exchange (the “NYSE”) does not consider the election of directors, the Say on Pay vote, the proposed amendment and restatement of the Stock Compensation Plan or other matters relating to compensation to be routine. Unless the broker has received instructions from you, any broker holding shares for you will not have the ability to cast votes with respect to those proposals. It is important, therefore, that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to these matters is counted.
How do I recommend a director nominee?
Our By-Laws establish procedures for nominations by eligible stockholders of candidates for election as directors at an annual meeting and to have those nominees included in our proxy materials. A stockholder’s notice of intention to make such a proxy access nomination for the 2020 annual meeting of stockholders must be delivered to our Corporate Secretary at our address on the cover of this proxy statement between October 30, 2019 and November 29, 2019. For a candidate nominated for election as a director by stockholders to be included in our proxy materials, the nominating stockholders and the stockholder nominee must comply with, and otherwise satisfy the requirements of, our By-Laws, including the provisions of Section 1A of Article III.
If you wish to otherwise nominate a candidate for election as a director at the 2020 annual meeting of stockholders, our Corporate Secretary must receive your written nomination between December 10, 2019 and January 9, 2020. You should submit your proposal to our Corporate Secretary at our address on the cover of this proxy statement. For a nomination to be properly brought before the 2020 annual meeting, your notice of nomination must comply with, and otherwise satisfy the requirements of, our By-Laws, including the provisions of Section 8 of Article II and Section 1 of Article III.
How do I submit a stockholder proposal?
For a proposal to be included in our proxy statement for the 2020 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, you must submit it no later than November 29, 2019. Your proposal must be in writing and otherwise comply with the requirements of that rule. You should send your proposal to our Corporate Secretary at our address on the cover of this proxy statement.
You also may submit a proposal that you want to present at the 2020 annual meeting of stockholders but that you do not want included in our proxy materials (or that would not satisfy the requirements of Rule 14a-8). In order to present such a proposal at the 2020 annual meeting we

2019 Proxy Statement

Questions and Answers

must receive notice of the proposal in writing on or after December 10, 2019, but no later than January 9, 2020. For such a proposal to be properly brought before the 2020 annual meeting, your notice must comply with, and otherwise satisfy the requirements of, our By-Laws, including the provisions of Sections 1 and 8 of Article II.
Who pays to prepare, mail, and solicit the proxies?
We will pay all the costs of preparing, mailing and soliciting the proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the Proxy Materials to the beneficial owners of SPX FLOW common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing the Proxy Materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated. We also have retained D.F. King to assist us in soliciting your proxy and will pay them an estimated fee of $14,000 plus reasonable out-of-pocket expenses. D.F. King will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of SPX FLOW common stock. If so, we will supply them with additional copies of the Proxy Materials for distribution to the beneficial owners. We will also reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the Proxy Materials to the beneficial owners of SPX FLOW common stock.

2019 Proxy Statement

Proposal No. 1 — Election of Directors
Nine directors currently serve on our Board of Directors. At the Annual Meeting in 2018, the stockholders approved an amendment to the SPX FLOW certificate of incorporation to phase out the classification of the Board of Directors with classes serving staggered terms and the Company is implementing that amendment beginning this year. There are currently four directors in Class I with terms expiring at the 2019 Annual Meeting, two directors in Class II with terms expiring at the 2020 Annual Meeting, and three directors in Class III with terms expiring at the 2021 Annual Meeting.
On November 26, 2018, the Board of Directors adopted resolutions to expand the size of the Board to nine persons, increased the size of Class I and elected Ms. Suzanne B. Rowland as a Director to fill the vacancy created by the increase in the size of the Board.
At the Annual Meeting, you will be asked to elect four directors to Class I and five directors will continue to serve on the Board of Directors as described above. Consistent with the amendment to declassify the Board, the directors in Class I will be elected to serve for a term expiring at the 2021 annual meeting of stockholders (a two-year term rather than a three-year term). Subsequently, the directors in Class II, with terms expiring at the 2020 annual meeting of stockholders, will be elected to serve for a term expiring at the 2021 annual meeting of stockholders (a one-year term rather than a three-year term). Then, at the annual meeting of stockholders in 2021, the directors from Classes I, II and III will each be elected to serve for a term expiring at the 2022 annual meeting, and thereafter all directors will be elected for only one-year terms.
Upon the recommendation of the Nominating and Governance Committee of the Board of Directors, the Board of Directors has nominated Ms. Anne K. Altman, Mr. Patrick D. Campbell, Mr. Marcus G. Michael, and Ms. Suzanne Rowland for election as Class I directors to serve for a term expiring at the 2021 annual meeting of stockholders, until a qualified successor director has been elected, or until she or he resigns, retires or is removed by the stockholders for cause. Each of Ms. Altman, Mr. Campbell, Mr. Michael and. Ms. Rowland is a current SPX FLOW director.
Each nominee has agreed to tender, promptly following his or her election, an irrevocable resignation effective upon his or her failure to receive the required vote for re-election at the next meeting at which he or she would face re-election and the acceptance of such resignation by the Board of Directors, in accordance with our Corporate Governance Guidelines.
Your shares will be voted as you specify on the enclosed proxy card. If you do not specify how you want your shares voted, we will vote them FOR the election of each of Ms. Altman, Mr. Campbell, Mr. Michael and Ms. Rowland. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, your shares will be voted FOR that other person. The Board of Directors does not anticipate that any of the nominees will be unable to serve.

CLASS I NOMINEES TO SERVE UNTIL THE 2021 ANNUAL MEETING

Anne K. Altman
Anne K. Altman has served the technology industry for over three decades. Ms. Altman served as General Manager, US Federal and Government Industries at IBM Corporation from 2013 until 2016, General Manager IBM Global Public Sector from 2010 to 2013 and General Manager of the IBM Mainframe Platform Technology Business from 2008 to 2010. She began her career with IBM in 1981. Ms. Altman is also on the Board of Directors of Techflow, Inc. and MAXIMUS, Inc., positions she has held since July 2016 and January 2017, respectively. She was recently appointed as the Chairman of the Board of Directors of Siemens Government Technologies, Inc. She serves on the boards of the North Virginia Technology Council, the National Symphony Orchestra and George Mason University School of Business. Ms. Altman has served as a director of SPX FLOW, Inc. since its spin-off from SPX Corporation. Prior to that, she served on the board of directors of SPX Corporation, beginning in March 2015.

Ms. Altman brings extensive global business experience with specific background in government and information technology, including cybersecurity. Ms. Altman also contributes expertise in building relationships with government and regulatory agencies. Additionally, Ms. Altman offers valuable marketing, organizational management, and operational experience.

Age: 60 Director Since: 2015

2019 Proxy Statement

Proposal No. 1 — Election of Directors

Patrick D. Campbell
Patrick D. Campbell is the former Senior Vice President and Chief Financial Officer of 3M Company, a position he held from 2002 until his retirement in 2011. Prior to his tenure with 3M, Mr. Campbell was Vice President of International and Europe for General Motors Corporation, where he served in various finance functions during his 25 years with the company. Mr. Campbell is the non-executive Chairman of the Board of Newell Brands Inc. Mr. Campbell is also a director of Stanley Black & Decker and Herc Holdings. Mr. Campbell has served as a director of SPX FLOW, Inc. since its spin-off from SPX Corporation in 2015. Prior to that, he served on the board of directors of SPX Corporation, beginning in March 2014.

As the former Senior Vice President and Chief Financial Officer of 3M Company, Mr. Campbell has expert knowledge in finance. In addition to responsibilities for traditional finance functions at 3M, Mr. Campbell was also responsible for Mergers and Acquisitions and Information Technology, and offers significant expertise in each of those areas. Mr. Campbell’s broad range of experience at General Motors, including his role as Vice President and Chief Financial Officer, General Motors International Operations, gives Mr. Campbell a diverse and international knowledge base.

Age: 66 Director Since: 2015

Marcus G. Michael
Marcus G. Michael is President and Chief Executive Officer of SPX FLOW, Inc. Prior to that, he served as President of SPX FLOW Food and Beverage and under his leadership the business significantly improved its customer relationships, market position and operational execution. He joined the Board of Directors of SPX FLOW, Inc. in January 2016. Previously, he was President of SPX Flow Technology’s EMEA region and he also held senior positions at SPX Cooling Technologies as President of the global evaporative and dry cooling businesses. Prior to joining SPX Corporation in 2003, Mr. Michael held positions at General Electric and TDK Corporation. He earned a B.S. in accounting and finance from the University of North Alabama.

Mr. Michael has extensive experience with global markets, managing large project businesses and operations across EMEA. Mr. Michael brings a strong operating background to our Board and, as the only member of SPX FLOW management to serve on the Board, also contributes a level of understanding of our company not easily attainable by an outside director.

Age: 55 Director Since: 2016

Suzanne B. Rowland
Suzanne B. Rowland is the Group Vice President, Industrial Specialties at Ashland Global Holdings, Inc., a publicly traded specialty chemicals company serving customers in a wide range of consumer and industrial markets. She joined the Board of Directors at SPX FLOW in November 2018. She is also a member of the Board of Directors at L.B. Foster Company, a role she began in May 2008, and serves as their Chair of the Nomination and Governance Committee and as a member of the Audit Committee. Previously, Ms. Rowland held senior executive positions at Tyco International and Rohm and Haas Company. Her educational background includes a Bachelor of Science in Engineering from the University of Pennsylvania and a Masters of Science from the London Business School.

Ms. Rowland brings extensive operational and commercial leadership experience in the industrial and global material markets. Her knowledge in leading global operations and broad strategy experience also makes her a valuable addition to our Board.

Age: 57 Director Since: 2018

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES

2019 Proxy Statement

Proposal No. 1 — Election of Directors

CLASS II DIRECTORS WITH TERMS EXPIRING AT THE 2020 ANNUAL MEETING

Robert F. Hull, Jr.
Robert F. Hull, Jr. is the Chairman of the Board of SPX FLOW, Inc. and the former Chief Financial Officer of Lowe's Companies, Inc. Mr. Hull joined Lowe’s in 1999 as Vice President of Financial Planning and Analysis and later served as Chief Financial Officer from 2003 until his retirement in 2017. Mr. Hull has served as a director of SPX FLOW, Inc. since its spin-off from SPX Corporation in 2015 and as Chairman since May 2017. Prior to that, he served on the board of directors of SPX Corporation, beginning in August 2014. Mr. Hull also served on the Board of Bojangles’ Restaurants, Inc. and was a member of the Board of Trustees of the University of North Carolina at Charlotte from 2005 to 2015. Mr. Hull is the Founder and Chief Executive Officer of Integrity Strategic Solutions.

Mr. Hull brings extensive financial expertise, including deep knowledge and expertise with financial statement analysis, corporate finance, tax matters, and investor relations.  He also offers experience in analytics, supply chain efficiencies, procurement as well as mergers and acquisitions.

Age: 54 Director Since: 2015

David V. Singer
David V. Singer is the former Chief Executive Officer of Snyder’s-Lance, Inc., a manufacturer and marketer of snack foods throughout the United States and internationally. Mr. Singer served as CEO and a Director of Snyder’s-Lance from its formation in 2010 until his retirement in 2013. Mr. Singer was the President and CEO of Lance, Inc. from 2005 until its merger with Snyder’s of Hanover, Inc. in 2010. Mr. Singer also served as a director of Lance from 2003 until the merger with Snyder’s. Beginning in 2005, Mr. Singer led a decisive turnaround at Lance, overhauling supply chain, sales, marketing and distribution. In late 2010, he guided Lance’s merger with Snyder’s. Mr. Singer previously served as Chief Financial Officer of Charlotte-based Coca-Cola Bottling Co. Consolidated, a beverage manufacturer and distributor, from 2001 to 2005. Mr. Singer is also a director of Flowers Foods, Inc., Brunswick Corporation, and Hanesbrands, Inc. Mr. Singer has served as a director of SPX FLOW, Inc. since its spin-off from SPX Corporation in 2015. Prior to that, he served on the board of directors of SPX Corporation, beginning in January 2013.

Mr. Singer brings extensive board governance, management and financial experience to the Board as well as significant knowledge of the food and beverage industries, one of our key markets. He also offers experience in corporate finance and mergers and acquisition expertise.

Age: 63 Director Since: 2015

CLASS III DIRECTORS WITH TERMS EXPIRING AT THE 2021 ANNUAL MEETING

Majdi B. Abulaban
Majdi B. Abulaban is the Senior Vice President of Global Signal & Power Solutions at Aptiv PLC, a technology company that develops safer, greener and more connected solutions for a diverse array of global customers. Formerly known as Delphi Automotive, Aptiv emerged from the completion of Delphi Automotive PLC's spin-off of its Powertrain segment. Aptiv has 147,000 employees and operates 14 technical centers, as well as manufacturing sites and customer support centers, in 45 countries. Mr. Abulaban was previously the President, Asia-Pacific for Delphi, and has held various business unit leadership positions with Delphi in China, Singapore and the United States. His educational background includes a Bachelor in Mechanical Engineering from the University of Pittsburgh and a Master of Business Administration from the Weatherhead School of Management at Case Western Reserve University.

Mr. Abulaban brings significant operational, commercial and transactional experience to the Board. He has deep experience conducting global operations, with an emphasis on China and Asia-Pacific, and has led business transformation across multiple products and geographies to create substantial customer and shareholder value.

Age: 56 Director Since: 2018

2019 Proxy Statement

Proposal No. 1 — Election of Directors

Emerson U. Fullwood
Emerson U. Fullwood is the retired Corporate Vice President of Xerox Corporation, a position to which he was named in 1996. In 2004, he assumed the role and responsibilities of Executive Chief of Staff and Marketing Officer for Xerox North America. Previous positions held by Mr. Fullwood at Xerox were President of the Xerox Worldwide Channels Group, President of Latin America, Executive Chief Staff Officer of Developing Markets, and President of Worldwide Customer Services. Previously, Mr. Fullwood held several executive and general management leadership positions with Xerox. Mr. Fullwood serves as a director of The Vanguard Group and Vanguard Funds, as well as of the University of Rochester Medical Center, North Carolina A&T State University, Roberts Wesleyan College, the United Way of Rochester, the Rochester Boy Scouts of America, Monroe Community College Foundation, the Urban League and Colgate Rochester Crozier Divinity School. Mr. Fullwood has served as a director of SPX FLOW, Inc. since its spin-off from SPX Corporation in 2015. Prior to that, he served on the board of directors of SPX Corporation, beginning in 1998, and was a director of General Signal Corporation prior to SPX Corporation’s acquisition of that company.

Mr. Fullwood is our longest-serving Board member, when considering his service with SPX Corporation prior to our spin-off, and offers the perspective and deep understanding of our business accumulated over years of service on our Board. Mr. Fullwood has extensive and varied experience, gained in senior positions held over his many years of service with Xerox Corporation. Of particular value is his experience and perspective in marketing, including experience gained as Executive Chief of Staff and Marketing Officer for Xerox North America.

Age: 71 Director Since: 2015

Terry S. Lisenby
Terry S. Lisenby is the retired Chief Financial Officer, Treasurer and Executive Vice President of Nucor Corporation, a steel manufacturing company. Mr. Lisenby held this position from 2000 until the end of 2009. He previously served as a Vice President and Corporate Controller of Nucor from 1991 to 1999. Mr. Lisenby began his career with Nucor as Corporate Controller in 1985. Mr. Lisenby has served as a director of SPX FLOW, Inc. since its spin-off from SPX Corporation in 2015. Prior to that, he served on the board of directors of SPX Corporation, beginning in January 2011.

Mr. Lisenby contributes a strong understanding of finance and accounting to our Board. In addition, Mr. Lisenby brings an extensive manufacturing and operations background, with expertise in supply chain management. Mr. Lisenby also provides valuable expertise in mergers and acquisitions and integration of new acquisitions.

Age: 67 Director Since: 2015

2019 Proxy Statement

Corporate Governance
CORPORATE GOVERNANCE GUIDELINES
As part of its ongoing commitment to good corporate governance, the Board of Directors has codified its corporate governance practices into a set of Corporate Governance Guidelines. These guidelines assist the Board of Directors in the exercise of its responsibilities and may be amended by the Board of Directors from time to time. Our Corporate Governance Guidelines comply with the applicable requirements of the listing standards of the NYSE and are available on our website (www.spxflow.com) under the heading “Investor Relations—Corporate Governance.”
CODE OF BUSINESS CONDUCT
We have adopted a Code of Business Conduct that applies to all our directors, officers and employees, including our CEO and senior financial and accounting officers. Our Code of Business Conduct requires each director, officer and employee to avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the best interest of our company and our stockholders. In addition, our Code of Business Conduct acknowledges special ethical obligations for financial reporting. The Code of Business Conduct meets the requirements of a code of business conduct and ethics under the listing standards of the NYSE and the requirement of a “Code of Ethics” as defined in the rules of the SEC. We maintain a current copy of our Code of Business Conduct, and will promptly post any amendments to or waivers of our Code of Business Conduct regarding our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our website (www.spxflow.com) under the heading “Investor Relations—Corporate Governance—Commitment to Compliance.”
DIRECTOR INDEPENDENCE
Our Corporate Governance Guidelines require that a substantial majority of the Board of Directors meet the independence requirements of the listing standards of the NYSE. Our Board of Directors reviews, at least annually, whether each of our directors is independent. The Board of Directors has adopted categorical Independence Standards to help guide it in this process. Our Independence Standards are available on our website (www.spxflow.com), under the heading “Investor Relations—Corporate Governance.” Members of the Audit Committee, Compensation Committee and Nominating and Governance Committee must meet all applicable independence tests of the NYSE and SEC. Based on its most recent annual review, the Board of Directors has concluded that Mr. Abulaban, Ms. Altman, Mr. Campbell, Mr. Fullwood, Mr. Hull, Mr. Lisenby, Ms. Rowland and Mr. Singer are independent as defined in our Independence Standards and the listing standards of the NYSE. The Board of Directors has concluded that Mr. Michael, our President and Chief Executive Officer, is not independent as defined in our Independence Standards and the listing standards of the NYSE.
The non-employee members of the Board of Directors meet in executive session without management at least at every regularly scheduled Board meeting. In addition, the non-employee members of the Board of Directors meet in executive session with the CEO and such other management as the Board of Directors deems appropriate on a regular basis. Meetings of independent directors are chaired by the Chairman of the Board, Mr. Hull.
CHARITABLE CONTRIBUTIONS
It is the policy of the Board of Directors that no officer or director shall solicit contributions for charities from other officers or directors or directly from SPX FLOW if the director or officer soliciting the contributions personally controls the charity. In addition, no officer or director shall solicit contributions from other officers or directors for charities controlled by SPX FLOW.
From time to time, SPX FLOW may make contributions to charitable organizations for which a member of our Board of Directors or one of our executive officers serves as a director or officer. No contributions in 2018 exceeded the greater of (a) $1 million or (b) 2% of the charitable organization’s consolidated gross revenues.
RISK OVERSIGHT
The full Board exercises risk oversight at SPX FLOW. Committees take the lead in discrete areas of risk oversight when appropriate. For example, the Audit Committee is primarily responsible for risk oversight relating to financial statements, the Compensation Committee is primarily responsible for risk oversight relating to executive compensation, and the Nominating and Governance Committee is primarily responsible for risk oversight relating to corporate governance. Committees report to the Board on risk management matters.
Management presents to the full Board its view of the top risks facing SPX FLOW in a dedicated “enterprise risk management” presentation at least once a year. Matters such as risk appetite and management of risk are also discussed at this meeting. In addition, risk is explicitly addressed in a wide range of Board discussions, including those relating to end market or business unit activities, cybersecurity, specific corporate functions (such as treasury, intellectual property, tax, etc.), and consideration of extraordinary transactions. As part of these discussions, our directors ask questions, offer insights, and challenge management to continually improve the Company's risk assessment and management. The Board has full access to management, as well as the ability to engage advisors, in order to assist in its risk oversight role.

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Corporate Governance

We have conducted an in-depth review of the risks associated with our incentive-based agreements and practices and determined that the risks were in line with our risk appetite.
See “Executive Compensation -- Risk Analysis” for further discussion.
COMMUNICATIONS WITH DIRECTORS
Interested parties may communicate with any of our non-employee directors by writing to the director, in care of our Corporate Secretary, at the address shown on the cover of this proxy statement. In accordance with the policy adopted by our non-employee directors, our Corporate Secretary will promptly relay to the addressee all communications that he determines require prompt attention by a non-employee director and will regularly provide the non-employee directors with a summary of all substantive communications.
BOARD QUALIFICATIONS AND DIVERSITY
The Nominating and Governance Committee selects individuals as director nominees based on their business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand our business, absence of conflicts of interest, and willingness to devote the necessary time to Board duties. Neither the Board nor the Nominating and Governance Committee has set minimum requirements with respect to age, education or years of business experience or set specific required skill sets for directors, but each does require that each director has a proven record of success and leadership. The Nominating and Governance Committee seeks to structure the Board of Directors such that it consists of a diverse group of individuals, each with a unique combination of skills, experience, and background. The Nominating and Governance Committee has no set diversity policy or targets, but places what it believes to be appropriate emphasis on certain skills, experience, or background that it determines add or would add value to our Board. Knowledge of our industry and strategic perspective, as well as accounting expertise and experience on other Boards, are examples of attributes that our Board and the Nominating and Governance Committee consider to be key. The Nominating and Governance Committee also considers effective interaction among Board members and between the Board of Directors and management to be crucial factors in considering individuals for nomination.
BOARD’S CONSIDERATION OF DIRECTOR NOMINEES
The Nominating and Governance Committee is responsible for proposing director nominees and will consider director nominee recommendations offered by stockholders in accordance with our By-Laws. At such times as the Board of Directors and the Nominating and Governance Committee determine there is a need to add or replace a director, the Nominating and Governance Committee identifies director candidates through references by its members, other directors, management, or outside search firms, if appropriate.
In considering individuals for nomination, the Nominating and Governance Committee consults with our Chairman and our President and CEO. A director’s qualifications in meeting the criteria discussed above under “Board Qualifications and Diversity” are considered at least each time the director is re-nominated for Board membership. The Committee applies the same process and standards to the evaluation of each potential director nominee, regardless of whether he or she is recommended by one or more stockholders or is identified by some other method. Ms. Rowland, who joined the Board of Directors in November 2018, was recommended to the Nominating and Governance Committee by a third-party search firm.
Once the Nominating and Governance Committee identifies a director candidate, directors and members of management interview the candidate. Following that process, the Committee and the Board of Directors determine whether to nominate the candidate for election at an annual meeting of stockholders or, if applicable, to appoint the candidate as a director. Any such nomination or appointment is subject to acceptance by the candidate. Our By-Laws require that any director appointed to the Board of Directors other than at an annual meeting of stockholders be submitted for election by our stockholders at the next annual meeting.
DIRECTOR ELECTION
In uncontested elections, we elect directors by majority vote. Under this majority vote standard, each director must be elected by a majority of the votes cast with respect to that director, meaning that the number of shares voted “for” a director exceeds the number of shares voted “against” that director. In a contested election, directors are elected by a plurality of the votes represented in person or by proxy at the meeting. An election is contested if the number of nominees exceeds the number of directors to be elected. Whether or not an election is contested is determined ten days in advance of the date we file our definitive proxy statement with the SEC. This year’s election is uncontested. Accordingly, the majority vote standard will apply.
If a nominee already serving as a director is not elected at an annual meeting, Delaware law provides that the director will continue to serve on the Board as a “holdover director” until his or her successor is elected. Our Nominating and Governance Committee, however, has established procedures requiring directors to tender to the Board advance resignations. As set forth in our Corporate Governance Guidelines, the Board will nominate for election or re-election as a director only candidates who agree to tender, promptly following each annual meeting of stockholders at which they are elected or re-elected as a director, irrevocable resignations that will be effective only if (1) the director fails to receive a sufficient number of votes for re-election at the next annual meeting of stockholders at which he or she faces re-election and (2) the Board accepts the

2019 Proxy Statement

Corporate Governance

resignation. In addition, the Board will fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors in accordance with this provision.
In the event a resignation is triggered as a result of a director not receiving a majority vote, the Nominating and Governance Committee will consider the resignation and make a recommendation to the Board on whether to accept or reject it, or whether other action should be taken. The Board will consider the Committee’s recommendation and publicly disclose its decision and the rationale behind it in a Current Report on Form 8-K filed with the SEC within 90 days from the date of the certification of the election results.
ATTENDANCE AT ANNUAL MEETING
It is our policy to invite all members of our Board of Directors to attend our Annual Meeting. All of our directors than in office attended our 2018 annual meeting of stockholders, and we expect all of our directors to attend the 2019 Annual Meeting.
COMPENSATION ADVISOR
The Compensation Committee has retained Pearl Meyer as its sole independent compensation advisor. Pearl Meyer does not provide any services to our company other than advice to and services for the Compensation Committee relating to compensation of all executives and the Nominating and Governance Committee relating to compensation of our non-employee directors. The independent compensation advisor may provide other consulting services to SPX FLOW, with approval from the Compensation Committee or the Nominating and Governance Committee. The Compensation Committee reviews services provided by its independent compensation advisor on at least an annual basis.
The independent compensation advisor:

•	assesses data relating to executive pay levels and structure;

•	works with management on recommendations of compensation amounts and structure for all executive officers and directors other than the President and CEO;

•	presents to the Compensation Committee recommendations on compensation amounts and structure for the President and CEO;

•	presents to the Nominating and Governance Committee recommendations on compensation amounts and structure for the non-employee directors;

•	reviews and comments on management’s recommendations relating to executive officer compensation;

•	recommends the list of peer companies against which we benchmark our executive officer and director compensation for approval by the Compensation Committee;

•	reviews proxy statement disclosures; and

•	advises the committees on regulatory, best practice, and other developments in the area of executive and director compensation.
The Compensation Committee has directed the independent compensation advisor to collaborate with management, including our human resources function, to obtain data, clarify information, and review preliminary recommendations prior to the time they are shared with the relevant Committee.
The Compensation Committee has considered the independence of Pearl Meyer in light of SEC rules and NYSE listing standards. The Compensation Committee requested and received a letter from Pearl Meyer addressing Pearl Meyer and the senior advisor involved in the engagement’s independence, including the following factors: (1) other services provided to us; (2) fees paid by us as a percentage of Pearl Meyer’s total revenue; (3) policies or procedures maintained by Pearl Meyer that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisor and a member of the Compensation Committee; (5) any company stock owned by the senior advisor; and (6) any business or personal relationships between our executive officers and the senior advisor. The Compensation Committee discussed these considerations and concluded that the work performed by Pearl Meyer and Pearl Meyer’s senior advisor involved in the engagement did not raise any conflict of interest, and that Pearl Meyer provides objective and competent advice. The following protocols are designed to help ensure objectivity:

•	The advisor reports directly to the Compensation Committee or, in the case of matters relating to non-employee director compensation, to the Nominating and Governance Committee;

•	Only the Compensation Committee and the Nominating and Governance Committee have the authority to retain or terminate the advisor with respect to services provided to the relevant committee; and

•	The advisor meets as needed with Compensation Committee members, outside the presence of management.

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Corporate Governance

RELATED-PARTY TRANSACTIONS
Pursuant to its charter and a written related-party policy, the Audit Committee is charged with reviewing and approving any related-party transactions. A related-party transaction is a transaction involving SPX FLOW and any of the following persons: a director, director nominee or executive officer of SPX FLOW or an immediate family member or person sharing the household of any of these persons; a holder of more than 5% of SPX FLOW common stock; and certain other parties with relationships with SPX FLOW. When considering a transaction, the Audit Committee is required to review all relevant factors, including whether the transaction is in the best interest of our company, our company’s rationale for entering into the transaction, alternatives to the transaction, whether the transaction is on terms at least as fair to our company as would be the case were the transaction entered into with an unrelated third party, potential for an actual or apparent conflict of interest, and the extent of the related party’s interest in the transaction. Our legal staff is primarily responsible for the development and implementation of procedures and controls to obtain information from our directors and officers relating to related-party transactions and then determining, based on the facts and circumstances, whether we or a related party has a direct or indirect material interest in the transaction.
In the course of the Board of Directors’ determination regarding the independence of each of the non-employee directors, the Nominating and Governance Committee and Audit Committee considered any relevant transactions, relationships or arrangements. No member of our Board or management was aware of any transactions that would be required to be disclosed in this section.
BOARD LEADERSHIP STRUCTURE
Our Board has no fixed policy or position on whether the roles of Chairman and Chief Executive Officer should be separate or combined, but rather makes leadership structure decisions in consideration of then‑current circumstances. Currently, Marcus G. Michael is our President and CEO, and Robert F. Hull, Jr. is the Chairman of our Board.
We believe the leadership structure outlined above is best for our company and our stockholders at this time. We believe there is good communication between management and non-employee directors, and that our outside directors are able to carry out their oversight responsibilities effectively.
BOARD COMMITTEES
The Board of Directors met five (5) times during 2018. The Board of Directors currently has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. Each current director attended at least 75% of the meetings of the Board of Directors and of the committees on which he or she served in 2018 during the period of his or her service. Each committee has adopted a charter that specifies the composition and responsibilities of the committee. Each committee charter is posted on our website (www.spxflow.com) under the heading “Investor Relations—Corporate Governance.”
The Board operates with a “committees of the whole” structure with each independent director serving on each of these committees. Accordingly, each of Ms. Altman and Ms. Rowland and Messrs. Abulaban, Campbell, Fullwood, Hull, Lisenby and Singer served on each of these committees. The table below lists the current chair and 2018 meeting information for each of the Board's Committees.

	Audit	Compensation	Nominating and
Name	Committee	Committee	Governance Committee
Chair	Patrick D. Campbell	Emerson U. Fullwood	Anne K. Altman
Number of Meetings	7	5	5
*Effective November 1, 2018, Mr. Campbell was appointed Chair of the Audit Committee, succeeding Mr. Lisenby, and Ms. Altman was appointed Chair of the Nominating & Governance Committee, succeeding Mr. Campbell.

2019 Proxy Statement

Corporate Governance

AUDIT COMMITTEE

Membership:
The Board of Directors has determined that each member of the Audit Committee is independent in accordance with our Audit Committee charter and our Corporate Governance Guidelines and Independence Standards, as well as the rules of the SEC and the listing standards of the NYSE. In addition, the Board of Directors has determined that each member of the Committee has a working familiarity with basic finance and accounting practices, including the ability to read and understand financial statements. Finally, the Board of Directors has determined that each of Messrs. Hull, Lisenby, Campbell and Singer is an “audit committee financial expert” under the rules of the SEC and has accounting and/or related financial management expertise, as required by the listing standards of the NYSE.

Function:
The Audit Committee is responsible for ensuring the integrity of the financial information reported by our company. The Committee appoints the independent auditors, approves the scope of audits performed by them and by the internal audit staff, and reviews the results of those audits. The Committee also meets with management, the independent auditors and the internal audit staff to review audit and non-audit results, as well as financial, cybersecurity, accounting and internal control matters. Additional information on the Committee and its activities is set forth in the Audit Committee Report on p. 19.

COMPENSATION COMMITTEE

Membership:
The Board of Directors has determined that each member of the Compensation Committee is independent in accordance with our Compensation Committee charter, Corporate Governance Guidelines and Independence Standards, as well as the rules of the SEC and the listing standards of the NYSE. In addition, the Board of Directors has determined that each member of the Committee meets the “non-employee director” requirements as defined under Section 16 of the Securities Exchange Act of 1934, as amended.

Function:
The Committee sets the compensation program for our executive officers, including executive employment agreements, restricted stock and restricted stock unit grants and other awards. The Committee receives input regarding compensation for all officers including proposed compensation, from its independent compensation advisor, as well as from our CEO for his direct reports. The Committee has delegated to our CEO the authority to issue up to an aggregate of 75,000 restricted shares or restricted stock units annually to persons other than officers subject to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended.

The Committee has the authority under its charter to retain, terminate and set fees and retention terms for such compensation advisors or other outside advisors as it deems necessary or appropriate in its sole discretion. The Committee reviews outside advisors and consultants on at least an annual basis to determine objectivity and review performance, including a review of the total fees paid to such advisors or consultants. The Committee has retained Pearl Meyer as its independent compensation advisor.

Additional information on the Committee, its activities, its relationship with its independent compensation advisor and management’s role in setting compensation is set forth in “Compensation Discussion and Analysis,” beginning on p. 20, and “Corporate Governance—Compensation Advisor,” beginning on p. 11.

NOMINATING AND GOVERNANCE COMMITTEE

Membership:
The Board of Directors has determined that each member of the Nominating and Governance Committee is independent in accordance with our Nominating and Governance Committee charter, Corporate Governance Guidelines and Independence Standards, as well as the rules of the SEC and the listing standards of the NYSE.

Function:
The Committee assists the Board of Directors in identifying qualified individuals to become Board members and recommending to the Board of Directors the director nominees; develops and recommends to the Board of Directors our Corporate Governance Guidelines; leads the Board of Directors in its annual review of the Board of Director’s performance; makes recommendations to the Board of Directors regarding the compensation of non-employee directors; reports to the Board regarding succession planning for the Chief Executive Officer and in the event of an unanticipated vacancy, works with the Board to nominate and evaluate potential successors to the Chief Executive Officer; reviews and assesses the independence of the individual directors in light of the requirements of the NYSE and recommends any changes to the Board; addresses potential conflicts of interest and suggests any action that it deems necessary or appropriate and makes recommendations to the Board of Directors with respect to the assignment of individual directors to various committees and the structure of those committees. The Committee also approves equity awards for non-employee directors, subject to approval by the Board of Directors.

2019 Proxy Statement

Director Compensation
Directors who are SPX FLOW employees receive no compensation for their service as directors.
CASH AND EQUITY COMPENSATION
We compensate our non-employee directors using a combination of cash and equity granted under the Stock Compensation Plan. The Nominating and Governance Committee reviews non-employee director compensation from time to time. The Committee compares director compensation to our peer companies when reviewing compensation type and structure.
In 2018, we awarded shares of restricted stock to our non-employee directors as of the date of our 2018 annual meeting of stockholders, which shares will vest the day prior to the 2019 Annual Meeting, subject to the director’s continued service on our Board as of the vesting date. Time-vested restricted stock awards are designed to help ensure engaged directors with interests closely aligned with those of our long-term stockholders. We also granted an award of restricted stock to Ms. Rowland upon her appointment to the Board in November 2018, in a prorata amount consistent with the period remaining until the 2019 Annual Meeting.
Any cash dividends paid with respect to shares of unvested restricted stock are deposited in the director’s name in an escrow or similar account maintained by SPX FLOW for that purpose. These dividends are subject to the same time restrictions as the shares of restricted stock to which they relate and are payable only upon vesting of the underlying stock. We do not currently pay dividends.
For 2018, our directors were compensated as set forth below:

Compensatory Element	2018
Time-Vested Restricted Stock Annual Grant	$130,000
Annual Cash Retainer	$70,000
Non-Executive Chairman of the Board	$125,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Nominating and Governance Committee Chair	$10,000
OTHER
The SPX FLOW Foundation (the “Foundation”) makes matching donations for qualified charitable contributions for any director up to a total of $20,000 per annum.
STOCK OWNERSHIP GUIDELINES
Non-employee director stock ownership guidelines are three times the annual cash retainer. Our guidelines require each director to attain the desired level of ownership within five years of the date of appointment as a director of our company. Shares held in family trusts and shares held in retirement plan accounts are deemed to be owned shares for purposes of these guidelines. Unexercised stock options and unvested performance-based equity awards are excluded.
Once a director attains the desired level of share ownership, he or she shall continue to be considered in compliance with these guidelines if the cause of the non-compliance was a decrease in the price of the Company stock, so long as the director retains at least 50% of the net shares acquired pursuant to vested restricted stock grants until the director’s holdings of Company stock equals or exceeds the ownership guideline. Each director was in compliance with these requirements as of March 1, 2019.

2019 Proxy Statement

Director Compensation

DIRECTOR COMPENSATION TABLE
The following table summarizes the compensation of our directors in 2018. Mr. Michael, our President and CEO, received no compensation in connection with his service as a director and, accordingly, is omitted from this table.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Majdi B. Abulaban	$58,333	$130,000	$188,333
Anne K. Altman	$71,667	$130,000	$201,667
Patrick D. Campbell	$81,667	$130,000	$211,667
Emerson U. Fullwood	$85,000	$130,000	$215,000
Robert F. Hull, Jr.	$195,000	$130,000	$325,000
Terry S. Lisenby	$86,667	$130,000	$216,667
Suzanne B. Rowland	$5,833	$58,370	$64,203
David V. Singer	$70,000	$130,000	$200,000

(1)
Includes an annual retainer of $70,000. In addition, Mr. Hull received $125,000, representing the retainer for serving as the Chairman of the Board; Mr. Campbell received $11,667 representing the retainer for 10 months of service as the Nominating & Governance Committee Chair and 2 months of service as the Audit Committee Chair; Mr. Lisenby received $16,667, representing the retainer for 10 months of service as the Audit Committee Chair; Mr. Fullwood received $15,000, representing the retainer for the full year of service as the Compensation Committee Chair; and Ms. Altman received $1,667, representing the retainer for 2 months of service as the Nominating & Governance Committee Chair.

(2)
Stock awards are time-vested, awarded on the date of our 2018 annual meeting of stockholders, with the exception of Ms. Rowland, who received her award on December 4, 2018, and vest on the day prior to the 2019 Annual Meeting, subject to the director’s continued service on our Board as of the vesting date. The amounts in the table represent the grant date fair value, based on the closing price of our stock on the grant date. As of December 31, 2018, the incumbent non-employee directors held the following numbers of outstanding unvested stock awards:

Name	Outstanding Stock Awards (#)
Majdi B. Abulaban	3,012
Anne K. Altman	3,012
Patrick D. Campbell	3,012
Emerson U. Fullwood	3,012
Robert F. Hull, Jr.	3,012
Terry S. Lisenby	3,012
Suzanne B. Rowland	1,542
David V. Singer	3,012

2019 Proxy Statement

Ownership of Common Stock
DIRECTORS AND OFFICERS
The following table shows how much of our common stock our current directors, director nominees, executive officers listed in the Summary Compensation Table, and all current directors, nominees and executive officers as a group beneficially owned as of February 1, 2019.
Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or executive officer can vote or transfer and stock options or other rights to receive common stock, such as restricted stock units, that are exercisable currently or become exercisable or vest within 60 days. The number of our shares beneficially owned by each of the named executive officers and by all directors and executive officers as a group includes shares held in the SPX FLOW Retirement Savings Plan. Except as otherwise noted, the stockholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them.
The percent of SPX FLOW common stock owned is based on 42,548,397 shares outstanding as of February 1, 2019.

Directors and Named Executive Officers	Shares of Common Stock Beneficially Owned		Options Exercisable Within 60 Days	Percent of Class
Majdi B. Abulaban	3,112		—	*
Anne K. Altman	12,370		—	*
Patrick D. Campbell	13,627		—	*
Jaime M. Easley	7,225	(1)	—	*
Emerson U. Fullwood	28,602		—	*
Dwight A. K. Gibson	43,820		—	*
Robert F. Hull, Jr.	22,991		—	*
Belinda G. Hyde	42,411		—	*
David A. Kowalski	171,905		40,718	*
Jose Larios	39,220		—	*
Terry S. Lisenby	18,801		—	*
Marcus G. Michael	261,629		15,801	*
Suzanne B. Rowland	1,542		—	*
David V. Singer	14,206		—	*
Jeremy W. Smeltser	217,505		40,718	*
All directors and current executive officers as a group (19 persons)	1,016,030	(2)	97,237	2.6%
*    Less than 1.0%.

(1)	Does not include 6,397 unvested restricted stock units, scheduled to vest over 60 days after February 1, 2019, subject to certain performance goals and continued employment.

(2)
Does not include a total of 12,795 unvested restricted stock units held by such group, scheduled to vest over 60 days after February 1, 2019, subject to certain performance goals and continued employment.

2019 Proxy Statement

Ownership of Common Stock

OTHER PRINCIPAL SPX FLOW STOCKHOLDERS
Set forth in the table below is information about beneficial owners of more than five percent of the issued and outstanding shares of our common stock. The percent of class held is based on 42,548,397 shares of our common stock outstanding on February 1, 2019.

Name and Address	Shares of Common Stock Beneficially Owned	Percent of Class
BlackRock, Inc. (1)	6,201,695	14.6%
55 East 52nd Street
New York, NY 10055
Vanguard Group, Inc., et. al. (2)	4,386,837	10.3%
100 Vanguard Blvd.
Malvern, PA 19355

(1)
Based on information provided in a Schedule 13G/A filed with the SEC on January 31, 2019 by BlackRock, Inc. on behalf of itself and its subsidiaries, BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Limited, BlackRock Investment Management, LLC and BlackRock Life Limited (collectively, “BlackRock”), reporting beneficial ownership as of December 31, 2018. BlackRock reports having sole voting power with respect to 6,094,178 of the shares and sole dispositive power with respect to all of the shares and that BlackRock Fund Advisors beneficially owns five percent or greater of our outstanding shares of common stock.

(2)
Based on information provided in a Schedule 13G/A filed with the SEC on February 11, 2019 by Vanguard Group, Inc. on behalf of itself and Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. (collectively, “Vanguard”) reporting information as of December 31, 2018. Vanguard reports having sole voting power with respect to 41,433 shares, shared voting power with respect to 12,734 shares, sole dispositive power with respect to 4,337,063 shares, and shared dispositive power with respect to 49,774 shares.

2019 Proxy Statement

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires that SPX FLOW’s officers, directors and 10% stockholders file reports of ownership and changes of ownership of SPX FLOW common stock with the SEC and the NYSE. Based on a review of copies of these reports provided to us and written representations from officers and directors, we believe that all filing requirements were met, except that Stephen A. Tsoris, our Vice President, Secretary and General Counsel, was late in filing one report with respect to one transaction involving the delivery to SPX FLOW of shares for the payment of withholding taxes due upon the vesting of previously reported restricted stock awards. In addition, an amended Form 3 report was filed by Majdi B. Abulaban, a non-employee director, when it was determined his initial Form 3 report, though timely filed, did not include 100 shares of Company stock acquired prior to his election as a director.

2019 Proxy Statement

Audit Committee Report
The Audit Committee of the SPX FLOW Board of Directors (the “Committee”) comprises eight directors. Each of the Committee members is independent, as defined under SEC rules and the listing standards of the NYSE. The Committee reviews SPX FLOW’s financial reporting process on behalf of the Board of Directors and is responsible for ensuring the integrity of the financial information reported by SPX FLOW.
Management is responsible for SPX FLOW’s financial reporting process, including its systems of internal and disclosure controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“US GAAP”). SPX FLOW’s independent registered public accountants, who are appointed by the Committee, are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. We have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with US GAAP and on the representations of the independent registered public accountants included in their report on SPX FLOW’s financial statements.
In this context, we have met and held discussions with management and Deloitte & Touche LLP, SPX FLOW’s independent registered public accountants. Management represented to us that SPX FLOW’s consolidated financial statements were prepared in accordance with US GAAP, and we have reviewed and discussed the consolidated financial statements with management and the independent registered public accountants. We discussed with the independent registered public accountants, the matters required to be discussed by the Standards of the Public Company Accounting Oversight Board (“PCAOB”) for communication with audit committees, under which Deloitte & Touche LLP must provide us with additional information regarding the scope and results of its audit of SPX FLOW’s consolidated financial statements.
In addition, we have discussed with Deloitte & Touche LLP its independence from SPX FLOW and SPX FLOW management, including matters in the written disclosures required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence.
We discussed with SPX FLOW’s internal auditors and independent registered public accountants the overall scope and plans for their respective audits. We met with the independent registered public accountants, with and without management present, to discuss the results of their audits, and the overall quality of SPX FLOW’s financial reporting.
In reliance on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited consolidated financial statements be included in SPX FLOW’s Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the SEC.

Audit Committee: Patrick D. Campbell, Chairman Majdi B. Abulaban Anne K. Altman Emerson U. Fullwood Robert F. Hull, Jr. Terry S. Lisenby Suzanne B. Rowland David V. Singer

2019 Proxy Statement

Executive Compensation
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE SUMMARY
The following pages of this proxy statement describe SPX FLOW’s executive compensation program and the compensation decisions made by the Compensation Committee for our named executive officers (“NEOs”) listed below.

NEO	Title
Marcus G. Michael	President and Chief Executive Officer
Jaime M. Easley(1)	Vice President and Chief Financial Officer
Dwight A. K. Gibson	President, Food and Beverage
Jose Larios	President, Industrial and Power & Energy
Belinda G. Hyde	Vice President and Chief Human Resources Officer
Jeremy W. Smeltser(2)	Former Vice President and Chief Financial Officer
David A. Kowalski(3)	Former President, Global Manufacturing Operations
(1) Mr. Easley was promoted to the position of Vice President and Chief Financial Officer effective December 17, 2018
(2) Mr. Smeltser resigned from his position with the Company effective December 17, 2018.
(3) Mr. Kowalski retired from his position with the Company effective October 1, 2018.
Our compensation programs are metric-driven and designed to align the interests of our NEOs with the interests of our long-term stockholders. Our Compensation Committee rewards performance that meets or exceeds their goals, builds stockholder value and compares favorably to the Company’s peers. In line with our pay-for-performance philosophy, the total compensation received by our NEOs will vary based on corporate performance measured against annual and long-term targets. Our annual incentive plan focuses on Orders, Adjusted EBITDA and Adjusted Working Capital Reduction, while our long-term incentive plan measures two criteria over a three-year period; (i) three-year average Return On Invested Capital on a pre-tax, adjusted basis (“ROIC”) and (ii) relative Total Shareholder Return measured against the S&P MidCap 400 Capital Goods Industry Group (“rTSR”). The total compensation of our NEOs is therefore comprised of base salary, annual incentive compensation, long-term incentive compensation and reasonable perquisites.
We took positive steps to transform SPX FLOW into a high performing operating enterprise in 2018, developing orders consistent with our product line strategy and securing high-single digit order growth in our highest value product lines. However, we did not satisfy our objectives related to operational execution resulting in lower levels of payout on the annual incentive program for 2018 than experienced in 2017. Please see “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Annual Report on Form 10-K for a more detailed description of our fiscal year 2018 results.
The Company’s performance in 2018 was the key factor in the compensation decisions and outcomes that are reflected in this report.

•
Our annual incentive plan, the Enterprise Incentive Plan (“EIP”), measured Orders, Adjusted EBITDA and Adjusted Working Capital Reduction against pre-determined targets calibrated to reward employees with a portion of the incremental value created for our stockholders during the year. The metric weightings under the EIP give emphasis to profitability, with the weighting for Adjusted EBITDA at 50% and the remainder weighted equally between Orders and Adjusted Working Capital Reduction.

•
Our long-term incentive awards under our Stock Compensation Plan comprise a significant portion of the NEOs’ compensation. For each grant of restricted stock to our NEOs under this plan, 50% of the award vests ratably over three-years and 50% of the award cliff-vests at the end of three-years dependent upon ROIC and rTSR performance.

•
The Compensation Committee reviewed the base salary of our NEOs compared to our peers and the overall economy and determined base salary increases for Mr. Michael (3.5%) and Mr. Larios (5%) during its annual review process. Mr. Easley’s compensation was increased in December 2018 in connection with his appointment as the Vice President and Chief Financial Officer at that time and the other NEOs did not receive a salary increase in 2018.

CEO Compensation – Mr. Michael’s compensation was set by reference to our peer group, which we describe below. Mr. Michael’s annual base salary for 2018 was $875,000, his target annual bonus opportunity was set at 100% of his annual base salary, and the value of equity awarded was $3,503,314. Mr. Michael does not participate in any SPX FLOW pension plan. We describe his perquisites below, and believe they are typical in both type and amount for our peer companies.

2019 Proxy Statement

Executive Compensation

The following chart shows Mr. Michael’s Total Direct Compensation (“TDC”) for 2018, as compared to the compensation for chief executive officers of our peer companies. In this chart we are comparing peer company TDC at target, including base salary, target bonus and annual equity award - the same data the Compensation Committee examined in preparation for making decisions regarding Mr. Michael’s 2018 compensation awards. In 2018, the Enterprise Incentive Plan paid out at 45% and therefore Mr. Michael’s 2018 Actual TDC is lower than his 2018 Target TDC.
Annual Bonus Awards – The Company sets a target annual cash bonus award for the majority of employees, including our NEOs, based upon overall Company performance against key internal metrics. For 2018, our NEOs were eligible for a bonus between 0% and 200% of their individual target amounts based on Company achievement of goals for Orders, Adjusted EBITDA and Adjusted Working Capital Reduction. The Company failed to meet the threshold level criteria for the Adjusted Working Capital Reduction metric and performed between threshold and target on the Adjusted EBITDA and Orders metrics, resulting in a bonus payout at 45% of target.
Long-term Incentive Plan – Our long-term incentive plans are designed to align the incentives of NEOs with those of our long-term stockholders. For 2018, NEOs, including Mr. Michael, received equal amounts of performance based equity that cliff-vests after three years and time based awards that vest ratably over three years.
Key attributes of the performance-based portion of the Stock Compensation Awards made in 2018:

•	Cliff vesting after three-year performance measurement period.

•	Two performance metrics, each weighted at 50% of the value of the Award:

◦
rTSR, relative Total Shareholder Return, versus the S&P MidCap 400 Capital Goods Industry Group (the “Comparator Group”) whereby between 0% and up to 150% of the stock grant may vest based on the Company's percentile rank versus the Comparator Group. If the rTSR is negative, then the payout multiplier is capped at 100% regardless of relative performance to peers; and

◦
ROIC, Return on Invested Capital, measured on a 3-year average adjusted pre-tax basis whereby between 0% and up to 150% of the stock grant may vest based on the Company’s achievement against pre-defined improvement targets.

Pension – Our CEO and other currently-serving NEOs do not participate in a pension plan.

2019 Proxy Statement

Executive Compensation

EXECUTIVE COMPENSATION PHILOSOPHY
We follow these guiding principles when designing and setting compensation for our NEOs:

•	Compensation should reward performance

•	Compensation should align the interests of our NEOs with those of our long-term stockholders

•	Compensation should support our business and human capital strategies

•	Compensation should attract, motivate and retain quality NEOs
EXECUTIVE COMPENSATION PRACTICES

Practices We Follow
Pay for Performance
We tie pay to performance. The significant majority of executive pay is not guaranteed. Our bonuses incentivize strong financial performance. Half of the equity awards to NEOs require the achievement of external-metric performance targets in order to vest.

Reasonable Perquisites	We believe our perquisites are comparable to those offered at peer companies. We do not pay tax gross-ups on perquisites.
Independent Compensation Advisor
The Compensation Committee retained Pearl Meyer as its executive compensation advisor. Pearl Meyer works directly for the Compensation Committee and the Nominating and Governance Committee, and performs no other work for our company. Pearl Meyer may, at the direction of either committee, work with management on executive officer and director compensation design.

Mitigate Undue Risk
We mitigate undue risk associated with compensation. We do this by utilizing caps on potential payments, multiple performance targets and robust Board and management processes to identify risk. We do not believe any of our pay programs create risks that are reasonably likely to have a material adverse impact on our company.

Robust Stock Ownership Guidelines	We have a robust stock ownership policy and all NEOs are in compliance.
Practices We Avoid
280G Excise Tax Gross-Ups	We do not offer 280G excise tax gross-ups to any of our employees.
Hedging and Pledging
We do not permit our NEOs to engage any instrument that creates a hedge or a short interest against SPX FLOW stock performance or to pledge Company stock as collateral for any margin account, loan or other interest.

Other Practices We Avoid
•   Multi-year guarantees for salary increases;
•   Non-performance-based bonuses;
•   Bonus payouts without justifiable performance linkage or proper disclosure; and
•   Performance goals that are too easily achievable or based on negative earnings.

We tailor compensation to the business and competitive environment because our success depends on our ability to attract and retain experienced and proven leaders and to motivate them to deliver superior results.
The proportion of incentive-based pay increases along with responsibility and authority. For our senior-level management, and in particular for our NEOs, a majority of total direct compensation at target, defined as salary, bonus, and equity awards, is incentive-based.
NEO performance is judged primarily by reference to performance of the company as a whole. Additional, subjective, assessments are made, including direct assessments of performance, formal talent assessment reviews, and assessments of adherence to our values. The Compensation Committee also reviews total compensation at least annually and termination values periodically. The Compensation Committee establishes and approves all elements of compensation for our CEO based on input from and discussions with management and the Committee’s independent compensation advisor, as well as its own assessments.
Role of the Independent Compensation Advisor and Management
The Compensation Committee has retained Pearl Meyer as its independent compensation advisor. The independent compensation advisor consults on all aspects of executive officer and director compensation. See “Corporate Governance—Compensation Advisor.”

2019 Proxy Statement

Executive Compensation

The most significant aspects of management’s role in the compensation-setting process are as follows:

•	Our human resources, finance and legal departments prepare materials for the Compensation Committee, as does the Committee’s independent compensation advisor.

•
Our CEO provides his evaluation of the performance of each of the other NEOs and offers recommendations regarding their salary levels, bonus targets and equity awards. These recommendations are reviewed with the Committee’s independent compensation advisor and then submitted to the Committee for review, discussion, and approval.

•	Management prepares and recommends business performance targets and objectives.
SPX FLOW PEER GROUP
The Compensation Committee and its outside compensation advisor have set a group of peer companies for our company for the purpose of compensation comparisons. Our peer group includes companies with a revenue range generally of 0.5 - 2.5 times the Company's annual revenue, similar industries and business mix and which are key competitors for senior talent. Other factors include international exposure, number of employees, total-shareholder return profile over various periods, and the GICs industry sub-group. For 2018, our peer companies, in descending order based on 2017 revenue, included Flowserve Corporation, Colfax Corporation, Regal Beloit Corporation, Crane Co., Valmont Industries, Inc., ITT Inc., IDEX Corporation, Curtiss-Wright Corporation, Woodward, Inc., Rexnord Corporation, Harsco Corporation, Graco, Inc., Watts Water Technologies, Inc., Barnes Group Inc., SPX Corporation, EnPro Industries, Inc., Actuant Corporation and CIRCOR International, Inc.
Please note that peer company compensation analysis is used only for comparative purposes. We do not target specific benchmark percentiles. We award compensation considering factors including market forces, Company or individual performance, longevity of contribution to the Company, existing contractual obligations, and differing levels of responsibility and value created by officers with the same or similar title.
2018 COMPENSATION
The Compensation Committee established the executive compensation program to implement our focus on pay-for-performance, aligning the interests of our executive officers to our stockholders, supporting our business strategy and attracting key talent to the Company. Following are the key elements:

2018 Compensation Element	Purpose	Key Characteristics
Base Salary	Reflects the competitive marketplace, roles and responsibilities, experience and tenure, internal equity considerations, individual performance and contribution to our results.	Fixed compensation, reviewed and, if appropriate, adjusted annually.
Bonus Plan	Rewards NEOs for improving financial and operational performance.	Cash award based on pre-set goals. Tied to our business objectives.
Performance Share Awards	Aligns NEO interests to stockholders through equity ownership and motivates NEOs to outperform peer companies.
Variable, performance-based restricted stock award. Cliff vesting based on relative total shareholder return versus a pre-selected peer group and average return on invested capital over three-year periods.

Time-Based Share Awards	Aligns NEO interests to stockholders through equity ownership and supports retention with multi-year vesting.	Restricted stock award with vesting phased ratably over three years.
401(k) and Supplemental Plan	Provides retirement savings opportunities.	Allows pre-tax deferrals of base salary and annual bonuses; company matching contribution.
Other Compensation	Provides benefits promoting health and work-life balance. Designed to be competitive.	See the footnotes to the Summary Compensation Table for a listing of other compensation.
NEO performance was judged primarily by reference to performance of the Company as a whole. Additional, subjective assessments were made by the Compensation Committee in respect of adherence to Company values, competence, potential and alignment with Company goals. The Compensation Committee established, reviewed and approved all elements of compensation for the CEO based on review of key financial metrics, input from and discussions with members of the management team and its independent compensation advisor, Pearl Meyer.
Base Salary
Base salary is designed to offer competitive base income in the context of the NEO’s role and responsibilities, experience and tenure, internal equity considerations, individual performance and contribution to Company results.

2019 Proxy Statement

Executive Compensation

In 2018, Messrs. Michael and Larios received salary increases of 3.5% and 5% respectively. Each salary increase was in line with the Company's U.S. merit increase budget and became effective in the first payroll date of April 2018. Mr. Easley’s compensation was increased in connection with his appointment as the Vice President and Chief Financial Officer in December 2018 and the other NEOs did not receive a salary increase in 2018.
Bonuses
Our annual incentive plan, the Enterprise Incentive Plan (“EIP”), measured Orders, Adjusted EBITDA and Adjusted Working Capital Reduction against pre-determined targets calibrated to reward employees with a portion of the incremental value created for our stockholders during the year.
Targets
Annual cash bonus awards are targeted at a percentage of year-end salary. This percentage increases as the employee’s responsibilities and authority increase to help ensure that those most able to impact Company performance have the greatest percentage of their total compensation tied to Company performance.
Target bonuses for the NEOs were unchanged for 2018, with targets of 100% of salary for Mr. Michael, President and CEO, 80% for each of Messrs. Smeltser and Kowalski, and 70% for each of Messrs. Gibson and Larios and Ms. Hyde. Mr. Easley's target was increased to 70% in connection with his appointment as the Vice President and Chief Financial Officer. Mr. Easley’s 2018 bonus payment was based on his base salary and 45% bonus target associated with his pre promotion role as Chief Accounting Officer.
Awards
Bonuses under the Enterprise Incentive Plan range from 0% to 200% of target bonus by reference to metrics for Orders, Adjusted EBITDA and Adjusted Working Capital Reduction. These metrics were selected because they incentivize the participants to maximize Company performance against metrics that drive current and future earnings growth and cash flow, key criteria for the Company’s long-term success. Each of the metrics are measured independently, with Orders affecting up to 25% of the potential award payout, Adjusted EBITDA affecting up to 50% of the potential award payout and Adjusted Working Capital Reduction affecting up to 25% of the potential award payout. Payout corresponding to each metric ranges from 0% for performance below threshold, 50% at threshold performance, 100% on target performance and is capped at 200% at or above the stretch performance level.
The Orders metric is intended to focus the organization on building a robust backlog for future revenue, and measures awarded and legally binding commitments from customers for which there are no unsatisfied contingencies affecting the binding nature of the agreement and the material terms and conditions have been agreed by the Company and its customer. Orders must be secured within the fiscal year 2018 and certain orders, along with impacts of foreign exchange, are excluded from the target and the actual results at the discretion of the Compensation Committee to focus the organization on its key strategic product lines.
Adjusted EBITDA is intended to reward earnings and working capital management and is defined as earnings before interest, taxes, depreciation and amortization, plus restructuring or special charges, goodwill and/or asset impairments, and any unusual items as determined by the Compensation Committee. The threshold, target and maximum levels for each of these metrics required year-over-year improvement and were designed to share incremental returns between stockholders and employees.
Adjusted Working Capital Reduction is intended to reward working capital management and is defined as the change in current assets minus current liabilities, calculated in accordance with US GAAP, and adjusted for any unusual items as determined by the Compensation Committee.
Certain items were excluded in the calculation of these metrics to eliminate factors beyond the reasonable control of the participants in the measurement year in order to focus employees, including NEOs, on controllable financial and operating performance and to eliminate possible disincentives to act in the best interest of stockholders. For example, the Compensation Committee excluded foreign currency losses associated with cash balances in Angola that were impacted by changes in monetary policy in that country during 2018. Based on the Company’s performance, the Compensation Committee awarded a cumulative bonus payment of 45% of target:

EIP Financial Metric*	2018 Threshold	2018 Target	2018 Stretch	2018 Actual Results	Metric Weighting	Payout Percentage
Orders	$2,036	$2,119	$2,202	$2,054	25%	15%
Adjusted EBITDA	$240	$260	$280	$244	50%	30%
Adjusted Working Capital Improvement	$—	$15	$30	Negative	25%	—%
Cumulative Bonus Percentage Payout Earned under the EIP:						45%
* $ figures in above chart in millions

2019 Proxy Statement

Executive Compensation

Equity-Based Awards
Long-term equity awards are designed to promote stock ownership and expose senior-level management to the risks and rewards faced by long-term stockholders. Each award includes (i) performance-based restricted stock that is subject to the Company’s relative total shareholder return against a comparator group of industrial companies and return on invested capital, and (ii) time-based restricted stock that vests evenly over three years subject to continued employment.
The performance-based restricted stock awards granted in 2018 feature cliff-vesting after a three-year performance period in which two criteria are measured: (i) for one-half of the award, the Company’s Total Shareholder Return (“TSR”) is measured against the S&P MidCap 400 Capital Goods Industry Group (the “Comparator Group”) and between 0% and up to 150% of that portion of the award may vest based on the Company’s percentile ranking versus the Comparator Group between the 35th and 75th percentile, and (ii) for the other half of the award, the Company’s three-year average return on invested capital is measured on an adjusted, pre-tax basis, and compared against predetermined targets whereby between 0% and up to 150% of that portion of the award may vest based upon the Company’s performance.
Because time-based restricted stock awards vest ratably over three years for officers who are not retirement eligible, they have significant employee retention value and continue to tie the interests of NEOs to those of stockholders even after they are awarded. Grants of performance-based and time-based restricted stock awards are the most significant component of our NEOs’ direct compensation opportunity.
The table below shows the long-term incentive awards granted in 2018 for each of our NEOs:

NEO	Performance Restricted Stock Award (1)	Time-Based Restricted Stock Award (2)
Marcus G. Michael	35,211	35,691
Jaime M. Easley(3)	1,811	2,361
Dwight A.K. Gibson	6,213	6,298
Jose Larios	6,213	6,298
Belinda G. Hyde	5,177	5,248
Jeremy W. Smeltser	12,944	13,121
David A. Kowalski	12,944	13,121

(1)	Performance Stock Awards are performance-based restricted stock awards that feature cliff-vesting after a three-year performance period according to the same criteria as the External Metric Grants.

(2)	Time-Based Stock Awards are restricted stock awards that vest at the rate of 1/3 per year over three years based on continued employment.

(3)	Mr. Easley received restricted stock units subject to the same performance and employment requirements as the restricted stock awards described above.
Certain of our executives also have unvested equity awards from prior years which were designed to satisfy the tax deductibility provisions of the former performance-based compensation exception under Section 162(m) of the Internal Revenue Code, as described below in “Tax Matters”. These awards are referred to as External Metric Grants and Internal Metric Grants.
The term “External Metric Grants” refers to performance-based restricted stock awards that feature cliff-vesting after a three-year performance period in which two criteria are measured: (i) for one-half of the award, the Company’s Total Shareholder Return (“TSR”) is measured against the S&P MidCap 400 Capital Goods Industry Group (the “Comparator Group”) and between 0% and up to 150% of that portion of the award may vest based on the Company’s percentile ranking versus the Comparator Group between the 35th and 75th percentile, and (ii) for the other half of the award, the Company’s three-year average return on invested capital is measured on an adjusted, pre-tax basis, and compared against predetermined targets whereby between 0% and up to 150% of that portion of the award may vest based upon the Company’s performance.
The term “Internal Metric Grants” refers to performance-based restricted stock awards that vest at the rate of 1/3 per year over three years based on (i) continued employment and (ii) satisfaction of an internal performance criteria in the first year that was designed to meet the former performance-based compensation exception under Section 162(m) of the Internal Revenue Code. The Company satisfied the performance criteria in the first year for the Internal Metric Grants granted in each of 2016 and 2017.
The 2016 External Metric Grant vested at 57% at the beginning of 2019 as a result of SPX FLOW's Total Shareholder Return ranking in the 37th percentile against the S&P MidCap 400 Capital Goods Industry Group.

2019 Proxy Statement

Executive Compensation

Equity Awards Practices
A full review of executive compensation, including equity awards, is conducted at least annually. Equity awards were reviewed and approved late in the prior year and granted within the first quarter of the award year. Dividends with respect to any shares of unvested restricted stock are deposited in the NEO’s name in an escrow or similar account maintained by SPX FLOW for that purpose. The NEO receives these dividends only if and when the related shares of equity vest. Dividends are forfeited if the equity on which those dividends were paid is forfeited. The Company is not currently paying a dividend so this treatment is not applicable. In the event of retirement, unvested time-based restricted stock awards and restricted stock units will vest immediately and unvested performance-based restricted stock awards and restricted stock units will remain subject to the original performance requirements and vesting schedule (to the extent provided under such agreements).
Other Benefits and Perquisites
We provide perquisites to attract and retain executives in a competitive marketplace, and believe these benefits are generally consistent with market practices of our peer group and other comparable public industrial manufacturing companies. See the Summary Compensation Table and accompanying footnotes for a full listing of benefits and perquisites. We do not provide tax gross-up payments for perquisites.
The CEO may utilize the Company aircraft for personal travel for himself and his family. Other NEOs may be permitted personal use of the aircraft for themselves and their families if approved by our CEO. This benefit enhances security for our officers and allows them to devote more time to SPX FLOW business. We report the value of any personal use of the aircraft by NEOs as ordinary taxable income and as compensation in the Summary Compensation Table.
Retirement and Deferred Compensation Plans
NEOs and other senior-level management are eligible to participate in the SPX FLOW Retirement Savings Plan (the “401(k) Plan”) and the SPX FLOW Supplemental Retirement Savings Plan (the “SRSP”), a non-qualified deferred compensation plan that permits voluntary deferrals of base salary and annual bonuses in excess of those permitted under the 401(k) Plan. See the Nonqualified Deferred Compensation in 2018 table and accompanying narrative and footnotes for more information regarding these plans.
Two of our former executives, Mr. Kowalski and Mr. Smeltser, participated in the SPX FLOW Supplemental Retirement Plan for Top Management (the “TMP”) based upon commitments made by our former parent company, SPX Corporation. Mr. Kowalski also retained an accumulated benefit in the SPX Corporation Supplemental Individual Account Retirement Plan (the “SIARP”), which is sponsored by SPX Corporation and has been frozen since before the spin-off of SPX FLOW from SPX Corporation in September 2015. The Summary Compensation Table and the Pension Benefits table, and their accompanying footnotes, provide further information concerning the annual increase in benefit value, accrued benefits and other terms of the TMP and SIARP. Retirement benefits payable upon an NEO’s termination of employment are quantified and described in “Potential Payments Upon Termination or Change-in-Control.”
Termination and Change-in-Control Provisions
We design termination and change-in-control contractual provisions to be competitive at the time we enter into an agreement. As a result, our agreements have changed over time, with more recent agreements generally offering reduced payments and multi-year vesting obligations.
These arrangements are designed to protect stockholder interests by stabilizing management during periods of uncertainty. Generally, executives are more willing to accept risks and costs if they are protected in the event their employment is terminated due to unanticipated changes, including a change in control. Additionally, executives often assign significant value to severance agreements because they provide compensation for lost professional opportunities in the event of a change in control. These arrangements also can be a powerful tool to discourage entrenchment of management, in that severance agreements can offset the risk of financial and professional loss that management may face when recommending a sale to or merger with another company.
In the case of certain terminations following a change in control, the NEOs become immediately vested in all previously granted unvested SPX FLOW equity, including shares and units subject to performance vesting at the target level of vesting. This feature is designed to be equitable in the event of dismissal without cause or resignation for good reason, and we believe it is appropriate in the event of termination following a change in control. Additionally, other benefits may be paid in the event the executive is terminated following a change in control (sometimes called a “double trigger”).
Termination and change-in-control agreements are further discussed and quantified in “Potential Payments Upon Termination or Change-in-Control.”

2019 Proxy Statement

Executive Compensation

Stock Ownership Guidelines
We maintain stock ownership guidelines to emphasize the importance of substantive, long-term share ownership by senior executives to align their financial interests with those of stockholders. The guidelines are:

Chief Executive Officer	500% of salary
Other Executive Officers	300% of salary
Other executives designated by the Compensation Committee	100% - 200% of salary
Shares held in family trusts and shares held in retirement plan accounts are deemed to be owned shares for purposes of these guidelines.
Executive leaders are asked to attain the desired level of share ownership within five years of the later of appointment to a director or officer position or the date the relevant stock ownership guidelines were increased, whether through promotion or by revision to the guidelines.
Once an executive leader attains the desired level of share ownership, he or she shall continue to be considered in compliance with these guidelines if the cause of the non-compliance was a decrease in the price of the Company stock, so long as the executive leader retains at least 50% of the net shares acquired upon exercise of stock options and at least 50% of the net shares acquired pursuant to vested restricted stock grants and vested restricted stock unit grants until the executive leader’s holdings of Company stock equals or exceeds the applicable target value. For these purposes, “net shares” means the shares remaining after disposition of shares necessary to pay the related tax liability and, if applicable, the stock option exercise price. In addition to existing Company trading policy requirements, executive leaders shall obtain the approval of the Company General Counsel prior to selling Company stock where their stock ownership is below the Target Value or where the sale would reduce their ownership below the target value. This rule does not apply to dispositions of shares for tax withholding purposes.
The Nominating & Governance Committee will periodically review these guidelines and recommend revisions to the guidelines to the Board as the Committee deems appropriate. Each NEO was in compliance with these requirements as of March 1, 2019.
Tax Matters
As a result of the U.S. Tax Cuts and Jobs Act passed at the end of 2017, the exception for performance-based compensation under IRC Section 162(m) has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Historically, the Compensation Committee structured the annual cash incentives and restricted stock awards for our executive officers in a manner intended to qualify for this exemption under Section 162(m), and therefore be deductible notwithstanding the limitation under Section 162(m). However, because of uncertainties as to the application and interpretation of Section 162(m) and its related regulations going forward, no assurance can be given that compensation paid to our executives and intended to be tax deductible, in fact will be tax deductible. Although the deductibility of performance-based compensation changed, our philosophy of pay-for-performance did not change and the Compensation Committee has continued to emphasize rigorous performance metrics for the award of bonuses and performance restricted stock awards.
Impact on Compensation from Misconduct—Clawbacks
If the Board of Directors were to determine that an NEO had engaged in fraudulent or intentional misconduct, it would take action to remedy the misconduct and impose appropriate discipline. Discipline would vary based on the facts and circumstances, but may include termination of employment or other appropriate actions.
We retroactively adjust compensation in the event of a restatement of financial or other performance results to the extent required by the Sarbanes-Oxley Act of 2002. The EIP provides for repayment or forfeiture of awards under specified circumstances if the Company, as a result of misconduct, is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Any awards earned or accrued during the twelve-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document that failed to materially comply with a financial reporting requirement must be paid back to the Company. To the extent that the affected award was deferred under a nonqualified deferred compensation plan maintained by the Company rather than paid to the executive officer, the deferred amount (and any earnings from it) must be forfeited. Our equity award agreements provide that awards are subject to any compensation recovery policy adopted by us, as amended from time to time.
Notes
The discussion of performance targets in this Compensation Discussion and Analysis section is exclusively in the context of executive compensation, and you should not use these targets for any other purpose, or regard them as an indication of management’s expectations of future results.
References to “bonuses” are to performance-based payments as reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

2019 Proxy Statement

Executive Compensation

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the SPX FLOW Board of Directors comprises eight directors. Each of the Compensation Committee members is independent, as defined under SEC rules and the listing standards of the NYSE. The Compensation Committee reviews SPX FLOW’s “Compensation Discussion and Analysis” on behalf of the Board of Directors.
The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and SPX FLOW’s Annual Report on Form 10-K for the year ended December 31, 2018.

Compensation Committee Emerson U. Fullwood, Chairman Majdi B. Abulaban Anne K. Altman Patrick D. Campbell Robert F. Hull, Jr. Terry S. Lisenby Suzanne B. Rowland David V. Singer

2019 Proxy Statement

Executive Compensation

SUMMARY COMPENSATION TABLE FOR 2018
This table summarizes the compensation for the named executive officers in 2018. The “named executive officers” are our Chief Executive Officer, our Chief Financial Officer, and our next three most highly compensated officers who were serving as officers as of December 31, 2018. Compensation details for Mr. Kowalski who retired on October 1, 2018 and Mr. Smeltser who resigned on December 17, 2018 and were NEOs in prior years have been listed as well. References to benefit plan amounts in this and the following tables include amounts under the corresponding SPX Corporation plans prior to our spin-off.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)		Total ($)
Marcus G. Michael	2018	$868,221	$—	$3,503,314	$—	$393,750	$—	$105,763	(5)	$4,871,048
President and CEO	2017	$841,262	$—	$3,477,165	$—	$1,133,138	$—	$129,399		$5,580,964
	2016	$825,000	$—	$2,999,954	$—	$—	$—	$181,322		$4,006,276
Jaime M. Easley	2018	$295,134	$—	$205,967	$—	$60,743	$—	$51,164	(6)	$613,008
Vice President and CFO
Dwight A. K. Gibson	2018	$471,518	$—	$618,176	$—	$148,528	$—	$46,385	(7)	$1,284,607
President, Food and Beverage	2017	$469,086	$—	$632,174	$—	$442,284	$—	$27,188		$1,570,732
	2016	$263,408	$372,013	$699,976	$—	$—	$—	$167,529		$1,502,926
Jose Larios	2018	$436,154	$—	$618,176	$—	$138,915	$—	$15,744	(8)	$1,208,989
President, Industrial and Power & Energy	2017	$405,000	$—	$632,174	$—	$393,960	$—	$25,795		$1,456,929
Belinda G. Hyde	2018	$441,264	$—	$515,106	$—	$138,998	$—	$43,775	(9)	$1,139,143
Vice President and CHRO
Jeremy W. Smeltser	2018	$608,575	$—	$1,287,889	$—	$—	$660,459	$1,700,272	(10)	$4,257,195
Former Vice President and CFO	2017	$614,894	$—	$1,317,087	$—	$662,586	$484,612	$95,697		$3,174,876
	2016	$599,785	$—	$1,249,976	$—	$—	$173,876	$86,112		$2,109,749
David A. Kowalski	2018	$498,253	$—	$1,287,889	$—	$174,179	$1,480,425	$93,904	(11)	$3,534,650
Former President, GMO	2017	$641,181	$—	$1,317,087	$—	$690,911	$839,284	$129,447		$3,617,910
	2016	$625,428	$—	$1,249,976	$—	$—	$566,674	$111,294		$2,553,372

(1)
Named executive officers are eligible to defer up to 50% of their salaries into the SPX FLOW Retirement Savings Plan, a tax-qualified retirement savings plan (the “401(k) Plan”) (up to applicable IRS limits), and up to 50% of their salaries into the SPX FLOW Supplemental Retirement Savings Plan, a nonqualified deferred compensation plan (the “SRSP”). In 2018, the named executive officers deferred the following portions of their salaries into the 401(k) Plan and the SRSP:

Name	Deferred into 401(k) Plan	Deferred into SRSP
Mr. Michael	$13,010	$211,680
Mr. Easley	$6,976	$28,258
Mr. Gibson	$6,347	$11,425
Mr. Larios	$7,269	$—
Ms. Hyde	$5,940	$24,948
Mr. Smeltser	$17,829	$82,372
Mr. Kowalski	$8,676	$—

2019 Proxy Statement

Executive Compensation

(2)
Some of these grants are subject to performance vesting conditions. The amounts reported in the above table were calculated in accordance with Topic 718 to reflect their grant date fair value at the target level of performance. See note 12 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2018 for additional information regarding the calculation of these numbers for awards made in 2018. See the Grants of Plan Based Awards in 2018 table for more information on these grants. The following table sets forth the grant date fair value of all equity awards made in 2018 assuming that performance-vesting conditions are satisfied at the highest level.

Name	At Maximum	At Target
Mr. Michael	$4,379,114	$3,503,314
Mr. Easley	$251,012	$205,967
Mr. Gibson	$772,712	$618,176
Mr. Larios	$772,712	$618,176
Ms. Hyde	$643,872	$515,106
Mr. Smeltser	$1,609,844	$1,287,889
Mr. Kowalski	$1,609,844	$1,287,889

(3)
Named executive officers are eligible to defer up to 50% of their non-equity incentive compensation into the SPX FLOW Retirement Savings Plan, a tax-qualified retirement savings plan (the “401(k) Plan”) (up to applicable IRS limits), and up to 100% of their non-equity incentive compensation into the SPX FLOW Supplemental Retirement Savings Plan, a nonqualified deferred compensation plan (the “SRSP”). In 2019, the year in which they received the 2018 non-equity incentive compensation payout, the named executive officers deferred the following portions of their non-equity incentive compensation into the 401(k) Plan and the SRSP:

Name	Deferred into 401(k) Plan	Deferred into SRSP
Mr. Michael	$4,469	$141,010
Mr. Easley	$7,897	$—
Mr. Gibson	$10,397	$—
Mr. Larios	$11,367	$—
Ms. Hyde	$9,730	$—
Mr. Smeltser	$—	$—
Mr. Kowalski	$—	$—

(4)
The change in pension value is based on assumed discount rates of 3.49% at December 31, 2017, and 4.11% at December 31, 2018. There were no above market earnings on nonqualified deferred compensation to report for any of the named executive officers in 2018.

(5)	Mr. Michael received $105,763 in All Other Compensation, including:

•	$86,318 in matching contributions to the SRSP; and

•	$13,750 in matching contributions to the 401(k) plan.
The remaining $5,695 consisted of an adjustment of his relocation and expatriation costs from 2015 that were reported in 2018 and executive health care benefits.

(6)	Mr. Easley received $51,164 in All Other Compensation, including:

•	$27,994 representing the value at December 31, 2018 of the post-retirement key manager life insurance benefit, based on an assumed discount rate of 4.55%;

•	$9,420 in matching contributions to the SRSP; and

•	$13,750 in matching contributions to the 401(k) plan.

(7)	Mr. Gibson received $46,385 in All Other Compensation, including:

•	$24,323 in matching contributions to the SRSP; and

•	$13,750 in matching contributions to the 401(k) plan.
The remaining $8,312 consisted of executive health care, financial planning benefits, the change in value between December 31, 2017 and December 31, 2018 of the post-retirement key manager life insurance benefit and incremental aircraft expense.

(8)	Mr. Larios received $15,744 in All Other Compensation, including:

•	$13,750 in matching contributions to the 401(k) plan.
The remaining $1,994 consisted of financial planning benefits and the change in value between December 31, 2017 and December 31, 2018 of the post-retirement key manager life insurance benefit.

2019 Proxy Statement

Executive Compensation

(9)	Ms. Hyde received $43,775 in All Other Compensation, including:

•	$27,890 in matching contributions to the SRSP; and

•	$13,750 in matching contributions to the 401(k) plan.
The remaining $2,135 consisted of the change in value between December 31, 2017 and December 31, 2018 of the post-retirement key manager life insurance benefit.

(10)	Mr. Smeltser received $1,700,272 in All Other Compensation, including:

•	$59,432 in vacation payout upon termination;

•	$52,780 in matching contributions to the SRSP;

•	$13,750 in matching contributions to the 401(k) plan;

•	$12,641 in financial planning benefits;

•	$1,480,669 of severance pay including one times his annual base salary of $618,083 and bonus of $662,586, plus an additional $200,000 in recognition of his years of service as an officer; and

•	$81,000 in estimated benefits and perquisites including outplacement assistance, financial planning, and in lieu of reimbursement for COBRA premiums.

(11)	Mr. Kowalski received $93,904 in All Other Compensation, including:

•	$26,313 in post-retirement medical insurance benefit;

•	$25,889 in vacation payout upon termination;

•	$26,993 in matching contributions to the SRSP; and

•	$13,750 in matching contributions to the 401(k) plan.
The remaining $959 consisted of executive health care benefits.
The above benefits are provided pursuant to the terms of employment agreements with Messrs. Michael, Kowalski and Smeltser and the terms of the separation agreement with Mr. Smeltser. The term of the employment agreement for Mr. Michael extended through December 31, 2018 with extensions from year to year unless proper advance notice is provided in accordance with the terms of the agreement.
Under Mr. Michael's agreement, any annual base salary rate reductions require his consent and it provides for participation in any annual performance bonus plans, long-term incentive plans, and equity based compensation plans that we establish or maintain for our officers as well as continuation of all other senior executive benefit plans offered by us, subject to our right to modify, suspend or discontinue the plans. Business expense reimbursement, perquisites and vacation entitlements also are provided pursuant to the agreement.
See “Compensation Discussion and Analysis” for further discussion and explanation of each element of compensation.

2019 Proxy Statement

Executive Compensation

GRANTS OF PLAN-BASED AWARDS IN 2018
The following table provides information regarding equity and non-equity awards granted to the named executive officers in 2018.

Name	Grant Date (1)	Award Date (1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Maximum ($) (2)	Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares or Stock Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (4)
				Threshold (#)	Target (#)	Maximum (#)
Marcus G. Michael		2/28/2018	$1,750,000
	3/9/2018	2/28/2018		17,606	35,211	52,817		$1,751,600
	3/9/2018	2/28/2018					35,691	$1,751,714
Jaime M. Easley		1/7/2019	$595,000
	3/9/2018	2/28/2018		906	1,811	2,717		$90,089
	3/9/2018	2/28/2018					2,361	$115,878
Dwight A. K. Gibson		2/28/2018	$660,126
	3/9/2018	2/28/2018		3,107	6,213	9,320		$309,070
	3/9/2018	2/28/2018					6,298	$309,106
Jose Larios		2/28/2018	$617,400
	3/9/2018	2/28/2018		3,107	6,213	9,320		$309,070
	3/9/2018	2/28/2018					6,298	$309,106
Belinda G. Hyde		2/28/2018	$617,768
	3/9/2018	2/28/2018		2,589	5,177	7,766		$257,534
	3/9/2018	2/28/2018					5,248	$257,572
Jeremy W. Smeltser		2/28/2018	$988,934
	3/9/2018	2/28/2018		6,472	12,944	19,416		$643,910
	3/9/2018	2/28/2018					13,121	$643,979
David A. Kowalski		2/28/2018	$1,031,210
	3/9/2018	2/28/2018		6,472	12,944	19,416		$643,910
	3/9/2018	2/28/2018					13,121	$643,979

(1)
The Compensation Committee approved annual equity awards and participation in the EIP at the February 28, 2018 Compensation Committee meeting. The effective date of equity awards is determined without regard to current or anticipated stock price levels or the release of material non-public information.

(2)	Represents the maximum amount payable under the EIP. The following table shows the threshold, target and maximum payouts under the EIP.

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name	Threshold ($)	Target ($)	Maximum ($)
Marcus G. Michael	N/A	$875,000	$1,750,000
Jaime M. Easley	N/A	$297,500	$595,000
Dwight A. K. Gibson	N/A	$330,063	$660,126
Jose Larios	N/A	$308,700	$617,400
Belinda G. Hyde	N/A	$308,884	$617,768
Jeremy W. Smeltser	N/A	$494,467	$988,934
David A. Kowalski	N/A	$515,605	$1,031,210

(3)	Assumes all stock will vest. See “Compensation Discussion and Analysis—2018 Compensation—Equity-Based Awards” beginning on p. 24, for a description of the performance vesting requirements.

(4)
Represents the Topic 718 grant date fair value, based on the closing price of our stock on the day prior to the grant. See note 12 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2018 for the assumptions made in the valuation of these awards.

(5)
Mr. Easley’s estimated payout under the non-equity incentive plan is based on his salary rate in effect as of December 31, 2018, and therefore reflects the salary rate associated with his appointment to Vice President and Chief Financial Officer on December 17, 2018.

2019 Proxy Statement

Executive Compensation

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2018
The following table details the outstanding equity awards held by each of our current and former named executive officers at December 31, 2018.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (1)(#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (2)($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)($)
Marcus G. Michael	15,801	—	$61.29	1/2/2025				—	(3a)	$—
								56,011	(3b)	$1,703,855
								33,033	(4a)	$1,004,864
								37,259	(4b)	$1,133,419
								35,691	(5a)	$1,085,720
								17,606	(5b)	$535,575
Jaime M. Easley					880	(8a)	$26,770
					2,800	(8b)	$85,176
					2,741	(9a)	$83,381
					2,741	(9b)	$83,381
					1,502	(10a)	$45,691
					1,693	(10b)	$51,501
					2,361	(11a)	$71,822
					906	(11b)	$27,561
Dwight A.K. Gibson								3,793	(6a)	$115,383
								10,944	(6b)	$332,916
								6,006	(4a)	$182,703
								6,774	(4b)	$206,065
								6,298	(5a)	$191,585
								3,107	(5b)	$94,515
Jose Larios								1,404	(7a)	$42,710
								4,451	(7b)	$135,399
								6,006	(4a)	$182,703
								6,774	(4b)	$206,065
								6,298	(5a)	$191,585
								3,107	(5b)	$94,515
					1,003	(8a)	$30,511
					1,064	(8b)	$32,367
Belinda G. Hyde								2,346	(3a)	$71,365
								7,468	(3b)	$227,177
								5,005	(4a)	$152,252
								5,645	(4b)	$171,721
								5,248	(5a)	$159,644
								2,589	(5b)	$78,757
					4,568	(9a)	$138,959
					4,568	(9b)	$138,959

2019 Proxy Statement

Executive Compensation

Jeremy W. Smeltser	40,718	—	$61.29	12/17/2020	7,331	(3a)	$223,009
					23,338	(3b)	$709,942
					12,512	(4a)	$380,615
					14,113	(4b)	$429,317
					13,121	(5a)	$399,141
					6,472	(5b)	$196,878
David A. Kowalski	40,718	—	$61.29	1/2/2025	—	(3a)	$—
					23,338	(3b)	$709,942
					—	(4a)	$—
					14,113	(4b)	$429,317
					—	(5a)	$—
					6,472	(5b)	$196,878

(1)	Stock options awarded on January 2, 2015 vest at the rate of 33 1/3% per year.

(2)	Based on the closing price of our common stock of $30.42 on December 31, 2018, the last trading day in 2018.

(3a)
Internal Metric Grant awarded on January 4, 2016 vests at the rate of 33 1/3% per year, subject to satisfaction of internal performance criteria for the initial year, with vesting dates of March 2, 2017, January 4, 2018, and January 4, 2019. Mr. Michael became retirement eligible under the terms of this grant during 2018 and vested in the third tranche of his award in order to address the associated tax withholding obligations. These shares are subject to a holding period until the 2019 vesting date. Mr. Kowalski became retirement eligible under the terms of this grant during 2017 and vested in the second and third tranches of his award in order to address the associated tax withholding obligations.

(3b)
External Metric Grant awarded on January 4, 2016 becomes eligible to vest January 4, 2019 subject to satisfaction of external performance criteria for the three-year performance period. Presented at the Target performance level.

(4a)
Internal Metric Grant awarded on January 13, 2017 vests at the rate of 33 1/3% per year, subject to satisfaction of internal performance criteria for the initial year, with vesting dates of March 2, 2018, January 14, 2019 and January 13, 2020. Mr. Kowalski became retirement eligible under the terms of this grant during 2018 and vested in the second and third tranches of his award in order to address the associated tax withholding obligations.

(4b)
External Metric Grant awarded on January 13, 2017 becomes eligible to vest January 13, 2020 subject to satisfaction of external performance criteria for the three-year performance period. Half of the award is presented at the Target performance level and half of the award is presented at the Threshold performance level.

(5a)
Time-Based Restricted Stock Grant awarded on March 9, 2018 vest at the rate of 33 1/3% per year with vesting dates of March 9, 2019, March 9, 2020 and March 9, 2021. Mr. Kowalski became retirement eligible under the terms of this grant during 2018 and vested in the first, second and third tranches of his award in order to address the associated tax withholding obligations.

(5b)
Performance Stock Grant awarded on March 9, 2018 becomes eligible to vest March 9, 2021 subject to satisfaction of external performance criteria for the three-year performance period. Presented at the Threshold performance level.

(6a)
Internal Metric Grant awarded on June 6, 2016 vests at the rate of 33 1/3% per year, subject to satisfaction of internal performance criteria for fiscal year 2016, with vesting dates of March 2, 2017, January 4, 2018 and January 4, 2019.

(6b)
External Metric Grant awarded on June 6, 2016 becomes eligible to vest January 4, 2019 subject to satisfaction of external performance criteria for the three-year performance period. Presented at the Target performance level.

(7a)
Internal Metric Grant awarded on August 29, 2016 in connection with his appointment as an officer vests at the rate of 33 1/3% per year, subject to satisfaction of internal performance criteria for the initial year, with vesting dates of March 2, 2017, January 4, 2018 and January 4, 2019.

(7b)
External Metric Grant awarded on August 29, 2016 in connection with his appointment as an officer becomes eligible to vest January 4, 2019 subject to satisfaction of external performance criteria for the three-year performance period. Presented at the Target performance level.

(8a)	Restricted units awarded on January 4, 2016 vest at the rate of 33 1/3% per year, with vesting dates of January 4, 2017, January 4, 2018 and January 4, 2019.

(8b)
Restricted units awarded on January 4, 2016 are eligible to vest on January 4, 2019 subject to satisfaction of external performance criteria for the three-year performance period. Presented at the Target performance level.

(9a)	Restricted units awarded on October 12, 2016 fully vest on December 31, 2018.

(9b)
Restricted units awarded on October 12, 2016 are eligible to vest in March 2019 subject to satisfaction of internal performance criteria for the one-year performance period from January 1, 2018 to December 31, 2018. Presented at the Target performance level.

(10a)	Restricted units awarded on January 13, 2017 vest at the rate of 33 1/3% per year, with vesting dates of January 13, 2018, January 13, 2019 and January 13, 2020.

(10b)
Restricted units awarded on January 13, 2017 are eligible to vest on January 13, 2020 subject to satisfaction of external performance criteria for the three-year performance period. Half of the award is presented at the Target performance level and half of the award is presented at the Threshold performance level.

(11a)	Restricted units awarded on March 9, 2018 vest at the rate of 33 1/3% per year, with vesting dates of March 9, 2019, March 9, 2020 and March 9, 2021.

(11b)
Restricted units awarded on March 9, 2018 are eligible to vest on March 9, 2021 subject to satisfaction of external performance criteria for the three-year performance period. Presented at the Threshold performance level.

2019 Proxy Statement

Executive Compensation

OPTIONS EXERCISED AND STOCK VESTED IN 2018
The following table sets forth stock vested for each of our named executive officers in 2018. Our named executive officers did not exercise any options in 2018.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Marcus G. Michael	53,387	$2,325,002
Jaime M. Easley	2,460	$117,263
Dwight A.K. Gibson	6,796	$331,476
Jose Larios	5,970	$294,214
Belinda G. Hyde	7,184	$348,838
Jeremy W. Smeltser	17,928	$870,034
David A. Kowalski	31,889	$1,535,249

(1)	Based on the market value at time of vesting.
PENSION BENEFITS
The following table sets forth the net present value of accumulated benefits payable to each of the named executive officers, including the number of years of credited service.

Name	Plan Name (1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (2)($)	Payments during the last fiscal year ($)
Marcus G. Michael	N/A	N/A	$—	$—
Jaime M. Easley	N/A	N/A	$—	$—
Dwight A.K. Gibson	N/A	N/A	$—	$—
Jose Larios	N/A	N/A	$—	$—
Belinda G. Hyde	N/A	N/A	$—	$—
Jeremy W. Smeltser(3)	TMP	10.63	$2,655,266	$—
David A. Kowalski	TMP	13.11	$6,231,001	$—

(1)
The name of the pension plan is the SPX FLOW Supplemental Retirement Plan for Top Management (the “TMP”). Prior to our spin-off in 2015, this benefit was provided under the SPX Corporation Supplemental Retirement Plan for Top Management.

Upon designation by the Compensation Committee, named executive officers participate in the TMP. For Messrs. Smeltser and Kowalski, the benefit formula is 50% of final average pensionable earnings (highest 3 of last 10 calendar years of employment). For Mr. Smeltser, this target benefit accrues ratably over a 25-year period with Mr. Smeltser receiving the maximum benefit after 25 years. For Mr. Kowalski, this target benefit accrues ratably over a 20-year period with Mr. Kowalski receiving the maximum benefit after 20 years. A participant’s benefits may commence as early as age 55, but benefits payable at early retirement are reduced 4% per year from age 62.
Messrs. Michael, Easley, Gibson and Larios and Ms. Hyde do not participate in the TMP.
For Mr. Kowalski, the benefit vested after 5 years of service. For Mr. Smeltser, the benefit vested after 5 years of service as an officer. Participants in the TMP may elect to receive their benefits in a lump sum or annuity form of payment.
In general, “pensionable earnings” for purposes of the TMP is the amount reported as wages on a participant’s Form W 2 and paid prior to termination of employment, increased by (i) amounts contributed by the participant to the 401(k) Plan, SRSP and the SPX FLOW Flexible Spending Account Plans, and (ii) vacation and holiday pay (but not severance pay) paid after termination of employment. “Pensionable earnings” does not include the following amounts: (i) reimbursements or other expense allowances, (ii) fringe benefits (cash and non-cash), (iii) moving expenses, (iv) welfare benefits, (v) deferred compensation, (vi) the value of restricted shares and other equity awards, (vii) severance pay received after termination of employment, and (viii) employer-provided automobiles, mileage reimbursements and car allowances for which no documentation is required, hiring bonuses or other special payments, taxable and non-taxable tuition reimbursements, the taxable value of physical examinations and group term life insurance coverage in excess of $50,000, and other similar amounts not paid in cash that are required to be included in taxable income under the Internal Revenue Code.

2019 Proxy Statement

Executive Compensation

Prior to our spin-off in 2015, Mr. Kowalski also participated in a pension plan sponsored by SPX Corporation, the SPX Corporation Supplemental Individual Account Retirement Plan (“SIARP”). Accrual under this plan was frozen prior to the spin-off, and SPX Corporation remained the sponsor of the plan after the spin-off. The SIARP is a nonqualified defined benefit plan that provides benefits in excess of the limitation on benefits imposed by the Internal Revenue Code for certain participants. Mr. Kowalski was paid his pre-2005 SIARP benefit in 2017. His remaining SIARP benefit that takes into account his benefit accrued under the plan post-2004 will be paid on April 1, 2019 as a result of his termination of employment with SPX FLOW. The following table sets forth the net present value of accumulated benefits payable to Mr. Kowalski.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (2)($)	Payments during the last fiscal year ($)
David A. Kowalski	SIARP	N/A	$377,063	$—

(2)
The change in pension value in the TMP from 2017 to 2018 is based on assumed discount rates of 3.49% at December 31, 2017, and 4.11% at December 31, 2018. The change in pension value in the SIARP is based on assumed discount rates of 3.47% at December 31, 2017, and 4.20% at December 31, 2018.

(3)	Included within the Number of Years of Credited service for Mr. Smeltser is a credit of one additional year, granted in connection with his separation from the Company on December 17, 2018.
NONQUALIFIED DEFERRED COMPENSATION IN 2018
The following table sets forth information relating to the SRSP. Named executive officers and other senior-level management are eligible to participate in the SRSP, a nonqualified deferred compensation plan that allows them to make pre-tax deferrals in excess of those permitted by the 401(k) Plan. Named executive officers may defer up to 50% of their base compensation (excluding bonuses) and up to 100% of their annual bonuses into the SRSP. Both base compensation and bonus deferral elections are made prior to the beginning of the year to which they relate.
A company match is made to the SRSP after the maximum company match has been made under the 401(k) Plan. The deferrals and match are allocated to the fund(s) under the SRSP as selected by the participant.
In general, “eligible compensation” for purposes of the SRSP is the amount reported as wages on a participant’s Form W-2, (A) increased by (i) amounts contributed by the participant to the 401(k) Plan and the SPX FLOW Flexible Spending Account Plans, and (ii) vacation and holiday pay paid after termination of employment; and (B) decreased by (i) reimbursements or other expense allowances, (ii) fringe benefits (cash and non-cash), (iii) moving expenses, (iv) welfare benefits (provided that short-term disability payments are included and long-term disability payments are excluded), (v) employer-provided automobiles, mileage reimbursements and car allowances for which no documentation is required, taxable and non-taxable tuition reimbursements and the taxable value of physical examinations and group term life insurance coverage in excess of $50,000, (vi) pay in lieu of notice, (vii) deferred compensation, (viii) the value of restricted shares and other equity awards, and (ix) severance pay received after termination of employment.
All matching contributions into the 401(k) Plan were invested initially in the SPX FLOW Common Stock Fund through March 27, 2018 and were allocated in the form of units. The units consist primarily of SPX FLOW common stock, with a portion of the fund in cash, for purposes of administrative convenience. Any matching contributions into the 401(k) Plan after March 27, 2018 are invested in fund(s) according to the participant’s elections. All matching contributions into the SRSP are made in cash and invested according to the participant’s elections. All participant and matching contributions vest immediately. There is no minimum holding period. The SRSP is unfunded and earnings are credited on account balances based on participant direction within the same investment choices available in the 401(k) Plan. All returns in the SRSP and the 401(k) Plan are at market rates. In-service distributions are not allowed under the SRSP. In accordance with the rules set forth under the SRSP participants generally elect the form and timing of payment of their SRSP deferral account prior to the years in which such amounts are deferred. All amounts deferred under the SRSP after 2009 and before 2016 will be paid in a lump sum payment six months following termination of employment. Participants may elect to receive their pre-2009 accounts in a lump sum, annual installments (two to ten years) or monthly installments (up to 120 months) upon separation from service, on a date that is a specified number of months after retirement or separation from service, or on a specified date following separation from service (no later than attainment of age 70 1/2). Beginning with 2016, participants may elect to receive their amounts deferred in 2016 and later in either a lump sum or five annual installments, six months following employment termination.

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Executive Compensation

Name	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (2)	Aggregate Earnings in Last FY (3)	Aggregate Withdrawals/Distributions	Aggregate Balance at Last FYE (4)
Marcus G. Michael	$977,248	$86,318	$(117,177)	$—	$1,379,091
Jaime M. Easley	$28,258	$9,420	$(16,166)	$—	$148,807
Dwight A.K. Gibson	$37,221	$24,323	$(5,550)	$—	$55,994
Jose Larios	$—	$—	$—	$—	$—
Belinda G. Hyde	$36,136	$27,890	$(7,277)	$—	$77,870
Jeremy W. Smeltser	$208,984	$52,780	$(85,882)	$—	$1,343,454
David A. Kowalski	$269,927	$26,993	$(141,087)	$(95,910)	$1,371,680

(1)	Contributions to the SRSP consisted of the following amounts reported in the Summary Compensation Table:

Name	2018 Salary Contributions	2017 Non-Equity Incentive Plan Compensation Contributions
Mr. Michael	$211,680	$765,568
Mr. Easley	$28,258	$—
Mr. Gibson	$11,425	$25,796
Mr. Larios	$—	$—
Ms. Hyde	$24,948	$11,188
Mr. Smeltser	$82,372	$126,612
Mr. Kowalski	$—	$269,927

(2)	Represents matching amounts contributed by us to the SRSP. These amounts have been included in the All Other Compensation column of the Summary Compensation Table.

(3)	Aggregate earnings under the SRSP are not above-market and, accordingly, are not included in the Summary Compensation Table.

(4)	In addition to the amounts in footnote (1), includes the following amounts of contributions to the SRSP reported as compensation in the Summary Compensation Table for the:

•	Year ended December 31, 2017: Mr. Michael, $142,716; Mr. Smeltser, $51,691; and Mr. Kowalski, $25,962.

•	Year ended December 31, 2016: Mr. Michael, $166,586; Mr. Smeltser, $72,972; and Mr. Kowalski, $35,509.

•	Year ended December 31, 2015: Mr. Smeltser, $204,227; and Mr. Kowalski, $75,429.

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Executive Compensation

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
We have entered into agreements, including an employment agreement for our President and Chief Executive Officer, and a change-in-control agreement and stock plan award agreements with each of our named executive officers, governing compensation in the event of a termination of employment or a change in control of our company. The following tables set forth the expected benefit to be received by each named executive officer employed at December 31, 2018 in the event of his termination resulting from various scenarios, assuming a termination date of December 31, 2018 and a stock price of $30.42, our closing stock price on the New York Stock Exchange on December 31, 2018, the last trading day of 2018. The following tables should be read in connection with the Pension Benefits table on p. 35. Assumptions and explanations of the numbers set forth in the tables below are set forth in the footnotes to, and in the additional text following, the tables.

Marcus G. Michael
	(a) Voluntary Resignation or (b) Involuntary Termination For Cause		Disability		Death Pre-retirement		Involuntary Termination Without Cause/Voluntary Resignation for Good Reason		Termination Following Change in Control
Salary	$—		$—		$—		$1,750,000	(1)	$2,625,000	(2)
Bonus	$—		$1,133,138	(3)	$1,133,138	(3)	$2,266,276	(4)	$3,399,414	(5)
Value of Accelerated Equity (6)	$1,703,855	(6.a)	$6,378,739	(6.c)	$6,378,739	(6.c)	$4,945,714	(6.d)	$6,378,739	(6.c)
	$—	(6.b)
Retirement Plans	$—		$—		$—		$—		$—
All Other Compensation (7)	$541,674	(a)	$631,170		$1,444,035		$183,460		$679,538
	$84,135	(b)
TOTAL	$2,245,529	(a)	$8,143,047		$8,955,912		$9,145,450		$13,082,691
	$84,135	(b)

(1)	Two times annual salary at time of termination.

(2)	Three times the greater of annual salary immediately prior to change in control or at time of termination.

(3)	The greater of the prorated amount of actual bonus paid for the prior year or the target bonus for the termination year.

(4)	Two times the greater of actual bonus paid for the prior year or the target bonus for the termination year.

(5)	Three times the greater of actual bonus paid for the prior year or the target bonus for the termination year.

(6)	Mr. Michael is retirement eligible.
6.a—voluntary resignation: value of vesting in all unvested restricted stock and stock options which include retirement eligibility at target. There are no in-the-money stock options. Pursuant to the terms of the stock option award agreement, his stock options are valid until January 2, 2025.
6.b—involuntary termination for cause: unvested restricted stock and stock options forfeited.
6.c—disability, death or termination following a change in control: value of vesting in all unvested restricted stock and stock options at target. There are no in-the-money stock options.
6.d—involuntary termination without cause or voluntary resignation for good reason: value of vesting in the unvested restricted stock, unvested restricted stock units and stock options that would have vested in the two years following termination. The value assumes that all applicable performance vesting requirements will be met. There are no in-the-money stock options.

(7)	Includes:

•	Accrued vacation time: Salary for five weeks of accrued vacation time, for each termination scenario, in the amount of $84,135.

•	Life insurance: Values for life insurance in an amount equal to, in the case of:

•	Voluntary resignation (retirement): an amount equal to one times annual salary for the remainder of his life with an estimated present value of $457,539;

•	Disability: $547,035;

•
Death: life insurance proceeds of $1,359,900, which is equal to the sum of two times annual salary (less $1,000,000 in insurance from the Company’s group life insurance plan maintained for other SPX FLOW employees) in the amount of $750,000 and gross ups for federal and other tax liabilities in the amount of $609,900;

•
Involuntary termination without cause or voluntary resignation for good reason: reimbursement of premiums paid over benefit continuation period for two years, in the amount of $16,735 which represents his imputed income for group life insurance benefits in the year prior to termination; and

•
Termination following a change in control: two times annual salary at the time of termination for two years and thereafter an amount equal to one times annual salary for the remainder of his life, with an estimated present value of $474,714.

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•	Outplacement assistance: involuntary termination without cause, voluntary resignation for good reason, or termination following a change in control: $50,000.

•	Additional benefits:

•	Health and welfare insurance premiums:

•	Involuntary termination without cause or voluntary resignation for good reason: $29,918; and

•	Termination following a change in control: $68,017.

•	Executive physical: involuntary termination without cause, voluntary resignation for good reason, or termination following a change in control: $2,672.

Jaime M. Easley
	(a) Voluntary Resignation or (b) Involuntary Termination For Cause	Disability		Death Pre-retirement		Involuntary Termination Without Cause/Voluntary Resignation for Good Reason	Termination Following Change in Control
Salary	$—	$—		$—		$—	$850,000	(1)
Bonus	$—	$60,743	(2)	$297,500	(3)	$—	$595,000	(4)
Value of Accelerated Equity (5)	$—	$436,679		$436,679		$—	$436,679
Retirement Plans	$—	$—		$—		$—	$—
All Other Compensation (6)	$40,865	$40,865		$426,170		$40,865	$243,024
TOTAL	$40,865	$538,287		$1,160,349		$40,865	$2,124,703

(1)	Two times the greater of annual salary immediately prior to change in control or at time of termination.

(2)	The prorated amount of the actual bonus for the termination year.

(3)	The target bonus for the termination year.

(4)	Two times the greatest of the highest earned bonus amount for three years prior to termination year, the target for the termination year or the earned bonus for the termination year.

(5)	Value of vesting in all unvested restricted stock at target.

(6)	Includes:

•	Accrued vacation time: Salary for five weeks of accrued vacation time, for each termination scenario, in the amount of $40,865.

•	Life insurance: Values for life insurance in an amount equal to, in the case of:

•
Death: life insurance proceeds of $385,305, which is equal to the sum of two times annual salary (less $637,500 in insurance from the Company’s group life insurance plan maintained for other SPX FLOW employees) in the amount of $212,500 and gross ups for federal and other tax liabilities in the amount of $172,805; and

•
Termination following a change in control: two times annual salary at the time of termination for two years and thereafter an amount equal to one times annual salary for the remainder of his life, with an estimated present value of $121,814.

•	Outplacement assistance: termination following a change in control: $35,000.

•	Additional benefits: health and welfare insurance premiums: termination following a change in control: $45,345.

Dwight A.K. Gibson
	(a) Voluntary Resignation or (b) Involuntary Termination For Cause	Disability		Death Pre-retirement		Involuntary Termination Without Cause/Voluntary Resignation for Good Reason	Termination Following Change in Control
Salary	$—	$—		$—		$—	$943,037	(1)
Bonus	$—	$148,528	(2)	$330,063	(3)	$—	$884,568	(4)
Value of Accelerated Equity (5)	$—	$1,286,675		$1,286,675		$—	$1,286,675
Retirement Plans	$—	$—		$—		$—	$—
All Other Compensation (6)	$45,338	$45,338		$472,817		$45,338	$281,188
TOTAL	$45,338	$1,480,541		$2,089,555		$45,338	$3,395,468

(1)	Two times the greater of annual salary immediately prior to change in control or at time of termination.

(2)	The prorated amount of the actual bonus for the termination year.

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Executive Compensation

(3)	The target bonus for the termination year.

(4)	Two times the greatest of the highest earned bonus amount for three years prior to termination year, the target for the termination year or the earned bonus for the termination year.

(5)	Value of vesting in all unvested restricted stock at target.

(6)	Includes:

•	Accrued vacation time: Salary for five weeks of accrued vacation time, for each termination scenario, in the amount of $45,338.

•	Life insurance: Values for life insurance in an amount equal to, in the case of:

•
Death: life insurance proceeds of $427,479, which is equal to the sum of two times annual salary (less $707,279 in insurance from the company’s group life insurance plan maintained for other SPX FLOW employees) in the amount of $235,758 and gross ups for federal and other tax liabilities in the amount of $191,721; and

•
Termination following a change in control: two times annual salary at the time of termination for two years and thereafter an amount equal to one times annual salary for the remainder of his life, with an estimated present value of $155,505.

•	Outplacement assistance: termination following a change in control: $35,000.

•	Additional benefits: health and welfare insurance premiums: termination following a change in control: $45,345.

Jose Larios
	(a) Voluntary Resignation or (b) Involuntary Termination For Cause	Disability		Death Pre-retirement		Involuntary Termination Without Cause/Voluntary Resignation for Good Reason	Termination Following Change in Control
Salary	$—	$—		$—		$—	$882,000	(1)
Bonus	$—	$138,915	(2)	$308,700	(3)	$—	$787,920	(4)
Value of Accelerated Equity (5)	$—	$1,079,362		$1,079,362		$—	$1,079,362
Retirement Plans	$—	$—		$—		$—	$—
All Other Compensation (6)	$42,404	$42,404		$442,215		$42,404	$274,360
TOTAL	$42,404	$1,260,681		$1,830,277		$42,404	$3,023,642

(1)	Two times the greater of annual salary immediately prior to change in control or at time of termination.

(2)	The prorated amount of the actual bonus for the termination year.

(3)	The target bonus for the termination year.

(4)	Two times the greatest of the highest earned bonus amount for three years prior to termination year, the target for the termination year or the earned bonus for the termination year.

(5)	Value of vesting in all unvested restricted stock at target.

(6)	Includes:

•	Accrued vacation time: Salary for five weeks of accrued vacation time, for each termination scenario, in the amount of $42,404.

•	Life insurance: Values for life insurance in an amount equal to, in the case of:

•
Death: life insurance proceeds of $399,811, which is equal to the sum of two times annual salary (less $661,500 in insurance from the Company’s group life insurance plan maintained for other SPX FLOW employees) in the amount of $220,500 and gross ups for federal and other tax liabilities in the amount of $179,311; and

•
Termination following a change in control: two times annual salary at the time of termination for two years and thereafter an amount equal to one times annual salary for the remainder of his life, with an estimated present value of $151,611.

•	Outplacement assistance: termination following a change in control: $35,000.

•	Additional benefits: health and welfare insurance premiums: termination following a change in control: $45,345.

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Executive Compensation

Belinda G. Hyde
	(a) Voluntary Resignation or (b) Involuntary Termination For Cause	Disability		Death Pre-retirement		Involuntary Termination Without Cause/Voluntary Resignation for Good Reason	Termination Following Change in Control
Salary	$—	$—		$—		$—	$882,525	(1)
Bonus	$—	$138,998	(2)	$308,884	(3)	$—	$827,809	(4)
Value of Accelerated Equity (5)	$—	$1,136,126		$1,136,126		$—	$1,136,126
Retirement Plans	$—	$—		$—		$—	$—
All Other Compensation (6)	$42,429	$42,429		$442,477		$42,429	$259,175
TOTAL	$42,429	$1,317,553		$1,887,487		$42,429	$3,105,635

(1)	Two times the greater of annual salary immediately prior to change in control or at time of termination.

(2)	The prorated amount of the actual bonus for the termination year.

(3)	The target bonus for the termination year.

(4)	Two times the greatest of the highest earned bonus amount for three years prior to termination year, the target for the termination year or the earned bonus for the termination year.

(5)	Value of vesting in all unvested restricted stock at target.

(6)	Includes:

•	Accrued vacation time: Salary for five weeks of accrued vacation time, for each termination scenario, in the amount of $42,429.

•	Life insurance: Values for life insurance in an amount equal to, in the case of:

•
Death: life insurance proceeds of $400,048, which is equal to the sum of two times annual salary (less $661,895 in insurance from the Company’s group life insurance plan maintained for other SPX FLOW employees) in the amount of $220,630 and gross ups for federal and other tax liabilities in the amount of $179,418; and

•
Termination following a change in control: two times annual salary at the time of termination for two years and thereafter an amount equal to one times annual salary for the remainder of her life, with an estimated present value of $152,141.

•	Outplacement assistance: termination following a change in control: $35,000.

•	Additional benefits: health and welfare insurance premiums: termination following a change in control: $29,605.
Payments Upon Retirement
On October 1, 2018, Mr. Kowalski retired. At that time, Mr. Kowalski received the following in connection with his retirement. All benefits were paid or will be paid as required by Mr. Kowalski's employment agreement.

Salary	$—
Bonus (1)	$174,179
Value of Accelerated Equity (2)	$1,686,872
Retirement Plans	$6,231,001
All Other Compensation (3)	$25,889
TOTAL	$8,117,941

(1)	Actual bonus paid for 2018 pursuant to the terms of the EIP.

(2)
Value of vesting in all unvested restricted stock at target based on the December 31, 2019 closing stock price of $30.42. Restricted stock remains subject to the original performance requirements. There are no in-the-money stock options. Pursuant to the terms of the stock option award agreement, his stock options are valid until January 2, 2025.

(3)	Includes accrued vacation time of $25,889.

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Executive Compensation

Payments Upon Separation
On December 17, 2019, Mr. Smeltser left the company and received the following in connection with his departure.

Salary (1)	$618,083
Bonus (2)	$662,586
Value of Accelerated Equity (3)	$1,256,285
Retirement Plans (4)	$2,655,266
All Other Compensation (5)	$340,432
TOTAL	$5,532,652

(1)	One times annual salary at time of termination.

(2)
One times the greater of actual bonus for prior year or average for the three prior years, plus the amount, if any, by which the bonus that would have been paid for the bonus plan year in which such termination occurs, based on the performance level actually attained, exceeds actual bonus for the prior year or the average for the three prior years. In the case of Mr. Smeltser, the bonus payout at time of termination was equivalent to the bonus paid for the 2017 bonus plan.

(3)
Value of vesting in the unvested restricted stock and stock options that would have vested within one year from effective date of December 17, 2018 and the closing stock price of $30.42 on December 31, 2018. Restricted stock remains subject to the original performance requirements; the value assumes that all applicable performance vesting requirements will be met. There are no in-the-money stock options. Pursuant to the terms of the stock option award agreement, his stock options are valid until December 17, 2020.

(4)
Estimated pension value set forth in the Pension Benefits table, on p. 35, resulting from credit for one additional year of age and service, and the benefit becoming payable at age 55, rather than at age 62.

(5)	Includes:

•	Accrued vacation time: Salary for five weeks of accrued vacation time in the amount of $59,432;

•	Life insurance: Value for life insurance in an amount equal to two times annual salary at the time of termination for one year with an estimated present value in the amount of $0;

•	Outplacement assistance: $35,000;

•	Financial planning services: $10,000;

•	Lump sum in lieu of reimbursement of COBRA premiums: $36,000; and

•	In recognition of his years of service as an officer: $200,000.
ASSUMPTIONS AND EXPLANATIONS OF NUMBERS IN TABLES
The Compensation Committee retains discretion to provide, and in the past has provided, additional benefits to executive officers upon termination or resignation if it determines the circumstances so warrant.
Confidentiality, Non-Competition and Non-Solicitation Agreements
As a condition to each executive officer’s entitlement to receive the base salary amounts and equity award acceleration referenced in the applicable tables, the executive is required to execute a waiver of claims against us and shall be bound by the terms of a non-competition and non-solicitation agreement, which prohibits the executive from soliciting or diverting any customer, potential customer, employee or potential employee or competing with any of our businesses in which the executive has been employed for a period of one year from the date of termination.
Incremental Pension Amounts
We report the liabilities and associated expense for the pension plans under FASB Accounting Standards Codification Topic 715, “Compensation/Retirement Benefits” (“Topic 715”). Generally, the assumptions and methods used for financial reporting were also used in determining the values in this disclosure (discount rates, mortality, forms of payment, etc.).
Post-Retirement Health Care and Key Manager Life Insurance Benefits
Because portions of these benefits are self-insured, we calculate and maintain liabilities for these programs under appropriate accounting standards. We report the liabilities and associated expense for the post-retirement plans under Topic 715. Generally, the assumptions and methods used for financial reporting were also used in determining the values in this disclosure (discount rates, mortality, healthcare inflation, etc.).

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Executive Compensation

Payments upon a Termination in Connection with a Change in Control
NEOs will be entitled to certain benefits as described in the applicable tables if they are terminated within, for Mr. Michael, 36 months, and for Messrs. Easley, Gibson and Larios and Ms. Hyde, 24 months, following a change in control for a reason other than death, disability, retirement or termination for cause or if employment is terminated by the named executive officer other than for good reason. For Messrs. Smeltser and Kowalski, who departed the organization prior to December 31, 2018, their termination scenarios are calculated on the basis of the actual payments received.
For purposes of the change-in-control severance agreements, a change in control included the acquisition by any person (or group of related persons) of 25% or more of the voting power of our securities (including in an exchange or tender offer), or (1) liquidation of SPX FLOW, (2) the sale of all or substantially all of our assets, (3) a merger or consolidation (except where our stockholders prior to the time of merger or consolidation continue to hold at least 75% of the voting power of the new or surviving entity), or (4) a change in the majority of our Board of Directors within a two-year period without the approval of the incumbent Board.
The column setting forth payments upon a change in control assumes that the named executive officer’s employment was terminated following the change in control.
RISK ANALYSIS
The Compensation Committee regularly monitors and reviews our compensation programs and risk management as an integral part of its program design and review.
The primary incentive compensation arrangements, one or both of which apply to the majority of personnel worldwide, are the Stock Compensation Plan and the EIP. These plans cover the employees we believe would be most likely to be in a position to create a material risk to our company.
The Compensation Committee does not believe our compensation policies and practices give rise to risks that are reasonably likely to have a material adverse effect on our company. In reaching this conclusion, we considered the following factors:

•	Our compensation program is designed to provide a mix of both fixed and variable incentive compensation.

•
The variable (cash incentive and performance-based equity awards) portions of compensation are designed to reward both annual performance (under both programs) and longer-term performance (under performance-based equity awards). We believe this design mitigates incentives for short-term risk-taking that could be detrimental to our company’s long-term best interests.

•
A significant percentage of our senior executives’ incentive compensation is based on the performance of our total company. This is designed to mitigate incentives to pursue strategies that might maximize the performance of a single operating division to the detriment of our company as a whole.

•
Our senior executives are subject to stock ownership guidelines, which we believe incentivize our executives to consider the long-term interests of our company and our stockholders and discourage excessive risk-taking that could negatively impact our stock price.

•
Our incentive compensation program is designed with payout curves that are relatively smooth and seek to minimize steep payout “cliffs” that might encourage short-term business decisions in order to meet a payout threshold.

•
A qualitative risk assessment concluded that our plans do not have an unreasonable ratio between fixed and variable compensation. The bonus plans are capped at specified maximum percentages, which limit incentives to undertake excessive risk.

•
The executive and management bonus plans also have forfeiture provisions relating to any fraud, manipulation or negligence in connection with computation of performance measures or payments under the plans.

•	All of the incentive plans are determined primarily by a formula, rather than manager discretion.

•	In addition to the structure of our plans, we mitigate any risk that may be generated by compensation plans through management oversight, compliance training and enforcement, and audits.
No single SPX FLOW business unit carries a significant portion of the company’s risk profile, or has compensation structured significantly differently than other units within the company, regardless of relative business unit profitability or compensation expense as a percentage of revenues.
The Compensation Committee does not believe that any of the design features of our compensation arrangements pose a significant concern.

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Executive Compensation

CEO PAY RATIO
Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC has adopted a rule requiring annual disclosure of the ratio (the “CEO Pay Ratio”) of the total annual compensation of our Chief Executive Officer, Mr. Michael, to the total annual compensation of the employee of our Company and its subsidiaries who is determined to have the median compensation of, generally, all such employees (excluding our Chief Executive Officer). The rule also requires annual disclosure of this median employee’s total compensation for the year and our Chief Executive Officer’s total compensation for the year. This rule first became applicable with respect to the proxy statement for the 2018 Annual Meeting. Our CEO Pay Ratio has been calculated in compliance with the requirements set forth in Item 402(u) of Regulation S-K of the SEC.
SEC rules require a company to identify the median-compensated employee only once every three years, absent material changes to the employee population during that period. Because there were no such material changes in our employee population since we undertook to identify the median-compensated employee for determination of the ratio in 2017, we elected to use the same employee for calculating the 2018 ratio.
For the 2017 calculation, we identified the median employee using our global employee population as of October 31, 2017. This included all global full-time, part-time, temporary and seasonal employees who were active on that date. Although we have approximately 7,281 employees in 36 countries around the world, we did not exclude any employees from our calculation (other than, as required by the rule, our Chief Executive Officer).
We used a consistently applied compensation measure (“CACM”) across our global employee population to determine the median employee for the purpose of calculating the CEO Pay Ratio in 2017. The CACM that we used was base pay plus bonus. For our employees who are paid a salary, base pay was equal to their annual salary paid in 2016. For our employees who are paid an hourly rate, base pay was equal to total annual hourly wages, including overtime and allowances, paid in 2016. We did not perform any full-time equivalency adjustments for part-time workers and we did not apply a cost-of-living adjustment. We did however, annualize pay for full-time employees who were hired after January 1, 2016 and remained actively employed on December 31, 2016. For both salaried and hourly workers, bonus referred to bonus payments received in 2016 in connection with applicable annual cash incentive plans. The majority of our employees received a bonus payment in 2016.
Since we chose to apply a CACM of base pay plus bonus for 2016 to our employee population as of October 31, 2017, we then had to consider those employees who joined the Company during 2017. For each of these employees, we selected another employee from the same working location, with the same or similar job description, who was employed by the Company as of December 31, 2016, and mapped the compensation of the existing similar employee to the new employee. The Company hired 416 new workers in 2017 for whom this calculation was applied. We believe that this methodology provides an accurate depiction of the earnings of our global employee population for the purposes of identifying the median employee.
Using the median employee that we previously identified, we calculated the median employee’s compensation for 2018 in the same manner as reported for the CEO in the Summary Compensation Table in this proxy statement. The total compensation for the median employee was $60,041 using the Summary Compensation Table methodology. Our Chief Executive Officer’s total compensation was $4,871,048 using the same methodology during the same period. Accordingly, our CEO Pay Ratio for 2018 is 81.5:1.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the amount of compensation of the median-compensated employee and the pay ratio reported by other companies may not be comparable to our estimates reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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Table of Contents

Equity Compensation Plan Information
The following table provides information as of December 31, 2018 about SPX FLOW common stock that may be issued upon the exercise of options and rights under our Stock Compensation Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b) (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	1,317,825	(1)	$61.29	943,608	(3)
Equity compensation plans not approved by stockholders	—		N/A	—
Total	1,317,825	(1)	$61.29	943,608	(3)

(1)
Comprises 342,208 shares issuable upon the exercise of outstanding options, 787,511 shares issuable pursuant to restricted stock units, based on the maximum number of shares issuable under restricted stock units that are subject to performance conditions, and 188,106 shares of restricted stock that would be issued if all unvested External Metric Grants achieved maximum performance against targets.

(2)	Excludes restricted stock units.

(3)
All these shares were available for issuance under the Stock Compensation Plan. Unvested outstanding share awards totaling 561,084 would be available for future issuance were they not to vest, pursuant to the terms of the plan. Options issued in connection with the spin-off from SPX Corporation would not be available for future issuance were they not to vest, pursuant to the terms of the plan.

2019 Proxy Statement

Proposal No. 2 — Advisory Vote to Approve the Compensation of our Named Executive Officers
We are asking our stockholders to cast an advisory vote at our Annual Meeting to approve the compensation of our named executive officers, as disclosed in this proxy statement.
Though the vote is non-binding, the Compensation Committee and the Board of Directors value your opinions and will consider the outcome of the vote in establishing our compensation philosophy and making future compensation decisions.
WHY YOU SHOULD APPROVE OUR EXECUTIVE COMPENSATION PROGRAM
Our compensation programs are metric-driven and designed to align the interests of our NEOs with the interests of our long-term stockholders. Our Compensation Committee rewards performance that meets or exceeds their goals, builds stockholder value and compares favorably to the Company’s peers. In line with our pay-for-performance philosophy, the total compensation received by our NEOs will vary based on corporate performance measured against annual and long-term targets. Our annual incentive plan focuses on Orders, Adjusted EBITDA and Adjusted Working Capital Reduction, while our long-term incentive plan equally measures two criteria over a three-year period; (i) three-year average Return On Invested Capital on a pre-tax, adjusted basis (“ROIC”) and (ii) relative Total Shareholder Return measured against the S&P MidCap 400 Capital Goods Industry Group (“rTSR”). The total compensation of our NEOs is therefore comprised of base salary, annual incentive compensation, long-term incentive compensation and reasonable perquisites.
In 2018, our CEO was reasonably compensated in comparison to our peer companies and considering the Company’s operational performance. His base salary increased modestly year-over-year, and is aligned with the peer group median. The Company did not achieve all of its operational goals related to the annual incentive plan targets and therefore only a portion of the total potential annual incentive bonus was paid. The majority of our CEO's pay for 2018 was in the form of long-term incentive plan awards that are subject to multi-year vesting criteria aligned with creating stockholder value. We remained true to our pay-for-performance philosophy in 2018 and will continue to do so in the future with your support.

2019 Proxy Statement

Proposal No. 2 — Advisory Vote to Approve the Compensation of Our Named Executive Officers

We are requesting your non-binding vote on the following resolution:
“Resolved, that the compensation of SPX FLOW’s named executive officers as described in “Compensation Discussion and Analysis” beginning on p. 20, and in the Summary Compensation Table for 2018 and subsequent tables and accompanying text beginning on p. 29 of the proxy statement, is approved.”

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

2019 Proxy Statement

Proposal No. 3 — Approval of the Amendment and Restatement of the SPX FLOW, Inc. Stock Compensation Plan
We are seeking stockholder approval to amend and restate the SPX Flow, Inc. Stock Compensation Plan (the “Plan”) to increase the number of shares of common stock of the Company (the “Shares”) reserved for issuance under the Plan by an additional two million Shares (2,000,000). Our continuing ability to offer equity incentive awards under the Plan is critical to our ability to attract, motivate and retain qualified personnel and stock-based compensation aligns the interests of our NEOs with the interests of our long-term stockholders. The Board has approved the amendment and restatement of the Plan and share increase subject to stockholder approval, and recommends that stockholders vote in favor of this proposal at the Annual Meeting. Stockholder approval of this proposal requires the affirmative vote of a majority of the outstanding Shares that are present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.
Because the proposed amendment and restatement of the Plan would increase the number of shares that may be issued under the Plan, stockholder approval of the amendment and restatement is required under the rules of the New York Stock Exchange. If the stockholders approve this proposal, the amendment and restatement of the Plan and share increase will become effective as of the date of stockholder approval. If stockholders do not approve this proposal, the amendment and restatement of the Plan and share increase will not take effect and our Plan will continue to be administered in its current form. Our NEOs and directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the Plan.
Background
The Plan was initially adopted by the board of directors at the time of our spin-off from our former parent company, SPX Corporation, on September 23, 2015. The initial share reserve under the Plan was 3,000,000 shares plus the amount of shares needed to convert outstanding and unvested equity awards held in SPX Corporation stock into shares of SPX FLOW stock. In addition, any shares forfeited to, or repurchased by the Company, such as those withheld to offset tax withholding obligations, also become available for future grant under the Plan. As of March 25, 2019, approximately 753,536 Shares remained available for grant under the Plan. The Board believes that additional Shares are needed to meet the Company’s anticipated equity compensation for the next three years following the 2019 Annual Meeting. This estimate is based on a forecast that takes into account our anticipated rate of growth in hiring, an estimated range of our stock price over time, our historical forfeiture rates, as well as the number of shares we have available for grant under our Plan now. We have also considered proxy advisory firm guidelines in determining an appropriate number of Shares to seek to add to the Plan.
Reasons to Vote for the Proposal:
1.Long-Term Equity is a Key Component of Compensation for our Employees
As discussed in the “Compensation Discussion and Analysis” section, our compensation programs are metric-driven and designed to align the interests of our NEOs with the interests of our long-term stockholders. Equity awards, whose value depends on stock performance and which require both strong operational performance and continued service over time before value can be realized, help achieve these objectives and are a key element of our compensation program. These programs also incentivize our employees to manage our business as owners, aligning their interests with those of our stockholders. The board of directors believes we must continue to use equity compensation on a broad basis to help attract, retain and motivate employees to continue to grow our business, develop new products and ultimately increase stockholder value. As of March 25, 2019, 141 of our regular, full-time employees held outstanding equity awards.
2.The Plan Requires Additional Shares to Meet our Forecasted Needs
We currently forecast granting equity awards representing approximately 600,000 shares over the next one year, or approximately 1.4% of our common stock outstanding as of March 25, 2019. We also anticipate share forfeitures and cancellations of approximately 35%, or 349,316 shares, of the 998,047 outstanding previously awarded shares over this period, based on a blended rate of federal tax withholding rates. If our expectation for forfeitures is accurate, our net grants (grants less forfeitures and cancellations) over the next one-year period would be approximately 250,684 shares, or approximately 0.6% of our common stock outstanding as of March 25, 2019.
As described above, the Plan has 753,536 shares available for grant as of March 25, 2019. We believe additional shares should be reserved for issuance under our Plan to meet our estimated near-term equity compensation needs.
3.We Manage Our Equity Incentive Program Thoughtfully
We manage our long-term stockholder dilution by limiting the number of equity awards granted annually and limiting what we grant to what we believe is an appropriate amount of equity necessary to attract, reward and retain employees. Our three-year average burn rate, which we define as the number of shares subject to equity awards granted in a fiscal year divided by the weighted average shares outstanding for that fiscal year, was 2.9% for fiscal years 2016 through 2018.
As of March 25, 2019, equity awards outstanding under Company equity plans were approximately 1,340,255 options and awards with a total of 42,532,451 shares outstanding. Accordingly, our approximately 1,340,255 outstanding awards plus 753,536 shares available for future grant

2019 Proxy Statement

under the Plan as of March 25, 2019 represented approximately 4.9% of our common stock outstanding (commonly referred to as the “total equity overhang”).
As of March 25, 2019, the average weighted per share exercise price of all outstanding stock options was $61.29 and the weighted average remaining contractual term was six (6) years.
4.The Plan Incorporates Good Compensation and Governance Practices
The board of directors implements market best practices and our pay-for-performance philosophy in our equity-based incentive plans.

•
Administration. The Plan is administered by the Compensation Committee of the Board, which is comprised entirely of independent non-employee directors. They are aided by our independent compensation advisor, Pearl Meyer.

•
Stockholder approval is required for additional Shares. The Plan does not contain an annual “evergreen” provision but instead reserves a fixed maximum number of Shares for issuance. Stockholder approval is required to increase that number.

•
Exchange or Repricing Programs are not allowed without stockholder approval. The Plan prohibits the repricing or other exchange of underwater stock options and stock appreciation rights without prior stockholder approval.

•	The Plan requires that stock options issued under it must have an exercise price equal to at least the fair market value of our Common Stock on the date the award is granted.

•
Share counting provisions. In general, when awards granted under the Plan expire or are canceled without having been fully exercised, or are settled in cash, the Shares reserved for those awards are returned to the share reserve and become available for future awards.

•
Limited transferability. In general, awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, unless otherwise approved by the Board or a committee of the Board administering the Plan.

•	Annual limits on employee and non-employee director awards. The Plan limits the number of Shares available for non-employee director awards each fiscal year.

•	No tax gross-ups. The Plan does not provide for any tax gross-ups.

•	The Plan provides for acceleration of benefits following a change-in-control and a termination event for the participant; a so called “double trigger” change-in-control provision.

•	The Plan imposes 1-year minimum vesting requirements subject to a limited exception.
Burn Rate
The following is provided in order to assist those who may wish to run a burn rate calculation.

Year	Options Granted	Performance Shares Vested	Time-Vested Restricted Stock and Restricted Stock Units Granted	Total	Weighted-Average Number of Common Shares Outstanding
2018	—	—	257,662	257,662	42,197,000
2017	—	34,550	284,991	319,541	41,799,000
2016	—	41,776	549,036	590,812	41,345,000
Summary of Plan Provisions
The following is a summary of the Plan, as amended and restated, and is qualified in its entirety by the complete copy of the Plan set forth in Appendix A.
Authorized Shares
The Plan was initially approved by the former parent, SPX Corporation, as the sole stockholder of the Company on September 23, 2015 and was approved by our stockholders after the Spin on May 11, 2016. In addition to its general purposes described above, the Plan was established to issue awards in partial or full substitution for awards relating to common shares of SPX Corporation prior to the spin.
At the time of the Company’s spin-off from its former parent company on September 25, 2015, the Plan had 1,386,542 of outstanding stock options, restricted stock awards and restricted stock units. As of the spin, an additional 3,000,000 shares were approved for the Plan. The amendment and restatement of the Plan increases the authorized number of shares to be issued under the Plan by 2,000,000. The Plan has outstanding 998,047 restricted stock awards and restricted stock unit awards and 342,208 stock option awards as of March 25, 2019.
At the time a restricted stock award or a restricted stock unit award is granted to a participant in the Plan, the Company credits the value of that award at its maximum vested value against the share reserve. These awards are subject to performance and time-based vesting criteria and may increase or decrease in value up to their scheduled vesting date based on company performance. This is described in further detail below. Stock

2019 Proxy Statement

option awards are not subject to this increase or decrease in value prior to vesting and the company credits share reserve with the number of stock options awarded on a one-to-one basis.
Share Reserve Reduction and Share Recycling
In the event that any shares of stock that are subject to an option which, for any reason, expires, terminates or is canceled as to such shares, or any shares of stock subject to a Restricted Stock or Restricted Stock Unit award made under the Plan are reacquired by the Company, or any Stock Appreciation Right expires unexercised, such shares and rights again shall become available for grant under the Plan. The shares of stock that become available for new awards do not include shares of stock with respect to awards that were issued prior to the spin from the former parent company, to the extent that such awards expire, terminate, are cancelled or are otherwise settled without the issuance of shares of stock on or after the September 25, 2015. Any shares of stock that again become available for grant pursuant to this paragraph are added back as one (1) share of stock.
For purposes of determining the number of shares of stock available to be granted under the Plan, the following types of awards are not added back to the Plan as shares available for future grants: (a) shares of stock purchased on the open market with the proceeds of option exercises, (b) shares of stock tendered to pay the exercise price of options, or (c) shares subject to stock appreciation rights that are not issued on the stock settlement of the stock appreciation rights.
Adjustments to Shares Subject to Plan
In the event of any change in the Common Stock of the Company through stock dividends or stock splits, a corporate spin-off, reverse spin-off, split-off or split-up, or recapitalization, merger, consolidation, exchange of shares, or a similar event, the aggregate number of shares of Common Stock subject to each outstanding Option and any other Award granted under the Plan shall be appropriately adjusted by the Committee. Such mandatory adjustment may include a change in any or all of (a) the number and kind of shares of Common Stock which thereafter may be awarded or optioned and sold under the Plan (including, but not limited to, adjusting any limits on the number and types of Awards that may be made under the Plan), (b) the number and kind of shares of Common Stock subject to outstanding Awards, (c) the Option Price, grant, exercise or conversion price with respect to any Award, (d) the performance goals which may be applicable to any outstanding Awards, and (e) such other equitable substitutions or adjustments may be made, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights. Without limiting the preceding sentence, in the case of any such transaction described above, the adjustments may consist of either (i) making appropriate provision for the protection of outstanding Awards by the substitution on an equitable basis of appropriate equity interests or awards similar to the Awards (or, in the event no such similar equity interests may be identified, a nonqualified deferred compensation account allocation of equivalent value), provided that the substitution neither enlarges nor diminishes the value and rights under the Awards; or (ii) upon written notice to the Participants, providing that Awards will be exercised, distributed, cashed out or exchanged for value pursuant to such terms and conditions (including the waiver of any existing terms or conditions including but not limited to vesting restrictions or exercise waiting periods) as shall be specified in the notice. The number of shares of Common Stock subject to any Award shall be rounded to the nearest whole number. Any such adjustment shall be consistent with Code Sections 424, and 409A to the extent the Awards subject to adjustment are subject to such Code Sections.
Administration
The Plan is administered by the Compensation Committee of the Board of Directors. For purposes of any award by the Committee that is intended to be exempt from the restrictions of Section 16(b) of the Exchange Act, the Committee consists only of independent directors who qualify as “non-employee directors,” as defined in Rule 16b-3 under the Exchange Act.
The Committee has the authority, subject to the terms of the Plan, to determine the participants to whom awards are granted, the type or types of awards to be granted and the terms and conditions of any and all awards (including to accelerate vesting or waive forfeiture restrictions) and to interpret the provisions of the Plan and outstanding awards. The Committee may establish such rules and regulations, not inconsistent with the provisions of the Plan, as it deems necessary to determine eligibility to participate in the Plan and for its proper administration, and may amend or revoke any rule or regulation so established.
The Committee may allow a participant to defer the receipt of payment of cash or delivery of stock that otherwise would be due to such participant, provided that, unless expressly determined by the Committee, such deferral election must comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and the guidance promulgated thereunder (“Section 409A”). The Committee may make rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws.
The Committee has the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of awards granted under the Plan, subject to the legal and Board requirements. Delegation of authority is not permitted with respect to awards to be granted to any member of the Board or to any employee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.
Eligibility
At the discretion of the Committee, awards may be granted to any Key Employee or individual consultant or independent contractor providing services to the Company or any of its subsidiaries. A Key Employee is an employee of the Company, including an officer or director, who, in

2019 Proxy Statement

the opinion of the Committee, can contribute significantly to the growth and profitability of the Company. Key Employees also may include those employees identified by the Committee to be in situations of extraordinary performance, promotion, retention, or recruitment. Non-employee directors may also receive awards under the plan, in the amounts and subject to the terms and conditions approved by the Board of Directors or the Board’s Nominating and Governance Committee. As of December 31, 2018, there were approximately 139 employees, including eight officers and seven non-employee directors, each of whom may be eligible to be granted awards under the Plan.
Restricted Stock Awards
Awards of restricted stock are rights to acquire Company stock, which vest in accordance with the terms and conditions established by the Committee in its sole discretion. Restricted stock awards are evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the Plan.
Restricted stock awards may (but are not required to) be subject to vesting conditions as the Committee specifies, and the shares acquired may not be sold, transferred, pledged or assigned by the participant until the vesting conditions (if any) are satisfied. The Committee may establish vesting criteria in its discretion, which may be based on continued employment or service, company-wide, departmental, divisional, business unit, or individual goals, applicable federal or state securities laws, or any other basis and which may include the performance goals listed below, and which, depending on the extent to which they are met, will determine the number of restricted stock units to be paid out to participants. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service. In the event of termination of service arising from retirement after 60 years of age and with at least 10 years of service, death or disability, the Committee may waive any remaining period of restriction for the award and such shares become fully transferrable.
Participants holding restricted stock generally have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares generally will be subject to the same restrictions as the original award. The Committee may, in its sole discretion, reduce or waive any vesting criteria or accelerate the time at which any restrictions will lapse or be removed.
Restricted Stock Units
The Committee may grant restricted stock units which represent a right to receive shares at a future date as set forth in the participant’s award agreement. Restricted stock units granted under the Plan are evidenced by a written agreement between the Company and the participant specifying the number of restricted stock units subject to the award, any vesting conditions, and other terms and conditions of the award, consistent with the requirements of the Plan.
Restricted stock units vest if the performance goals or other vesting criteria the Committee may establish are achieved. Earned restricted stock units may be settled, in the sole discretion of the Committee, in cash, shares, or a combination of both. The Committee may establish vesting criteria in its discretion, which may be based on continued employment or service, company-wide, departmental, divisional, business unit, or individual goals, applicable federal or state securities laws, or any other basis and which, depending on the extent they are met, will determine the number of shares or amount of cash to be paid out to participants.
After the grant of a restricted stock unit award, the Committee, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed. A participant will forfeit any unearned restricted stock units as of the date or under the conditions set forth in the award agreement.
Participants holding restricted stock units have no voting rights with respect to the shares represented by the restricted stock units until the date the underlying shares are issued, consistent with the terms of the Plan. The Committee, in its sole discretion, may provide in the participant’s award agreement that the participant shall be entitled to receive dividend equivalents with respect to the payment of cash dividends on shares having a record date prior to the date on which the restricted stock units are settled or forfeited, consistent with the terms of the Plan. Settlement of dividend equivalents may be made in cash, shares, or a combination thereof as determined by the Committee. Any additional restricted stock units resulting from dividend equivalents will be subject to the same terms and conditions, including vesting conditions, as the restricted stock units to which they relate. In the event of a dividend or distribution paid in shares or any other adjustment made upon a change in the capital structure of the Company, appropriate adjustments will be made to a participant’s restricted stock unit award so that it represents the right to receive upon settlement any new, substituted or additional securities or other property (other than normal cash dividends) to which the participant would be entitled by reason of the shares issuable upon settlement of the award and any new, substituted, or additional securities or other property will be subject to the same vesting conditions as are applicable to the award.
Stock Options
Options granted under the Plan are evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the option, the exercise price, the expiration date of the option, any conditions to exercise the options, and the other terms and conditions of the option, consistent with the requirements of the Plan. The Committee shall determine whether an option is an incentive stock option within the meaning of Code Section 422, or a nonqualified stock option. At any time after the date of grant, the Administrator, in its sole discretion, may reduce or waive any vesting criteria and may accelerate the time at which the restrictions will lapse or be removed.
The exercise price per share of each option may not be less than the fair market value of a share of the Company’s common stock on the date of grant. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become

2019 Proxy Statement

exercisable by any participant during any calendar year also may not exceed $100,000. Generally, the fair market value of the Common Stock is the closing sales price per share on the relevant date as quoted on the NYSE. Incentive stock options shall not be granted to (a) a non-employee director, or (b) any person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.
The Plan provides that the Committee will determine acceptable forms of consideration for exercising an option, which may include a broker-assisted cashless exercise arrangement. Acceptable forms of paying the option price upon exercise of any Option include, but are not limited to, (a) cash or its equivalent, (b) tendering shares of previously acquired mature Common Stock having a fair market value at the time of exercise equal to the total option price, (c) directing the Company to withhold shares of Common Stock, which may include attesting to the ownership of the equivalent number of shares of previously-acquired mature Common Stock having a fair market value at the time of exercise equal to the total option price or the election by the participant to reduce the number of shares of Common Stock that are subject to the portion of the Option being exercised having a fair market value equal to the option price, (d) other approved property or (e) by a combination of (a), (b), (c) and/or (d). The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes. As soon as practicable, after Option exercise and payment, the Company shall deliver to the participant Common Stock certificates or other evidence of Common Stock ownership in an appropriate amount based upon the number of Options exercised, issued in the participant’s name.
Options are exercisable at such times or under such conditions as determined by the Administrator and set forth in the award agreement. The maximum term of an option is as specified in the award agreement, provided that options may not have a term of more than ten years. The Committee shall impose such restrictions on any shares of common stock acquired pursuant to the exercise of an option the Plan as it may deem advisable, including, without limitation, restrictions under which such shares of common stock are then listed and under any blue sky or state securities laws applicable to such shares of common stock.
The Committee determines and specifies in each written award agreement, and solely in its discretion, the period of post-termination exercise applicable to each option. In the absence of such a determination by the Committee, the participant generally is able to exercise the option to the extent vested for 90 days following the participant’s termination as a service provider for reasons other than death, disability, or cause. Regardless of the reasons for termination of service, incentive stock options must be exercised within the Code Section 422 prescribe time period in order to receive the favorable tax treatment applicable thereto. Options terminate immediately upon the participant’s termination for cause. In no event can an option be exercised after the expiration of the term of the option.
Except as otherwise provided, options granted under the Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all Options granted to a participant under the Plan shall be exercisable during his lifetime only by such participant. Under such rules and procedures as the Committee may establish, the holder of an Option may transfer such Option to members of the holder’s immediate family (i.e., children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners, provided that (i) the agreement, if any, with respect to such Option, expressly so permits or is amended to so permit, (ii) the holder does not receive any consideration for such transfer, and (iii) the holder provides such documentation or information concerning any such transfer or transferee as the Committee may reasonably request. Any Options held by any transferees shall be subject to the same terms and conditions that applied immediately prior to their transfer. The Committee may also amend the agreements applicable to any outstanding Options to permit such transfers. Any Option not granted pursuant to any agreement expressly permitting its transfer or amended expressly to permit its transfer shall not be transferable. Such transfer rights shall in no event apply to any incentive stock option.
Stock Appreciation Rights
Subject to the terms and provisions of this Plan, Stock Appreciation Rights may be granted to participants either independent of Options or in conjunction with nonqualified stock options at any time and from time to time as shall be determined by the Committee. Stock Appreciation Rights granted in conjunction with a nonqualified stock option may be exercised at such time as provided under the applicable Award Agreement during the term of the related stock option, with a corresponding reduction in the number of shares available under the Option. Option shares with respect to which the Stock Appreciation Right shall have been exercised may not again be subject to an Option under the Plan. Stock Appreciation Rights granted independent of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, may provide for the Stock Appreciation Right in the applicable Award Agreement including, but not limited to, a corresponding proportional reduction in previously granted Options.
Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment of an amount determined by multiplying: (a) the difference between the Fair Market Value of a share of Common Stock at the date of exercise over the price fixed by the Committee at the date of grant (which price may not be less than the Fair Market Value of a share of Common Stock on the grant date of such Stock Appreciation Right), by (b) the number of shares with respect to which the Stock Appreciation Right is exercised. Payment to the Participant, upon the exercise of a Stock Appreciation Right, will be made in cash or paid in the Fair Market Value in shares of Common Stock (or any combination thereof).
The Committee, in its sole discretion, may establish (at the time of grant) a maximum amount per share which will be payable upon exercise of a Stock Appreciation Right. The term of a Stock Appreciation Right granted under the Plan shall not exceed ten years from the date of grant. In the event that the Service of a Participant is terminated by reason of death, disability or retirement, or for any other reason, the exercisability of any outstanding Stock Appreciation Rights granted in conjunction with an Option shall terminate in the same manner as specified for their related

2019 Proxy Statement

Options. The exercisability of any outstanding Stock Appreciation Rights granted independent of Options also shall terminate in the manner provided under the Award Agreement.
Performance Units
Performance Units may be granted subject to such terms and conditions as the Committee in its discretion shall determine. Performance Units may be granted either in the form of cash units or in share units, including RSUs, which are equal in value to one share of Common Stock, or a combination thereof. The Committee shall establish the performance goals to be attained in respect of the Performance Units, the various percentages of Performance Unit value to be distributed upon the attainment, in whole or in part, of the performance goals and such other Performance Unit terms, conditions and restrictions as the Committee shall deem appropriate as set forth in an Award Agreement. As soon as practicable after the termination of the performance period, the Committee shall determine the payment, if any, which is due on the Performance Unit in accordance with the terms thereof. The Committee shall determine, among other things, whether the payment shall be made in the form of cash or shares of Common Stock, or a combination thereof.
Grants to Non-Employee Directors
Our non-employee directors are eligible to receive all awards under the Plan, except incentive stock options and subjects to the limits below.
The maximum aggregate number of shares of Common Stock (including, Restricted Stock, RSUs, Stock Appreciation Rights and Performance Units to be paid out in shares of Common Stock, but excluding Options) that may be granted or that may vest with respect to awards granted in any one fiscal year to a Non-Employee Director shall be 10,000, provided, however, in the case of awards granted in the form of Options, the maximum aggregate number of shares of Common Stock that may be granted or that may vest with respect to Option awards granted in any one fiscal year to a Non-Employee Director shall be 30,000, further, in the case of awards granted in the form of Performance Units, the Committee may instead provide for a cash payment, in which case the maximum aggregate cash payment for any fiscal year shall not exceed, $500,000.
Individual Award Limitations
The maximum aggregate number of shares of Common Stock (including Options, Restricted Stock, RSUs, Stock Appreciation Rights and Performance Units to be paid out in shares of Common Stock) that may be granted or that may vest with respect to awards granted in any one fiscal year to participant (excluding a Non-Employee Director) shall be 2,000,000; provided, however, in the case of awards granted in the form of Performance Units, the Committee may instead provide for a cash payment, in which case the maximum aggregate cash payment for any fiscal year shall not exceed the fair market value (determined as of the date of vesting or payout, as applicable) of 2,000,000 shares of Common Stock.
Transferability of Awards
Awards granted under the Plan generally are not transferable, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant (or the participant’s guardian or legal representative). The above specific types of awards include further detail regarding transferability. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to his estate. In its discretion, the Committee may permit beneficiary designations by a Participant under the plan associated with the former parent company, SPX Corporation, to be effective for such purposes under the Plan.
Change in Control
Upon a “change in control” as defined in the Plan, each outstanding award shall be replaced with another award that meets the requirements of an “Alternative Award”. If, however, an Alternative Award is not issued, or the Committee otherwise so determines, then each outstanding award shall instead become fully vested, exercisable and free of any period of restriction immediately prior to the change of control.
In order for an award to qualify as an Alternative Award, the Committee must reasonably determine, in good faith, prior to the change of control that such outstanding awards are to be assumed, honored, or new rights substituted by the successor entity following the change of control, and that any such Alternative Award has certain characteristics. Each Alternative Award must be: (a) be based on shares of Common Stock that are traded on an established U.S. securities market or another public market; (b) provide the participants with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under the award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment; (c) have substantially equivalent economic value to the award: (d) contain terms and conditions which provide that in the event that the participant is terminated without cause within two years following the change of control, any conditions on the participant’s rights under, or any restrictions on transfer, vesting or exercisability applicable to, each such award held by such participant shall be waived or shall lapse, as the case may be; and (e) be on terms and conditions that do not result in adverse tax consequences to the participant under Code Section 409A.
If a participant is terminated within two years after a change in control other than for cause, then (a) any conditions on the participant’s rights under, or any restrictions on transfer, vesting or exercisability applicable to each such award or Alternative Award held by such participant shall be waived or shall lapse, as the case may be, and (b) all the Options and Stock Appreciation Rights held by the participant will remain exercisable for not less than two years post-termination or until the expiration of the Option.

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At the discretion of the Committee, upon a change in control, any Option, Stock Appreciation Right, or Restricted Stock Unit may be canceled in exchange for an amount equal to the economic value of such award considering the change in control price. The change in control price means the price per share on a fully diluted basis offered in conjunction with any transaction resulting in a change of control, as determined in good faith by the Committee as constituted before the change of control, if any part of the offered price is payable other than in cash. Notwithstanding the foregoing, the Committee may instead terminate any outstanding Options or Stock Appreciation Rights if the Company provides holders with reasonable advance notice to exercise their outstanding and unexercised Options and Stock Appreciation Rights or the change of control price is less than the exercise price for such Options or Stock Appreciation Rights.
Termination or Amendment
The Plan will automatically terminate ten years from the date of its initial adoption by the board of directors. The Board may terminate or amend the Plan at any time; however, certain amendments cannot be made without stockholder approval, including increasing the total amount of common stock which may be issued under the Plan, any action that constitutes a repricing of Options (including cash buy-outs or exchanges) or other material changes under listing rules. No termination or amendment may impair the rights of any participant unless mutually agreed otherwise between the participant and the Administrator.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which a participant may reside. As a result, tax consequences for any particular participant may vary from this summary based on individual circumstances.
Incentive Stock Options
An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option, normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.
Nonstatutory Stock Options
Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.
Stock Appreciation Rights
In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
Restricted Stock Awards
A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted

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stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Restricted Stock Unit Awards
There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Committee or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.
Performance Units
A participant generally will recognize no income upon the grant of a performance unit. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Section 409A
Section 409A provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.
Tax Effect for the Company
The Company generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income. Special rules limit the deductibility of compensation paid to our chief executive officer, chief financial officer and other “covered employees” as determined under Section 162(m) and applicable guidance.
The foregoing is only a summary of the effects of the U.S. federal income taxation upon participants and the Company with respect to awards under the Plan. It does not purport to be complete, and does not discuss the impact of employment or other tax requirements. The tax consequences of a participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.
New Plan Benefits
We cannot determine the number of shares that will be awarded under the Plan as a result of 2,000,000 share increase in the shares authorized to be issued under the Plan as a result of the amendment and restatement because all are granted at the discretion of the Committee. The table below shows the awards granted in 2018 under the Plan to the named executive officers listed in the Summary Compensation Table, current executive officers as a group, current non-employee directors as a group, all plan participants other than current executive officers as a group. Performance-based restricted stock awards granted in 2018 are included at the target level. All awards granted under the Plan in 2018 are payable in shares.

Name	Dollar Value ($)	Number of Units (#)
Marcus G. Michael	—	70,902
Jaime M. Easley	—	4,172
Dwight A. K. Gibson	—	12,511
Jose Larios	—	12,511
Belinda G. Hyde	—	10,425
Jeremy W. Smeltser	—	26,065
David A. Kowalski	—	26,065
All current executive officers as a group	—	198,708
All current directors who are not executive officers	—	23,256
All plan participants (other than current executive officers and directors)	—	182,823
Vote Required and Board of Directors’ Recommendation
The affirmative vote of a majority of the outstanding shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this proposal to amend and restate the Plan to increase the number of shares reserved for issuance under such plan by

2019 Proxy Statement

2,000,000 shares. Shares that are voted “abstain” are treated as the same as voting against this proposal; broker “non-votes” will have no effect on this proposal.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDED AND RESTATED SPX FLOW, INC. STOCK COMPENSATION PLAN

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Proposal No. 4 — Ratification of the Appointment of Independent Public Accountants
Deloitte & Touche LLP (“Deloitte & Touche”) has been our independent public accountants since our spin-off from SPX Corporation in September 2015. The Audit Committee has approved the engagement of Deloitte & Touche to perform the audits of the financial statements and internal control over financial reporting included in SPX FLOW’s Annual Report on Form 10-K for the fiscal year ending December 31, 2018. Representatives of Deloitte & Touche will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.
During fiscal years 2018 and 2017, we engaged Deloitte & Touche to perform services in the following categories and amounts:

	2018	2017
Audit Fees (1)	$4,143,000	$4,235,000
Audit-Related Fees (2)	$—	$10,000
Tax Fees (3)	$1,270,000	$1,324,000
All Other Fees	N/A	N/A

(1)
Fees for audit services billed or expected to be billed relate to (i) audit of our annual financial statements, (ii) review of our quarterly financial statements, (iii) statutory and regulatory audits and (iv) consents and other services related to SEC matters.

(2)	Fees for audit-related services include attest or audit services that are not required.

(3)
Fees for tax services principally relate to tax compliance and preparation, including the preparation of original and amended tax returns, claims for refunds, and tax payment planning. We also incurred fees for tax consulting and advisory services and services related to transfer pricing.

Our Audit Committee has adopted a policy that requires all audit and non-audit services performed by Deloitte & Touche be pre-approved. The Audit Committee annually approves the fees and expenses for audit services performed by Deloitte & Touche, as well as for any regularly recurring non-audit services of the type covered by our annual engagement of Deloitte & Touche. In addition, our pre-approval policy requires pre-approval by the chairman of the Audit Committee of fees and expenses for other non-audit services that may arise during the year. The policy requires the chairman to report any non-audit services that he has pre-approved to the Audit Committee at each regularly scheduled meeting of the Committee. In no event may Deloitte & Touche perform any of the following services for us: (1) bookkeeping or other services related to our accounting records or financial statements; (2) financial information systems design and implementation; (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (4) actuarial services; (5) internal audit outsourcing services; (6) management functions or human resources services; (7) broker-dealer, investment advisor or investment banking services; (8) legal services; or (9) expert services. The Audit Committee regularly considers whether specific projects or expenditures could potentially affect Deloitte & Touche’s independence.
Although we are not required to do so, we believe that it is appropriate for us to request stockholder ratification of the appointment of Deloitte & Touche as our independent public accountants. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders’ rejection and reconsider the appointment.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2019

2019 Proxy Statement

Annual Report on Form 10-K
A copy of our Annual Report on Form 10-K for the year ended December 31, 2018, without exhibits, is enclosed with this Proxy Statement. You may obtain a copy of the exhibits described in the Form 10-K for a fee upon request. Please contact Stewart Honeycutt, Manager, Investor Relations & Corporate Finance, SPX FLOW, 13320 Ballantyne Corporate Place, Charlotte, North Carolina 28277.

2019 Proxy Statement

Appendix A
SPX FLOW
STOCK COMPENSATION PLAN
(as amended and restated as of May 8, 2019)

SECTION 1.	ESTABLISHMENT, AMENDMENT & RESTATEMENT, EFFECTIVE DATE AND PURPOSE
1.1.Establishment; Amendment and Restatement. SPX FLOW, Inc. (the “Company”), a Delaware corporation, established the SPX FLOW Stock Compensation Plan (such plan, prior to its amendment and restatement set forth herein, the “Initial Plan”) to provide for the award of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Performance Units (“Awards”) to eligible individuals and is amending and restating the Initial Plan (as so amended and restated, the “Plan”) to read as set forth herein.
1.2.Effective Date. The Plan as set forth herein was approved by the Board on February 28, 2019, is subject to approval by the stockholders of the Company and shall be effective as of the date (the “Effective Date”) on which it is approved by the stockholders of the Company at the 2019 annual meeting of the Company’s stockholders.
1.3.Purpose. The general purpose of the Plan is to advance the interests of the Company and its Subsidiaries and divisions by (a) encouraging and providing for the acquisition of equity interests in the Company by Participants, thereby increasing the stake in the future growth and prosperity of the Company, and furthering the Participants’ identity of interest with those of the Company’s shareholders, and (b) enabling the Company to compete with other organizations in attracting, retaining, promoting and rewarding the services of Participants.
SECTION 2. DEFINITIONS
2.1.Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:
(a)“Award” means, individually or collectively, a grant under this Plan of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Performance Units, made to eligible individuals.
(b)“Award Agreement” means an agreement entered into between the Company and a Participant (which may be in electronic format) setting forth the terms and conditions applicable to the Award granted to the Participant.
(c)“Board” means the Board of Directors of the Company.
(d)“Cause” means, except as otherwise defined in any applicable Award Agreement, (i) a Participant’s willful and continued failure to substantially perform his duties with the Company (other than any such failure resulting from Disability), after a demand for substantial performance is delivered to such Participant that specifically identifies the manner in which the Company believes that the Participant has not substantially performed his duties, and after such Participant has failed to resume substantial performance of his duties on a continuous basis within fourteen (14) calendar days after receiving such demand, (ii) a Participant willfully engaging in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise, or (iii) the Participant having been convicted of (or pleaded nolo contendere to) a felony that impairs his ability to substantially perform his duties with the Company. For the purposes of this Subsection 2.1(d), “Cause” shall include those situations if, within 12 months after a Participant’s employment or association with the Company has ended, facts and circumstances are discovered that would have justified a termination for Cause. Notwithstanding the foregoing, if a Participant and the Company have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.
(e)“Change of Control” means, except as otherwise defined in any applicable Award Agreement, the first occurrence of any of the following events after the Effective Date:
(i)Any “Person” (as defined below), excluding for this purpose the Company or any Subsidiary, any employee benefit plan of the Company or of any Subsidiary, and any entity organized, appointed or established for or pursuant to the terms of any such plan that acquires beneficial ownership of Common Stock, is or becomes the “Beneficial Owner” (as defined below) of twenty-five percent (25%) or more of the Common Stock then outstanding; provided, however, that no Change of Control shall be deemed to have occurred as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate beneficial ownership interest of any Person to twenty-five percent (25%) or more of the Common Stock then outstanding, but any subsequent increase in the beneficial ownership interest of such a Person in Common Stock shall be deemed a Change of Control; and provided further that if the Board determines in good faith that a Person who has become the Beneficial Owner of Common Stock representing twenty-five percent (25%) or more of the Common Stock of the Company then outstanding has inadvertently reached that level of ownership interest, and if such Person divests as promptly as practicable a sufficient number of shares of the Company so that the Person no longer has a beneficial ownership interest in twenty-five percent (25%) or more of the Common Stock then outstanding, then no Change of Control shall be deemed to have occurred. For purposes of this Subsection 2(e), the following terms shall have the meanings set forth below:

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(A)“Person” shall mean any individual, firm, limited liability company, corporation or other entity, and shall include any successor (by merger or otherwise) of any such entity.
(B)“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Securities Exchange Act of 1934, as amended and the regulations and guidance promulgated thereunder (the “Exchange Act”).
(C)A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities:
(I)which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly (determined as provided in Rule 13d-3 under the Exchange Act);
(II)which such Person or any of such Person’s Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (2) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (a) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (b) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or
(III)which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Subsection 2(e)(i)(C)(II)(2) above) or disposing of any securities of the Company.
Notwithstanding anything in this definition of “Beneficial Ownership” to the contrary, the phrase “then outstanding,” when used with reference to a Person’s beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.
(ii)During any period of two (2) consecutive years after the “Distribution” (as such term is defined in the Separation and Distribution Agreement dated as of September 22, 2015 by and between SPX Corporation and the Company), individuals who at the beginning of such two (2)-year period constitute the Board and any new director or directors (except for any director designated by a person who has entered into an agreement with the Company to effect a transaction described in Subsection 2(e)(i), above, or Subsection 2(e)(iii), below) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; or
(iii)The consummation of: (A) a plan of complete liquidation of the Company, (B) an agreement for the sale or disposition of the Company or all or substantially all of the Company’s assets, (C) a plan of merger or consolidation of the Company with any other corporation, or (D) a similar transaction or series of transactions involving the Company (any transaction described in parts (A) through (D) of this Subsection 2(e)(iii) being referred to as a “Business Combination”), in each case unless after such a Business Combination the shareholders of the Company immediately prior to the Business Combination continue to own at least seventy-five percent (75%) of the voting securities of the new (or continued) entity immediately after such Business Combination, in substantially the same proportion as their ownership of the Company immediately prior to such Business Combination.
Notwithstanding any provision in this Agreement to the contrary, a “Change of Control” shall not include any transaction described in Subsection 2(e)(i) or (e)(iii), above, where, in connection with such transaction, a Participant and/or any party acting in concert with the Participant substantially increase the Participant’s, his or its, as the case may be, ownership interest in the Company or a successor to the Company (other than through conversion of prior ownership interests in the Company and/or through equity awards received entirely as compensation for past or future personal Services).

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(f) “Code” means the Internal Revenue Code of 1986, as amended and the regulations and guidance promulgated thereunder.
(g)“Committee” means the Compensation Committee of the Board, or, if applicable, the delegate of the Compensation Committee of the Board as permitted or required herein.
(h)“Common Stock” means the common stock, par value $0.01 (or any amended par value), of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Subsection 5.3.
(i)“Company” means SPX FLOW, Inc., a Delaware corporation, and any successor thereto.
(j) “Disability” means, except as otherwise defined in any applicable Award Agreement, in the written opinion of a qualified physician selected by the Company, the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (i) unable to engage in any substantial gainful activity, or (ii) receiving income replacement benefits for a period of not less than three months under the Company’s disability plan.
(k) “Fair Market Value” means, except as otherwise defined in any applicable Award Agreement, as of any date, the closing price of one share of Common Stock on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of Common Stock are traded or quoted at the relevant time) on the date as of which such Fair Market Value is determined.  If there are no Common Stock transactions reported on the New York Stock Exchange (or on such other exchange or system as described above) on such date, Fair Market Value shall mean the closing price for a share of Common Stock on the immediately preceding day on which Common Stock transactions were so reported. If there is no regular public trading market for the Common Stock, Fair Market Value shall be the fair market value of the Common Stock as determined in good faith by the Committee.
(l)“Key Employee” means an employee of the Company or of a Subsidiary, including an officer or director, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of the Company or a Subsidiary. Key Employees also may include those employees identified by the Committee to be in situations of extraordinary performance, promotion, retention or recruitment. The awarding of a grant under this Plan to an employee by the Committee shall be deemed a determination by the Committee that such employee is a Key Employee.
(m)“Mature Common Stock” means Common Stock that has been acquired by the holder thereof on the open market or that has been acquired pursuant to this Plan or another employee benefit arrangement of the Company.
(n)“Non-Employee Director” means any person who is a member of the Board and who is not, as of the date of an Award, an employee of the Company or any of its Subsidiaries.
(o)“Options” or “Stock Options” means the right granted to a Participant to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an “incentive stock option” within the meaning of Code Section 422, or (ii) a “nonqualified stock option” which is intended not to fall under the provisions of Code Section 422.
(p)“Option Price” means the price at which each share of Common Stock subject to an Option may be purchased, determined in accordance with Subsection 7.3.
(q)“Participant” means each Non-Employee Director, any Key Employee or any individual consultant or independent contractor, providing services to the Company or any Subsidiary designated by the Committee to participate in this Plan pursuant to Section 3.
(r) “Performance Unit” means an award granted to a Participant pursuant to Section 10.
(s)“Period of Restriction” means the period during which the transfer of shares of Restricted Stock or Restricted Stock Units are restricted pursuant to Section 9.
(t)“Replacement Award” means an Award that was issued under the Initial Plan pursuant to Section 18.17 of the Initial Plan and in accordance with the Employee Matters Agreement dated as of September 26, 2015 by and between SPX Corporation and the Company.
(u)“Restricted Stock” means the Common Stock granted to a Participant pursuant to Section 9. The restrictions on, and risk of forfeiture of, Restricted Stock generally will expire on a specified date, upon the occurrence of an event or achievement of performance goals, or on an accelerated basis under certain circumstances specified in the Plan or the Award Agreement.
(v)“Restricted Stock Unit” or “RSU” means a notional account established pursuant to an Award granted to a Participant, as described in Section 9, that is (i) valued solely by reference to shares of Common Stock, and (ii) subject to restrictions specified in the Award Agreement. The restrictions on, and risk of forfeiture of, RSUs generally will expire on a specified date, upon the occurrence of an event or achievement of performance goals, or on an accelerated basis under certain circumstances specified in the Plan or the Award Agreement.

2019 Proxy Statement

(w)“Retirement” means, except as otherwise defined in any applicable Award Agreement, at the time of the Participant’s termination of Service, the Participant is age 60 or older, has completed ten years of Service with the Company or a Subsidiary (provided that the Subsidiary has been directly or indirectly owned by the Company for at least three years) and voluntarily elects to retire by providing appropriate notice to the Company.
(x)“Service” means, except as otherwise defined in any applicable Award Agreement, the provision of personal services to the Company or its Subsidiaries in the capacity of (i) an employee, (ii) a Non-Employee Director, or (iii) a consultant or independent contractor. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Company or its Subsidiaries, a transfer of the Participant among the Company and its Subsidiaries, or a change in the Company or Subsidiary for which the Participant renders such Service, provided in each case that there is no interruption or termination of the Participant’s Service. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the time that the entity for which the Participant performs Service ceases to be a Subsidiary or otherwise part of the Company. Subject to the foregoing and the requirements of Code Section 409A, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.
(y) “Stock Appreciation Right” means the right to receive a cash payment or the Fair Market Value in shares of Common Stock (or any combination thereof) from the Company equal to the excess of the Fair Market Value of a share of Common Stock at the date of exercise of the Right over a specified price fixed by the Committee at grant (exercise price), which shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the specified price shall be the Option Price.
(z)“Subsidiary” means any corporation in which the Company owns, directly or indirectly, stock representing 50% or more of the combined voting power of all classes of stock entitled to vote, and any other business organization, regardless of form, in which the Company possesses, directly or indirectly, 50% or more of the total combined equity interests in such organization.
2.2.Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.
SECTION 3. ELIGIBILITY AND PARTICIPATION
3.1.Participants in the Plan to whom Awards shall be granted shall be selected by the Committee from among the Key Employees or any individual consultant or independent contractor providing Services to the Company or any Subsidiary. Non-Employee Directors may also be Participants in the Plan; provided that, Awards made to Non-Employee Directors under Sections 7, 8, 9, or 10 of the Plan shall be in the amounts and subject to the terms and conditions approved by the Board or the Board’s Nominating and Governance Committee.
SECTION 4. ADMINISTRATION
4.1.Administration. The Plan shall be administered by the Committee. The administration of the Plan shall include the ability to administer any Award Agreement. For purposes of any Award by the Committee that is intended to be exempt from the restrictions of Section 16(b) of the Exchange Act, the Committee shall consist only of independent directors who qualify as “non-employee directors,” as defined in Rule 16b-3 under the Exchange Act.
4.2.Authority. The Committee shall have the authority, subject to the terms of the Plan, to determine the Participants to whom Awards shall be granted, the type or types of Awards to be granted and the terms and conditions of any and all Awards including, but not limited to, the number of shares of Common Stock subject to an Award, the time or times at which Awards shall be granted, and the terms and conditions of applicable Award Agreements.  The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times. The Committee may establish such rules and regulations, not inconsistent with the provisions of the Plan, as it deems necessary to determine eligibility to participate in the Plan and for the proper administration of the Plan, and may amend or revoke any rule or regulation so established. The Committee may make such determinations and interpretations under or in connection with the Plan as it deems necessary or advisable. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants who receive, or are eligible to receive, Awards under the Plan, whether or not such Participants are similarly situated. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its Subsidiaries and divisions, its stockholders, all Participants, and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them. The terms of any plan or guideline adopted by the Committee and applicable to an Award shall be deemed incorporated in and part of the related Award Agreement. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the Participant’s acceptance of, or actions under, an Award Agreement unless otherwise expressly specified herein.  The Committee may appoint accountants, actuaries, counsel, advisors and other persons that it deems necessary or desirable in connection with the administration of the Plan. In the event of any inconsistency or conflict between the terms of the Plan and an Award Agreement, the terms of the Plan shall govern.
4.3.Delegation. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company, or director or group of directors of the Company (including to a subcommittee of members of the Committee or any other committee of the Board),

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the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine. In no event shall any such delegation of authority to officers of the Company be permitted with respect to Awards to be granted to any member of the Board or to any Key Employee who is subject to the reporting requirements of Section 16(a) of the Exchange Act. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees or directors in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officers or employees or directors for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.
SECTION 5. STOCK SUBJECT TO PLAN
5.1.Number.
(a)General. The total number of shares of Common Stock available for issuance under the Plan shall not exceed the sum of (i) five million (5,000,000) plus (ii) the number of shares awarded in connection with Replacement Awards; provided, however, that total number of shares of Common Stock available for issuance under the Plan shall be subject to adjustment upon occurrence of any of the events indicated in Subsection 5.3, and shall be reduced by one (1) share of Common Stock for every one (1) share that is subject to an Award. The shares of Common Stock to be delivered under the Plan may consist, in whole or in part, of authorized but unissued shares of Common Stock or Common Stock held in or acquired for the treasury of the Company and not reserved for any other purpose.
(b)Participant Limits (Excluding Non-Employee Directors). The maximum aggregate number of shares of Common Stock (including Options, Restricted Stock, RSUs, Stock Appreciation Rights and Performance Units to be paid out in shares of Common Stock) that may be granted or that may vest with respect to awards granted in any one fiscal year to a Participant (excluding a Non-Employee Director) shall be 2,000,000, subject to adjustment upon the occurrence of any of the events indicated in Subsection 5.3; provided, however, in the case of awards granted in the form of Performance Units, the Committee may instead provide for a cash payment, in which case the maximum aggregate cash payment for any fiscal year shall not exceed the fair market value (determined as of the date of vesting or payout, as applicable) of 2,000,000 shares of Common Stock, subject to adjustment under Subsection 5.3.
(c)Non-Employee Director Limits. The maximum aggregate number of shares of Common Stock (including Restricted Stock, RSUs, Stock Appreciation Rights and Performance Units to be paid out in shares of Common Stock, but excluding Options) that may be granted or that may vest with respect to awards granted in any one fiscal year to a Non-Employee Director shall be 10,000, subject to adjustment upon the occurrence of any of the events indicated in Subsection 5.3; provided, however, in the case of awards granted in the form of Options, the maximum aggregate number of shares of Common Stock that may be granted or that may vest with respect to Option awards granted in any one fiscal year to a Non-Employee Director shall be 30,000, subject to adjustment upon the occurrence of any of the events indicated in Subsection 5.3; provided, further, in the case of awards granted in the form of Performance Units, the Committee may instead provide for a cash payment, in which case the maximum aggregate cash payment for any fiscal year shall not exceed $500,000, subject to adjustment under Subsection 5.3.
5.2.Unused Stock. In the event that any shares of Common Stock that are subject to an Option which, for any reason, expires, terminates or is canceled as to such shares, or any shares of Common Stock subject to a Restricted Stock or RSU award made under the Plan are reacquired by the Company pursuant to the Plan, or any Stock Appreciation Right expires unexercised, such shares and rights again shall become available for grant under the Plan. The shares of Common Stock that become available for new Awards under this Subsection 5.2 shall include shares of Common Stock with respect to Awards to the extent that such Awards expire, terminate, are cancelled or are otherwise settled without the issuance of shares of Common Stock. Any shares of Common Stock that again become available for grant pursuant to this Subsection 5.2 shall be added back as one (1) share of Common Stock.
For purposes of determining the number of shares of Common Stock subject to grant under this Subsection or Subsection 5.1 above, with respect to Options and Stock Appreciation Rights, the following shares of Common Stock shall not be added back to the Plan as shares available for grant under the Plan: (a) shares of Common Stock purchased on the open market with the proceeds of Option exercises, (b) shares of Common Stock tendered to pay the exercise price of Options or withheld for taxes, or (c) shares subject to Stock Appreciation Rights that are not issued on the stock settlement of the Stock Appreciation Rights.
5.3.Adjustment in Capitalization. In the event of any change in the Common Stock of the Company through stock dividends or stock splits, a corporate spin-off, reverse spin-off, split-off or split-up, or recapitalization, merger, consolidation, exchange of shares, or a similar event, the aggregate number of shares of Common Stock subject to each outstanding Option and any other Award granted under the Plan shall be appropriately adjusted by the Committee. Such mandatory adjustment may include a change in any or all of (a) the number and kind of shares of Common Stock which thereafter may be awarded or optioned and sold under the Plan (including, but not limited to, adjusting any limits on the number and types of Awards that may be made under the Plan), (b) the number and kind of shares of Common Stock subject to outstanding Awards, (c) the Option Price, grant, exercise or conversion price with respect to any Award, (d) the performance goals which may be applicable to any outstanding Awards, and (e) such other equitable

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substitutions or adjustments may be made, as may be determined to be appropriate and equitable by the Committee, in its sole discretion. Without limiting the preceding sentence, in the case of any such transaction described above, the adjustments may consist of either (i) making appropriate provision for the protection of outstanding Awards by the substitution on an equitable basis of appropriate equity interests or awards similar to the Awards (or, in the event no such similar equity interests may be identified, a nonqualified deferred compensation account allocation of equivalent value), provided that the substitution neither enlarges nor diminishes the value and rights under the Awards; or (ii) upon written notice to the Participants, providing that Awards will be exercised, distributed, cashed out or exchanged for value pursuant to such terms and conditions (including the waiver of any existing terms or conditions including but not limited to vesting restrictions or exercise waiting periods) as shall be specified in the notice. The number of shares of Common Stock subject to any Award shall be rounded to the nearest whole number.  Any such adjustment shall be consistent with Code Sections 424 and 409A to the extent the Awards subject to adjustment are subject to such Code Sections.
5.4.Awards Subject to Minimum Vesting Period. Except as otherwise provided under the Plan or any applicable Award Agreement, any Award granted under this Plan after the Effective Date shall not vest sooner than one year after the date of grant, provided that up to 5% of the shares available for issuance under the Plan under this Section 5 may be granted under Awards without any minimum vesting requirements. Notwithstanding the forgoing, awards to Non-Employee Directors granted on or about an annual stockholders’ meeting may vest at the next annual stockholders’ meeting even if such period between the two meetings is less than one (1) year.
SECTION 6. DURATION OF PLAN
The Plan shall remain in effect, subject to the Board’s right to earlier terminate the Plan pursuant to Section 14 hereof, until all Common Stock subject to it shall have been purchased or granted pursuant to the provisions hereof. However, no Award may be granted under the Plan on or after the tenth anniversary of the Effective Date (or, if later, the tenth anniversary of the date of the latest stockholder approval of the Plan, including without limitation any stockholder approval of any amendment to the Plan to increase the share award capacity hereunder). Upon termination of the Plan, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with the terms of the Plan and the applicable Award Agreement.

SECTION 7.	STOCK OPTIONS
7.1.Grant of Options. Subject to the provisions of Sections 5 and 6, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. Subject to Subsection 5.1 and this Subsection 7.1, the Committee shall have complete discretion in determining the number of Options granted to each Participant. The Committee also shall determine whether an Option is an incentive stock option within the meaning of Code Section 422, or a nonqualified stock option. However, in no event shall the Fair Market Value (determined at the date of grant) of Common Stock for which incentive stock options become exercisable for the first time in any calendar year exceed $100,000, computed in accordance with Code Section 422(b)(7). In addition, no incentive stock option shall be granted to (a) a Non-Employee Director, or (b) any person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. Nothing in this Section 7 shall be deemed to prevent the grant of nonqualified stock options in excess of the maximum established by Code Section 422.
7.2.Option Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the Option Price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other provisions as the Committee shall determine; provided, however, that no Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option. The Award Agreement shall specify whether the Option is intended to be an incentive stock option within the meaning of Code Section 422, or a nonqualified stock option which is intended not to fall under the provisions of Code Section 422. To the extent that an Option designated as an incentive stock option does not meet the requirements of Code Section 422, it will be treated as a nonqualified stock option under the Plan.
7.3.Option Price. The Option Price shall be determined by the Committee. However, no Option granted pursuant to the Plan shall have an Option Price that is less than 100% of the Fair Market Value of one share of Common Stock on the Option grant date.
7.4.Duration of Options. Each Option shall expire at such time as the Committee shall determine at the date of grant, provided, however, that no Option shall be exercisable later than the tenth anniversary of its grant date.
7.5.Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants.
7.6.Method of Exercise and Payment of Option Price. Options shall be exercised pursuant to the methods and procedures as shall be established from time to time by the Committee, which may include a broker-assisted cashless exercise arrangement. The Committee shall determine the acceptable form or forms and timing of payment of the Option Price. Acceptable forms of paying the Option Price upon exercise of any Option shall include, but not be limited to, (a) cash or its equivalent, (b) tendering shares of previously acquired Mature Common Stock having a fair market value at the time of exercise equal to the total Option Price, (c) directing the Company to withhold shares of Common Stock, which may include attesting to the ownership of the equivalent number of shares of previously-acquired Mature Common Stock having a fair market value at the time of exercise equal to the total Option Price or the election by the Participant to reduce the number of shares of Common Stock that are subject to the portion of the Option being exercised having a Fair Market Value equal to the Option Price, (d) other approved property or (e) by a combination of (a), (b), (c) and/or (d). The proceeds from such a payment shall be added to the general funds of

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the Company and shall be used for general corporate purposes. As soon as practicable, after Option exercise and payment, the Company shall deliver to the Participant Common Stock certificates or other evidence of Common Stock ownership in an appropriate amount based upon the number of Options exercised, issued in the Participant’s name.
7.7.Restrictions on Common Stock Transferability. The Committee shall impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such shares of Common Stock are then listed and under any blue sky or state securities laws applicable to such shares of Common Stock.
7.8.Termination of Service Due to Death, Disability or Retirement. In the event the Service of a Participant is terminated by reason of death, any outstanding Options shall become immediately fully vested and exercisable within such period following the Participant’s death as shall be determined by the Committee in the applicable Award Agreement, but in no event beyond the expiration of the term of the Option, by such person or person as shall have acquired the Participant’s rights under the Option by will or by the laws of descent and distribution. In the event the Service of a Participant is terminated by reason of Retirement or Disability, the Award Agreement with a Participant may provide that any outstanding Options shall become immediately fully vested and exercisable within such period after such date of termination of Service as shall be determined by the Committee, and set forth in the Award Agreement but in no event beyond the expiration of the term of the Option.
7.9.Termination of Service Other Than for Death, Disability or Retirement. If the Service of the Participant terminates for any reason other than death, Disability or Retirement, the Participant shall have the right to exercise the Option within such period after the date of his termination as shall be determined by the Committee in the applicable Award Agreement, but in no event beyond the expiration of the term of the Option and only to the extent that the Participant was entitled to exercise the Option at the date of his termination of Service. Regardless of the reasons for termination of Service, incentive stock options must be exercised within the Code Section 422 prescribed time period in order to receive the favorable tax treatment applicable thereto.
7.10.Nontransferability of Options. Except as provided in this Subsection 7.10, no Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant. Under such rules and procedures as the Committee may establish, the holder of an Option may transfer such Option to members of the holder’s immediate family (i.e., children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners, provided that (i) the agreement, if any, with respect to such Option, expressly so permits or is amended to so permit, (ii) the holder does not receive any consideration for such transfer, and (iii) the holder provides such documentation or information concerning any such transfer or transferee as the Committee may reasonably request. Any Options held by any transferees shall be subject to the same terms and conditions that applied immediately prior to their transfer. The Committee may also amend the agreements applicable to any outstanding Options to permit such transfers. Any Option not granted pursuant to any agreement expressly permitting its transfer or amended expressly to permit its transfer shall not be transferable. Such transfer rights shall in no event apply to any incentive stock option.
SECTION 8. STOCK APPRECIATION RIGHTS
8.1.Grant of Stock Appreciation Rights. Subject to the terms and provisions of this Plan, Stock Appreciation Rights may be granted to Participants either independent of Options or in conjunction with nonqualified stock options at any time and from time to time as shall be determined by the Committee.
8.2.Exercise of Stock Appreciation Rights Granted in Conjunction with a Nonqualified Option. Stock Appreciation Rights granted in conjunction with a nonqualified stock option may be exercised at such time as provided under the applicable Award Agreement during the term of the related stock option, with a corresponding reduction in the number of shares available under the Option. Option shares with respect to which the Stock Appreciation Right shall have been exercised may not again be subject to an Option under this Plan.
8.3.Exercise of Stock Appreciation Rights Granted Independent of Options. Stock Appreciation Rights granted independent of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, may provide for the Stock Appreciation Right in the applicable Award Agreement including, but not limited to, a corresponding proportional reduction in previously granted Options. No Stock Appreciation Right shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Stock Appreciation Right.
8.4.Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment of an amount (subject to Subsection 8.6 below) determined by multiplying:
(a)The difference between the Fair Market Value of a share of Common Stock at the date of exercise over the price fixed by the Committee at the date of grant (which price may not be less than the Fair Market Value of a share of Common Stock on the grant date of such Stock Appreciation Right), by
(b)The number of shares with respect to which the Stock Appreciation Right is exercised.
8.5.Form of Payment. Payment to the Participant, upon the exercise of a Stock Appreciation Right, will be made in cash or paid in the Fair Market Value in shares of Common Stock (or any combination thereof).

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8.6.Limit on Appreciation. The Committee, in its sole discretion, may establish (at the time of grant) a maximum amount per share which will be payable upon exercise of a Stock Appreciation Right.
8.7.Term of Stock Appreciation Right. The term of a Stock Appreciation Right granted under the Plan shall not exceed ten years from the date of grant.
8.8.Termination of Service. In the event that the Service of a Participant is terminated by reason of death, Disability or Retirement, or for any other reason, the exercisability of any outstanding Stock Appreciation Rights granted in conjunction with an Option shall terminate in the same manner as specified for their related Options under Subsections 7.8 and 7.9. The exercisability of any outstanding Stock Appreciation Rights granted independent of Options also shall terminate in the manner provided under Subsections 7.8 and 7.9 or as otherwise provided in the Award Agreement.
8.9.Nontransferability of Stock Appreciation Rights. No Stock Appreciation Right granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Stock Appreciation Rights granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.
SECTION 9. RESTRICTED STOCK AND restricted stock units
9.1.Grant of Restricted Stock. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock to such Participants and in such amounts as it shall determine.
9.2.Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the restriction period or periods, the number of Restricted Stock shares granted, and such other provisions as the Committee shall determine.
9.3.Grant of RSUs. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant RSUs to such Participants and in such amounts as it shall determine. Each RSU grant shall be evidenced by an Award Agreement that shall specify the restriction period or periods, the number of RSUs granted, and such other provisions as the Committee shall determine. Subject to Section 9.9, RSUs shall be settled in shares of Common Stock (or, if provided by the Committee, cash equal to the Fair Market Value of such shares of Common Stock or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such stated number of shares of Common Stock). As soon as practicable following the lapse of a Period of Restriction for an award of RSUs, the Participant (or beneficiary, in the case of death) shall be issued one share of Common Stock for each RSU no longer subject to a Period of Restriction on such date.
9.4.Transferability. Except as provided in this Section 9, neither the shares of Restricted Stock nor the RSUs granted hereunder may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or for such period of time as shall be established by the Committee and as shall be specified in the Award Agreement, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to the Restricted Stock or RSUs granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant.
9.5.Other Restrictions. The Committee shall impose such other restrictions on any shares of Restricted Stock or RSUs granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.
9.6.Certificate Legend. In addition to any legends placed on certificates pursuant to Subsection 9.5, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following (or similar) legend:
“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the SPX FLOW Stock Compensation Plan, rules and administration adopted pursuant to such Plan, and a Restricted Stock grant dated ____________. A copy of the Plan, such rules and such Restricted Stock grant may be obtained from the Secretary of SPX FLOW, Inc.”
9.7.Removal of Restrictions. Except as otherwise provided in this Section or under the applicable Award Agreement, shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant following the lapse of the Period of Restriction, and shares of Common Stock covered by each RSU grant made under the Plan shall be distributed to the Participant as soon as administratively feasible following the lapse of the Period of Restriction. Once the Period of Restriction lapses on the shares of Restricted Stock, the Participant shall be entitled to have the legend required by Subsection 9.6 removed from his Common Stock certificate.
9.8.Voting Rights. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares.
9.9.Dividends and Other Distributions. During the Period of Restriction, and except as otherwise provided under the applicable Award Agreement, Participants holding shares of Restricted Stock granted hereunder may be entitled to receive dividends and other distributions paid with respect to those shares while they are so held. Any such dividends or distributions shall be subject to the same restrictions on vesting and transferability as the shares of Restricted Stock with respect to which they were paid. The Committee, in its discretion, may award dividend equivalent rights with respect to RSUs. To the extent so awarded, on each dividend record date for Common Stock, the Participant shall be

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credited, as determined by the Committee in its discretion, with dividend equivalents in the form of (i) additional RSUs or (ii) in the case of a cash dividend paid on Common Stock, a credit to a notational account(s) of the Participant equal to the amount of cash that would have been payable to the Participant if each outstanding RSU on such dividend record date had been a share of issued and outstanding Common Stock. The amount of additional RSUs to be credited pursuant to the foregoing clause (i) shall be equal to the amount of cash or the number of shares of stock dividends that would have been payable to the Participant if each outstanding RSU on such dividend record date had been a share of issued and outstanding Common Stock; provided, that if such dividends are payable in cash, the cash amount will be converted to RSUs based on the Fair Market Value of the Common Stock on the date such dividends are paid. Additional RSUs or notational account credits provided pursuant to the foregoing shall be subject to the same restrictions and conditions (including, without limitation, vesting and forfeiture) as the underlying RSUs to which they relate, and shall be settled in cash or shares of Common Stock (or combination thereof), in the discretion of the Committee, on the same date as the underlying RSUs to which they relate.
9.10.Termination of Service Due to Retirement. In the event the Service of a Participant is terminated by reason of Retirement, the Award Agreement with a Participant may provide that the remaining Period of Restriction may lapse with respect to any outstanding shares of Restricted Stock or RSUs as of the date of the Participant’s Retirement and, except as otherwise provided in Subsection 9.5 or under the applicable Award Agreement, the shares of Restricted Stock shall thereby be free of restrictions and fully transferable and the shares attributable to RSUs shall be issued.
9.11.Termination of Service Due to Death or Disability. In the event a Participant’s Service is terminated because of death or Disability, the Award Agreement with a Participant may provide that any remaining Period of Restriction may lapse and, except as otherwise provided in Subsection 9.5 or under the applicable Award Agreement, the shares of Restricted Stock shall thereby be free of restrictions and fully transferable and the shares attributable to RSUs shall be issued.
9.12.Termination of Service for Reasons Other Than Death, Disability or Retirement. In the event that a Participant terminates his or her Service with the Company for any reason other than those set forth in Subsections 9.10 and 9.11 during the Period of Restriction, and except as otherwise provided under the applicable Award Agreement, then any shares of Restricted Stock or RSUs still subject to a Period of Restriction as of the date of such termination shall automatically be forfeited and returned to the Company; provided, however, that, in the event of an involuntary termination of the Service of a Participant by the Company, the Committee, in its sole discretion, may waive the automatic forfeiture of any or all such shares and may add such new restrictions to such shares of Restricted Stock or RSUs as it deems appropriate.
SECTION 10. PERFORMANCE UNITS
Performance Units may be granted subject to such terms and conditions as the Committee in its discretion shall determine. Performance Units may be granted either in the form of cash units or in share units, including RSUs, which are equal in value to one share of Common Stock, or a combination thereof. The Committee shall establish the performance goals to be attained in respect of the Performance Units, the various percentages of Performance Unit value to be distributed upon the attainment, in whole or in part, of the performance goals and such other Performance Unit terms, conditions and restrictions as the Committee shall deem appropriate as set forth in an Award Agreement. As soon as practicable after the completion of the performance period, the Committee shall determine the payment, if any, which is due on the Performance Unit in accordance with the terms thereof. The Committee shall determine, among other things, whether the payment shall be made in the form of cash or shares of Common Stock, or a combination thereof.

SECTION 11.	BENEFICIARY DESIGNATION
Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to his estate.

SECTION 12.	RIGHTS OF PARTICIPANTS
12.1.Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s Service at any time, nor confer upon any Participant any right to continue in the employ or Service of the Company.
12.2.Participation. No employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.
SECTION 13. CHANGE OF CONTROL
13.1.General. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Section 13 shall apply in the event of a Change of Control, unless otherwise provided in the applicable Award Agreement. Following a Change of Control, no action shall be taken under the Plan that will cause any Award that has previously been determined to be (or is determined to be) subject to Code Section 409A to fail to comply in any respect with Code Section 409A without the written consent of the Participant.
13.2.Double-Trigger Provisions. Unless otherwise provided in the Award Agreement, if the Participant is terminated without Cause within two years following the Change of Control, any conditions on the Participant’s rights under, or any restrictions on transfer, vesting

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or exercisability applicable to, each such Award or Alternative Award (as defined in Subsection 13.3) held by such Participant shall be waived or shall lapse, as the case may be. All Options and Stock Appreciation Rights held by the Participant immediately before the termination that the Participant held as of the date of the Change of Control or that constitute Alternative Awards shall remain exercisable for not less than two years following such termination or until the expiration of the stated term of such Option, whichever period is shorter (provided, that if the applicable Award Agreement provides for a longer period of exercisability, that provision shall control).
13.3.Alternative Awards. Upon a Change of Control, and subject to Subsection 13.4, each outstanding Award shall be replaced with another Award meeting the requirements of Subsection 13.5 (an “Alternative Award”); provided that (a) if an Alternative Award meeting the requirements of Subsection 13.5 cannot be issued, or (b) the Committee so determines at any time prior to the Change of Control, each outstanding Award shall instead become fully vested, exercisable and free of any Period of Restriction immediately prior to the Change of Control.
13.4.Cash Substitution. Notwithstanding Subsection 13.3, at the discretion of the Committee (as constituted immediately prior to the Change of Control), each such Option, Stock Appreciation Right, or RSU may be canceled in exchange for an amount equal to the product of (a) in the case of Options and Stock Appreciation Rights, the excess, if any, of the Change of Control Price over the exercise price for such Award, and in the case of other such Awards, the Change of Control Price, multiplied by (b) the aggregate number of shares of Common Stock covered by such Award; provided, further, that where the Change of Control does not constitute a “change in control event” as defined under Code Section 409A, the shares to be issued, or the amount to be paid, for each Award that constitutes deferred compensation subject to Code Section 409A shall be paid at the time or schedule applicable to such Awards (assuming for these payment purposes (but not the lapsing of the Period of Restriction) that no such Change of Control had occurred).  Notwithstanding the foregoing, the Committee may, in its discretion, instead terminate any outstanding Options or Stock Appreciation Rights if either (i) the Company provides holders of such Options and Stock Appreciation Rights with reasonable advance notice to exercise their outstanding and unexercised Options and Stock Appreciation Rights or (ii) the Committee reasonably determines that the Change of Control Price is equal to or less than the exercise price for such Options or Stock Appreciation Rights. For the purpose of this Subsection 13.4, “Change of Control Price” means the price per share on a fully diluted basis offered in conjunction with any transaction resulting in a Change of Control, as determined in good faith by the Committee as constituted before the Change of Control, if any part of the offered price is payable other than in cash.
13.5.Qualification of Alternative Awards. In order for an Award to meet the conditions of this Subsection 13.5 and qualify as an Alternative Award, the Committee (as constituted immediately prior to the Change of Control) must reasonably determine, in good faith, prior to the Change of Control that such outstanding Awards are to be assumed, honored, or new rights substituted by the successor entity following the Change of Control, and that any such Alternative Award will:
(a)be based on shares of Common Stock that are traded on an established U.S. securities market or another public market determined by the Committee prior to the Change of Control;
(b)provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;
(c)have substantially equivalent economic value to such Award (determined at the time of the Change of Control);
(d)contain terms and conditions which provide that in the event that the Participant is terminated without Cause within two years following the Change of Control, any conditions on the Participant’s rights under, or any restrictions on transfer, vesting or exercisability applicable to, each such Award held by such Participant shall be waived or shall lapse, as the case may be; and
(e)be on terms and conditions that do not result in adverse tax consequences to the Participant under Code Section 409A.
The determination of whether the conditions of this Subsection 13.5 are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.
13.6.Replacement Awards.  Notwithstanding the preceding, if a Change of Control occurs, the Replacement Awards shall be handled as described in the Employee Matters Agreement dated as of September 26, 2015 by and between SPX Corporation and the Company or any transaction agreement related to the “Distribution” (as such term is defined in the Separation and Distribution Agreement dated as of September 22, 2015 by and between SPX Corporation and the Company) and the applicable Award Agreement.

SECTION 14.	AMENDMENT, MODIFICATION AND TERMINATION OF PLAN
The Board may at any time amend, modify or terminate the Plan; provided, however, that no such action of the Board, without approval of the shareholders, may:
(a)increase the total amount of Common Stock which may be issued under the Plan, except as provided in Subsections 5.1 and 5.3;
(b)change the provisions of the Plan regarding the Option Price, including a reduction of the Option Price of any outstanding Option, cancellation of an Option in exchange for cash (including but not limited to a cash buyout of underwater options)

2019 Proxy Statement

or any other awards under the Plan, exchange or replace an outstanding Option with a new Option with a lower Option Price, or take any other action that would be a “repricing” of Options, except as permitted by Subsection 5.3 or Section 13; or
(c)make any “Material Revisions” (within the meaning of the listing rules of the New York Stock Exchange) to change the terms of the Plan.
No amendment, modification or termination of the Plan shall materially adversely affect the terms of any Awards previously granted under the Plan, without the consent of the Participant.
Notwithstanding preceding sentence, the Board or the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this paragraph to any Award made under the Plan without further consideration or action.

SECTION 15.	TAX WITHHOLDING
The Company shall have the right to deduct (or cause to be deducted) from payments of any kind otherwise due to a Participant any Federal, state, or local taxes of any kind required by law (including FICA taxes) to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any shares of Common Stock upon the exercise of any Option or Stock Appreciation Right, or (iii) otherwise due in connection with an Award. At the time of such vesting, lapse, exercise or withholding requirement, and in accordance with procedures established by the Company, the Participant shall pay or cause to be paid to the Company any amount that the Company may reasonably determine to be necessary to satisfy such withholding obligation, at up to the applicable maximum statutory rate imposed by Federal, state, and local law. Subject to the prior approval of the Company, which may be withheld by the Company, in its sole discretion, Participants may elect, subject to the terms of the applicable Award Agreement, to satisfy the withholding required, in whole or in part, by (a) having the Company withhold shares of Common Stock otherwise issuable under the applicable Award, or (b) tendering shares of previously acquired Common Stock, including by attestation to the ownership of Common Stock, in either case having a value equal to the amount of tax to be withheld; provided, however, with respect to the foregoing clause (b), only Mature Common Stock may be tendered (including by attestation) for withholding pursuant to this requirement. The value of the shares to be withheld, tendered or attested is to be determined by such methods or procedures as shall be established from time to time by the Committee. All elections shall be made in writing, including by electronic means, and shall satisfy such other requirements as the Committee shall deem appropriate.

SECTION 16.	INDEMNIFICATION
Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 17.	REQUIREMENTS OF LAW AND OTHER PROVISIONS
17.1.Requirements of Law. The granting of Awards, and the issuance of shares of Common Stock with respect to an Option or Stock Appreciation Right exercise or other Awards, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
17.2.Foreign Jurisdictions. In order to conform with provisions of local laws and regulations in foreign countries in which the Company or its Subsidiaries operate, the Committee may (a) modify the terms and conditions of Awards granted to Participants employed outside the United States, (b) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations, and (c) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any subplan established hereunder; provided, however, that the Committee may not make any sub-plan that (i) increases the limitations contained in Subsection 5.1, (ii) increases the number of shares available under the Plan, as set forth in Subsection 5.1, or (iii) causes the Plan to cease to satisfy any conditions under Rule 16b-3 under the Exchange Act.  Subject to the foregoing, the Committee may amend, modify, administer or terminate such sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.
17.3.Governing Law. The Plan and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), the Plan will be exclusively in the courts in the State of North Carolina, County of Mecklenburg, including the Federal Courts located therein (should Federal jurisdiction exist).

2019 Proxy Statement

17.4.Compensation Recovery Policy. The Awards granted under this Plan shall be subject to any compensation recovery or claw back policy adopted by the Company, including any policy required to comply with applicable law or listing standards, as such policy may be amended from time to time in the sole discretion of the Company.  As consideration for and by accepting any Award under the Plan, the Participant agrees that all prior Awards made by the Company to the Participant shall become subject to the terms and conditions of the provisions of this Subsection 17.4.
17.5.No Limitation on Compensation.  Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.
17.6.Deferrals.  The Committee may postpone the exercising of Awards, the issuance or delivery of Common Stock under any Award or any action permitted under the Plan to prevent the Company or any Subsidiary from being denied a Federal income tax deduction with respect to any Award other than an incentive stock option or to the extent required or permitted by applicable law.
17.7. 409A and Other Compliance.  To the extent any Award is subject to Code Section 409A, such Award and the Plan are intended to be administered in a manner consistent with the requirements of Code Section 409A.  Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to Code Section 409A.  Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event Code Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees.
Solely for purposes of determining the time and form of payments due under any Award that is considered nonqualified deferred compensation under Code Section 409A and that is not otherwise exempt from Code Section 409A, a Participant shall not be deemed to have incurred a termination of employment unless and until he shall incur a “separation from service” within the meaning of Code Section 409A.  Notwithstanding any other provision in this Plan, if as of a Participant’s separation from service, the Participant is a “specified employee” as determined by the Company, then to the extent any amount payable under any Award that is considered nonqualified deferred compensation under Code Section 409A and that is not otherwise exempt from Code Section 409A, for which payment is triggered by the Participant’s separation from service (other than on account of death), and that under the terms of the Award would be payable prior to the six-month anniversary of the Participant’s separation from service, such payment shall be delayed until the earlier to occur of (a) the six-month anniversary of such separation from service or (b) the date of the Participant’s death.
Notwithstanding any other provision of this Plan or any Award Agreement, for any Awards made under the Plan prior to November 2, 2017 intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m)(4)(C) prior to its repeal and which can still so qualify (“162(m) Awards”), each 162(m) Award shall be subject to any additional limitations as the Committee (or applicable sub-committee of the Committee) determines necessary for such 162(m) Award to so qualify, and to the extent any of the provisions of the Plan or any 162(m) Award (or any amendments hereto pursuant to this amendment and restatement of the Plan) would cause any 162(m) Awards to fail to so qualify, any such provisions shall not apply to such 162(m) Awards to the extent necessary to ensure the continued qualification of such 162(m) Awards. Additionally, to the extent determined by the Committee (or applicable sub-committee of the Committee) to ensure the continued qualification of 162(m) Awards as “performance-based compensation”, such 162(m) Awards will continue to be governed by the terms of the Initial Plan as in effect prior to the Effective Date.
17.8.Severability; Blue Pencil.  In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.  If, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.
17.9.No Impact on Benefits.  Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.  No amount payable in respect of any Award pursuant to an Award shall be deemed part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws.
17.10.No Constraint on Corporate Action.  Nothing in this Plan shall be construed (a) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (b) to limit the right or power of the Company, or any Subsidiary to take any action which such entity deems to be necessary or appropriate.
17.11.Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.
17.12.No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person.  To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

2019 Proxy Statement

17.13.Code Section 83(b) Elections.  The Company, its Subsidiaries and the Committee have no responsibility for any Participant’s election, attempt to elect or failure to elect to include the value of a Restricted Stock Award or other Award subject to Code Section 83 in the participant’s gross income for the year of payment pursuant to Code Section 83(b). Any Participant who makes an election pursuant to Code Section 83(b) will promptly provide the Committee with a copy of the election form.
17.14.No Obligation to Exercise Awards; No Right to Notice of Expiration Date.  The grant of an Award of an Option or Stock Appreciation Right will impose no obligation upon the Participant to exercise the Award. The Company, its Subsidiaries and the Committee have no obligation to inform a Participant of the date on which any Award lapses except in the Award Agreement.
17.15.Right to Offset.  Notwithstanding any provisions of the Plan to the contrary, and to the extent permitted by applicable law (including Code Section 409A), the Company may offset any amounts to be paid to a Participant (or, in the event of the Participant’s death, to his beneficiary or estate) under the Plan against any amounts that such Participant may owe to the Company or its Subsidiaries.
17.16.Furnishing Information.  A Participant will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary when eligibility or entitlement to any compensation or benefit based on any matter relating to the Disability of the Participant is at issue.
17.17.Correction of Errors. Notwithstanding anything in any Award Agreement to the contrary, the Committee may amend an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of correcting errors occurring in connection with the grant or documentation of an Award, including rescinding an Award erroneously granted, including, but not limited to, an Award erroneously granted to an individual who does not qualify as an eligible Participant on the date of grant. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Subsection 17.17 to any Award made under the Plan without further consideration or action.

2019 Proxy Statement

SPXFLOW VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 am (Central Time) on May 8, 2019.

Online
Go to **www.envisionreports.com/FLOW** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/FLOW

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2019 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:

	For	Against	Abstain
01 - Anne K. Altman	☐	☐	☐
02 - Patrick D. Campbell	☐	☐	☐
03 - Marcus G. Michael	☐	☐	☐
04 - Suzanne B. Rowland	☐	☐	☐

	For	Against	Abstain
2. To approve, on an advisory basis, the compensation of SPX FLOW's named executive officers as disclosed in its proxy statement	☐	☐	☐
3. To approve the amendment and restatement of the SPX FLOW, Inc. Stock Compensation Plan to increase the number of shares reserved for issuance thereunder by 2,000,000	☐	☐	☐
4. To ratify the appointment of Deloitte & Touche LLP as SPX FLOW's independent public accountants for 2019	☐	☐	☐

In their discretion, the proxies named herein are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Dear Stockholder:

The Annual Meeting of Stockholders of SPX FLOW, Inc. will be held at 8:00 a.m. (Eastern Time) on Wednesday, May 8, 2019 at the SPX FLOW's corporate headquarters located at 13320 Ballantyne Corporate Place, Charlotte, NC 28277, for the following purposes:

1. To elect four directors for a two-year term.
2. To conduct an advisory vote to approve the compensation of SPX FLOW's named executive officers as disclosed in its proxy statement.
3. To approve the amendment and restatement of the SPX FLOW, Inc. Stock Compensation Plan to increase the number of shares reserved for issuance thereunder by 2,000,000.
4. To ratify the appointment of Deloitte & Touche LLP as SPX FLOW's independent public accountants for 2019.
5. To transact any other business as may properly come before the meeting or any adjournment thereof.

Only holders of Common Stock of SPX FLOW, Inc. of record at the close of business on March 15, 2019 will be entitled to vote at the meeting or any adjournment thereof.

To be sure your vote is counted, we urge you to vote by telephone or by Internet. By giving your proxy, you do not affect your right to vote in person if you attend the meeting. Your prompt vote will aid the company in reducing the expense of additional proxy solicitation.

For stockholders with common shares held in the Company's KSOP Trust: It is important to remember that your specific voting directions to the Trustee are strictly confidential and may not be divulged by the Trustee to anyone, including the Company or any director, officer employee or agent of the Company. The Trustee will vote the shares being held by the Trust and not yet allocated to participants' accounts in the same manner and proportion as the shares for which the Trustee has received timely voting instructions. Shares in participants' accounts for which no timely voting instructions are received by the Trustee will be voted in the same manner.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/FLOW

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

SPX FLOW INC

Annual Meeting of Stockholders to be held May 8, 2019

Charlotte, North Carolina

Proxy Solicited by Board of Directors for Annual Meeting

The undersigned stockholder of SPX FLOW, Inc., a Delaware corporation, hereby appoints Marcus G. Michael and Jaime M. Easley, or either one of them, with full power of substitution, to act as his or her agents and proxies at the Annual Meeting of Stockholders of SPX FLOW, Inc. to be held in Charlotte, North Carolina on May 8, 2019 at 8:00 a.m. (Eastern Time) with authority to vote at said meeting, and adjournments thereof, as indicated below, all shares of stock of the Company standing in the name of the undersigned on the books of the Company.

This proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is made, this proxy will be voted "For" the election of each of the directors in Proposal 1 and "For" each of Proposals 2, 3 and 4.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

C Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B OF THIS CARD